As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-178651

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
POST-EFFECTIVE AMENDMENT NO.  2 TO

FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

United Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	6798	45-3770595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Jacob Frydman
c/o United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Peter M. Fass, Esq.
James P. Gerkis, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No.  2 consists of the following:

•	Registrant's Prospectus, dated , 2013, which supersedes Registrant's previous Prospectus, dated May 9, 2013, previously filed pursuant to Rule 424(b)(3), and all supplements to that Prospectus;
•	Part II to this Post-Effective Amendment No. 2 , included herewith; and
•	Signatures, included herewith.

PROSPECTUS

United Realty Trust Incorporated Maximum Offering of 100,000,000 Common Shares

United Realty Trust Incorporated, The Dual Strategy REIT, is a Maryland corporation that intends to invest in a wide variety of commercial property types. We intend to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2013. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

We are offering up to 100,000,000 shares of our common stock, $0.01 par value per share, or Common Shares, in our primary offering at a price of $10.45 per Common Share  on a “best efforts” basis through  Cabot Lodge Securities LLC, or Cabot Lodge, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of Common Shares.

We also are offering up to 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP. Until the NAV pricing start date, as defined below, the offering price per Common Share under our DRIP will be $ 10.00 . Following the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to our NAV per Common Share, as defined below under “Prospectus Summary — What is the offering price for our Common Shares?.” At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. For purposes of our DRIP and our share repurchase program, the term “NAV pricing start date” refers to the earliest to occur of: (a) our investing in assets with an aggregate cost, including our pro rata share (direct or indirect) of debt attributable to such assets, in excess of $1 billion; (b) our raising net offering proceeds of in excess of $650 million in our primary offering; and (c) January 15, 2015. The term “NAV” stands for “net asset value”. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

We are externally advised by United Realty Advisors LP, or our advisor.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 32 to read about risks you should consider before buying our Common Shares. These risks include the following:

•	There is no public trading market for our Common Shares, and there may never be one.
•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.
•	We and our advisor have a limited operating history, we have no established financing sources, and our sponsor has limited experience operating a public REIT.
•	Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the repurchase of Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be based upon subjective judgments, and may not reflect the amount that you might receive for your Common Shares in a market transaction.
•	Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us.
•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program.
•	We will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering or from borrowings (including borrowings secured by our assets); our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	The share ownership restrictions of the Internal Revenue Code of 1986, as amended, or the Code, for REITs and the share transfer and ownership limits in our charter may inhibit market activity in our Common Shares.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of our Common Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

PENNSYLVANIA INVESTORS: The minimum closing amount  of this offering was $2,090,000. Because the minimum closing amount was less than $ 104,500,000 , you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program’s subscriptions. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $ 52,250,000 in subscriptions. We will deposit subscription payments from Pennsylvania investors in an escrow account held by the escrow agent, UMB Bank, N.A., in trust for the subscribers’ benefit, pending release to us. Subscription payments held in escrow will be placed in short-term, low risk, highly liquid, interest-bearing investments prior to their investment in real estate-related assets. If a refund is made because of a failure to raise an aggregate of $ 52,250,000 in subscriptions, no amounts will be deducted from the escrow funds. If we do raise an aggregate of $ 52,250,000 in subscriptions, we will return all interest earned on proceeds in the escrow account prior to raising such amount and completing our initial issuance of Common Shares to Pennsylvania subscribers.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Common Share	$10.45	*	$0.73	*	$0.31	*	$9.41
Total Maximum(1)	$1,045,000,000	*	$73,000,000	*	$31,000,000	*	$941,000,000
Distribution Reinvestment Program(2)
Per Common Share	$10.00		$0.00		$0.00		$10.00
Total Maximum	$200,000,000		$0.00		$0.00		$200,000,000

*	Discounts on selling commissions and dealer manager fee are available for some categories of investors and for “single purchasers” (as defined below) of more than $1,000,000 in value of Common Shares.
(1)
The table assumes that the amounts of the selling commissions and dealer manager fee were and will be as disclosed herein for the life of this offering. However, the actual aggregate amounts of the selling commissions and dealer manager fee over the life of this offering will be lower than as set forth in this table, and the net proceeds (before expenses) higher, because prior to May 30, 2013, the amounts of the selling commissions and dealer manager fee were lower, as a percentage of the gross offering price of a Common Share, than the amounts described in this prospectus.

(2)	The table assumes a price under our DRIP of $ 10.00 per Common Share.
If we decide to continue our primary offering beyond two years from the commencement date of our initial public offering, or August 15, 2014, we will provide that information in a prospectus supplement.

The date of this prospectus is             , 2013.

INVESTOR SUITABILITY STANDARDS

An investment in our Common Shares involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. Persons who meet these standards and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our Common Shares as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Common Shares is appropriate.

In order to purchase Common Shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of Common Shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of Common Shares from our stockholders. These suitability standards require that a purchaser of Common Shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	a minimum net worth of at least $250,000; or
•	a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 250 Common Shares ($2,612.50) . You may not transfer fewer Common Shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your Common Shares so as to retain fewer than the number of Common Shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Common Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Each investor must have either (a) a net worth of at least $250,000, or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

Alabama

•	In addition to the suitability standards above, Common Shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

California

•	In addition to the general suitability requirements described above, each California investor’s maximum investment in our Common Shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Iowa

•	Each Iowa investor must have either (a) a minimum net worth of at least $250,000, or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•
It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the issuer and other non-traded REITs to not more than 10% of their liquid net worth.  For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with accounting principles generally accepted in the United States of America, or GAAP.

i

Kentucky

•	Each Kentucky investor must have either (a) a net worth of at least $250,000, or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Maine

•	Each Maine investor must represent that, in addition to the general standards described above, each Maine investor’s maximum investment in this offering and other direct participation programs will not exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•
Each Massachusetts investor must have either (a) a minimum net worth of at least $300,000, or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000. The investor’s maximum investment in the issuer and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

New Jersey

•	Each New Jersey investor must represent that, in addition to the general standards described above, each New Jersey investor has either (a) a liquid net worth of $100,000 and annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. Additionally, each New Jersey investor’s total investment in this offering and other non-traded real estate investment programs will not exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico

•	Each New Mexico investor must represent that, in addition to the general standards described above, each New Mexico investor's maximum investment in this offering and other direct participation programs will not exceed 10% of the investor's liquid net worth. “Liquid net worth'' is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Each North Dakota investor must represent that, in addition to the general standards described above, such investor has a net worth of at least ten times their investment in our offering.

Oregon

•	An Oregon investor's maximum investment in the issuer and its affiliates may not exceed 10% of that investor's liquid net worth.

Because the minimum closing amount of this offering was less than $ 104,500,000 , Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $ 52,250,000 in subscriptions.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, by the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, our sponsor, our dealer manager and the participating broker-dealers, as our agents, must make every reasonable effort to determine that the purchase of our Common Shares is a suitable and appropriate investment for an investor. In making this determination, our dealer manager or the participating broker-dealer, as applicable, will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (a) the participant is or will be in a financial position appropriate to enable him, her or it to realize the benefits described in the prospectus, (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (c) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for six years.

See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus, as it may be amended and supplemented from time to time. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our Common Shares. In this prospectus, references to “United Realty Trust Incorporated,” “our company,” “the company,” “we,” “us” and “our” mean United Realty Trust Incorporated, a Maryland corporation, together with United Realty Capital Operating Partnership, L.P., or our operating partnership, a Delaware limited partnership and the subsidiary through which we conduct substantially all our business except where it is clear from the context that the term only means the issuer of the Common Shares in this offering, United Realty Trust Incorporated, which we sometimes refer to as URTI. References to “United Realty” and our “sponsor” mean United Realty Advisor Holdings LLC, a Delaware limited liability company, which is controlled and indirectly owned by Jacob Frydman and Eli Verschleiser, who are sometimes referred to herein as the principals of our sponsor. When we refer to our “charter” in this prospectus, we are referring to our charter as it may be amended, supplemented or restated from time to time.

What is United Realty Trust Incorporated?

We are The Dual Strategy REIT. United Realty Trust Incorporated is a Maryland corporation incorporated on November 8, 2011 that intends to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

We expect to invest approximately 80% of our funds in direct real estate investments and other equity interests, and approximately 20% of our funds in debt interests, which may include bridge or mezzanine loans. We expect this breakdown to remain approximately the same even if we only raise an amount substantially less than our maximum offering amount.

Our sponsor is United Realty Advisor Holdings LLC, a Delaware limited liability company. Messrs. Jacob Frydman and Eli Verschleiser control and indirectly own our sponsor.

We are externally advised by our advisor. Our advisor conducts our operations and manages our portfolio of real estate investments. We have no paid employees. Messrs. Frydman and Verschleiser control our advisor and together hold a majority of the economic interests in it.

We intend to conduct our operations so that the company and its subsidiaries are not required to register as an investment company under the Investment Company Act.

Our office is located at 44 Wall Street, Second Floor, New York, NY 10005. Our telephone number is (212) 388-6800. Our fax number is (212) 388-6801, and our website address is www.unitedrealtytrust.com.

What is the status of the offering?

On August 15, 2012, we commenced our initial public offering on a “best efforts” basis of up to 100,000,000 Common Shares (exclusive of 20,000,000 Common Shares available pursuant to our DRIP). On December 28, 2012, we received and accepted aggregate subscriptions in excess of the minimum of 200,000 Common Shares, broke escrow (except for Pennsylvania investors) and issued Common Shares to our initial investors, who were admitted as stockholders. On May 24, 2013, the former dealer manager for our initial public offering, Allied Beacon Partners, Inc., or Allied Beacon, informed us that as a result of an award against Allied Beacon in an arbitration before the Financial Industry Regulatory Authority, Inc., or FINRA, in the amount of approximately $1.6 million, wholly unrelated to us or to Allied Beacon’s role as dealer manager for our initial public offering, Allied Beacon would not be able to meet its net capital requirement. Between May 30, 2013 and the date of this prospectus, our initial public offering was suspended as a result of Allied Beacon’s net capital violation.  Our initial public offering is resuming effective as of the date of this prospectus.

As of  June 30 , 2013, there were 545,057 Common Shares outstanding, including shares issued under our DRIP. As of  June 30 , 2013, there were approximately  99,454,943 million Common Shares available for sale, excluding shares available under our DRIP. As of  June 30 , 2013, we had received aggregate gross proceeds of approximately $5.4 million from the sale of approximately 524,122  million Common Shares in our public offering. As of  June 30, 2013, we had incurred, cumulatively to that date, approximately $508,681 in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our Common Shares.

In addition, we have sold 18,182 Common Shares to our sponsor for an aggregate purchase price of $200,000, and have sold 500,000 shares of preferred stock, subsequently exchanged for 500,000 shares of Sponsor Preferred Stock, or the Sponsor Preferred Shares, to our sponsor for an aggregate purchase price of $50,000. Pursuant to Section II.A.2 of the North American Securities Administrators Association Statement of Policy regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, our sponsor may not sell its initial investment while it remains our sponsor. Our sponsor is the sole owner of all outstanding Sponsor Preferred Shares. Upon (and for 180 days following) a sale or transfer of substantially all of our assets, stock or business (other than a sale of assets in our liquidation, dissolution or winding up), a listing of our Common Shares on a national securities exchange or the termination or non-renewal of our advisory agreement with our advisor, the Sponsor Preferred Shares will be convertible into Common Shares, and if the conversion is consummated, it will result in dilution of the interests of the holders of the Common Shares in us. If we were to liquidate, dissolve or wind up, the Sponsor Preferred Shares would not be convertible.

We will not sell any Common Shares to Pennsylvania residents unless we have received an aggregate of $ 52,250,000 in subscriptions from all investors pursuant to this offering. Pending the satisfaction of this condition, all subscription payments from Pennsylvania residents will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that can be readily sold or otherwise disposed of for cash without any dissipation of the offering proceeds invested.

What is the market opportunity?

We believe that the next two-and-a-half years (2013 – 15) should present a buying opportunity for investment in commercial real estate. Since 2008, commercial real estate prices generally have decreased, making it possible to acquire many properties for less than what such properties would have sold for five years ago and often for less than replacement cost. We also are in a historically low interest rate environment, which means that we expect to be able to borrow today at historically low interest rates. Leverage is one of the components that makes real estate attractive. When owners of real estate can borrow at a rate lower than the capitalization rates at which properties are priced, the owners will have positive leverage, resulting in net cash flow on invested equity at a rate higher than the capitalization rate.

It is our view and belief that we are approaching a “perfect storm” for property acquisitions now. Over the next few years, we believe several trends will occur which will make the acquisition of real estate assets attractive. We anticipate that in 2013 and 2014 a significant number of securitized loans will be coming due, which, when originally made, were at debt levels that will be difficult to refinance. We also expect that if certain regulations are promulgated relating to bank capital requirements, banks will sell real estate-related assets and foreclose on troubled real estate loans which they previously may have modified or extended. This should create a further buying opportunity for real estate investment. It is our view and belief that based on the sovereign debt crisis in Europe, many governments of industrialized nations will be forced to take actions that may result in an inflationary cycle in the mid- to long-term. For all these reasons, we believe we can acquire properties at below replacement cost, finance them with low interest rate debt, improve the value of the rental stream if and as inflation starts to take hold, and then dispose of the assets at higher prices towards the end of our holding period. If our view and belief are correct, we believe that our company will be well positioned to benefit based on the timing of its formation and expected types of asset acquisitions upon completion of the offering.

What is your dual strategy?

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. By pursuing both strategies simultaneously we believe we can most effectively achieve our desired investment objectives. In executing on our investment objectives we will consider the state of the current real estate and capital markets in the United States in conjunction with our views of likely future developments which will impact both the real estate and capital markets in the United States.

With respect to our strategy of acquiring stable, in-place cash-flowing assets, we perceive a unique opportunity to finance such assets with low interest financing as a way to effect a positive impact on cash flow, and, based on the length of term for which we are able to fix such interest rates, any assumable financing may be viewed by a potential purchaser as an attractive opportunity when we elect to exit such a transaction. Since we also believe that, on a longer term, inflation should play a significant role in the valuation of real estate assets, we will be focusing on acquiring properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore, we will generally not seek to acquire properties which are fully leased with fixed rents which are not adjustable if inflation occurs, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties.

At the same time, we will be pursuing our second strategy of acquiring assets which we believe, because of their property-specific characteristics or their market characteristics, may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs.

We intend that our overall strategy will involve one or more of the following attributes:

•	Diversified Portfolio — Once we have invested substantially all the proceeds of this offering, we expect to have acquired a well diversified portfolio based on property type, geography, investment strategy, tenant mix, lease expirations and other factors;
•	Growth Markets or Growth Opportunities — We expect that our properties either will be located in established or growing markets based on trends in population growth, employment, household income, employment diversification and other key demographic factors, or will be opportunities for value enhancement based on the need for recapitalization, repositioning or redevelopment; and

We intend to focus on maximizing stockholder value. Some of the key elements of our financial strategy include:

•	Seasoned Management — We will acquire and manage the portfolio through our advisor and its affiliates, including our sponsor’s seasoned team of ten professional managers who, although they have limited experience operating a public REIT, have over 150 years of combined operating history and extensive knowledge and expertise in commercial real estate;
•	Property Focus — We will utilize a property-specific focus that combines intensive leasing plans with cost containment measures, with the expectation that it will deliver a solid and stable income stream;
•	Stable Dividend — We intend to make monthly distributions. While we will seek to make distributions from operating revenues, we have made and may continue to make distributions at least partially from sources such as the proceeds of this offering or borrowings. Distributions from such sources would reduce the funds available for investment in properties and would reduce the amount of distributions we could make in the future. For more information, see “Risk Factors — Risks Related to an Investment in United Realty Trust Incorporated”;
•	Prudent Leverage — We will target a prudent leverage strategy with an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all the offering proceeds). For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors;
•	Upside Potential — We expect our portfolio to have upside potential from a combination of lease-up, rent growth, cost containment and increased cash flow; and
•	Exit Strategy — We expect to sell our assets, sell or merge our company or list our company, within six to nine years after the end of this offering.

What is a REIT?

We intend to elect to qualify and be taxed as a REIT commencing with our taxable year ending December 31, 2013.

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;
•	pays annual distributions to investors of at least 90% of its annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP ), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided that certain U.S. federal income tax requirements are satisfied.

However, under the Code, REITs are subject to numerous organizational and operational requirements. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT, we still may be subject to some U.S. federal, state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. See “Material U.S. Federal Income Tax Considerations.”

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;
•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange. See “— What are your exit strategies?”

We expect that a limited secondary market for the Common Shares may develop in which broker-dealers may offer to purchase your Common Shares, including through “mini-tender” offers, either for their own account or the accounts of other dealers. There can be no assurances that any such secondary market will develop, and any such secondary market would be likely to be limited and likely to price your Common Shares at a significant discount to the offering price per Common Share.

What is the offering price for your Common Shares?

The per share price for Common Shares in our primary offering is $10.45 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus).

Following the NAV pricing start date, the offering price per Common Share under our DRIP will vary and will be equal to our NAV on each business day, which we define as a day that the New York Stock Exchange is open, divided by the number of Common Shares outstanding as of the end of business on such day without giving effect to any Common Share repurchases and reinvestments of distributions effected on such day, which amount we refer to as our NAV per Common Share. After the close of business on the last business day of each month, we will file a pricing supplement, which will identify the NAV per Common Share for such month, with the Securities and Exchange Commission, or SEC, and we also will post the pricing supplement on our website at www.unitedrealtytrust.com. In addition to the monthly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV per Common Share by more than 5% from the NAV per Common Share disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV per Common Share, file a pricing supplement which would show the calculation of the daily NAV per Common Share and will provide an explanation as to the reason for the change. All investors whose repurchase requests have not been processed will have the right to rescind the repurchase transaction within ten days of such notice. You also may obtain the daily determination of our NAV per Common Share for purposes of our DRIP and our share repurchase program by calling our toll-free, automated telephone line at (855) REIT-NAV. Please note that the NAV pricing start date could occur as late as January 15, 2015.

Are there any risks involved in an investment in your Common Shares?

Investing in our Common Shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 32, which contains a detailed discussion of the material risks that you should consider before you invest in our Common Shares. The risks include the following:

•	There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. There are limits on your ability to sell Common Shares pursuant to our share repurchase program.
•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.
•	We and our advisor have a limited operating history, we have no established financing sources, and our sponsor has limited experience operating a public REIT.
•	Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

•	Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement and pursuant to the terms of the Sponsor Preferred Shares; these conflicts of interest could result in actions that are not necessarily in the long-term best interests of our stockholders.
•	The interests of holders of Common Shares will be diluted upon conversion of the Sponsor Preferred Shares. See “Risk Factors — There will be dilution of stockholders’ interests upon conversion of the Sponsor Preferred Shares.”
•	We will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering, cash advanced to us by our advisor, or from borrowings (including borrowings secured by our assets); this may reduce the amount of capital we invest and negatively impact the value of your investment. Our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.
•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.
•	Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the repurchase of Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be calculated based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per Common Share may not reflect the amount that you might receive for your Common Shares in a market transaction.
•	In calculating our daily NAV for purposes of our DRIP and our share repurchase program, our advisor will base its calculations in part on independent appraisals of our properties, the accuracy of which our advisor will not independently verify. Because valuation of our properties is inherently subjective, the NAV per Common Share that we publish for purposes of our DRIP and our share repurchase program may not necessarily reflect changes in our NAV and in the value of your Common Shares or the impact of extraordinary events that we cannot immediately quantify.
•	We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	To assist us in qualifying as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding Common Shares. In addition, our charter contains various other restrictions on ownership and transfer of our Common Shares.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor. Our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what does it do?

United Realty Advisors LP, an affiliate of our sponsor, is our advisor. Our advisor is responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

Our advisor has primary responsibility for making decisions regarding the selection and negotiation of real estate investments. Our advisor makes recommendations on all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination or extension of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions and certain significant press releases.

Our advisor employs  33 full-time employees and two consultants. Of the 16-person staff, 10 are real estate professionals who, although they have limited experience managing a public REIT, have over 150 years of combined real estate experience. The advisor has been funded with $ 8.0 million in capital commitments, approximately $7.0 million of which has been called and paid in to the advisor, and approximately $1.0 million is contractually obligated to be contributed to the advisor upon the making of capital calls by its general partner.

What is the experience of your advisor?

Our advisor is a limited partnership that was formed in the State of Delaware on July 1, 2011. Our advisor has a limited operating history and limited experience managing a public company.

What is the experience of your sponsor?

United Realty Advisor Holdings LLC, a Delaware limited liability company, is directly or indirectly controlled by Jacob Frydman and Eli Verschleiser, indirectly controls our advisor and is our sponsor. Our sponsor was formed on July 1, 2011 and has limited experience operating a public REIT. For information about the experience of the principals of our sponsor, see “Prior Performance Summary” and the tables included in Appendices A-1 and A-2 herein, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request. Prior programs, as well as investment activities for their own account, of the principals of our sponsor had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs or to those of the principals of our sponsor investing for their own account.

Who is United Realty Partners LLC, and what does it do?

United Realty Capital, LLC, a Delaware limited liability company controlled and indirectly owned by Messrs. Frydman and Verschleiser, was formed on October 11, 2011. Its name was changed to United Realty Partners LLC, or URP, on December 14, 2011. If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto.

How do you expect your portfolio to be allocated between real estate properties and real estate-related loans and securities?

We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related loans and securities. We plan to diversify our portfolio by geographic region, tenant mix, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide stable returns to our investors. Our management team has experience investing in many types of properties, and as a result may acquire a wide variety of property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. These properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. Properties may include multifamily properties purchased for conversion into condominiums or cooperatives (or blocks of sponsor units purchased for rental or resale), ground leases and properties intended to be converted from one use to another use. Some properties in which we invest may require development, redevelopment or repositioning. We also may seek out opportunities by acquiring assets from sellers who are financially distressed or face time-sensitive deadlines, or from owners or institutions who have acquired assets through foreclosure. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity the project. We also might buy debt secured by an asset with a view toward acquiring the asset as a result of foreclosure. We also may originate or invest in mortgages, bridge, or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. Assuming we sell the maximum offering amount, we intend to allocate approximately 80% of our portfolio to real estate properties, and approximately 20% to real estate-related loans and securities, which may include the equity securities of other REITs and real estate companies.

How do you select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each investment.

What types of real estate-related debt investments do you expect to make?

Assuming that we sell the maximum offering amount, we expect that our real estate-related debt investments, when aggregated with our real estate-related securities, will not constitute more than 20% of our portfolio or represent a substantial portion of our assets at any one time. With respect to our investments in such assets, we will focus primarily on investments in first mortgages. The other real estate-related debt investments in which we may invest include second mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Do you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How do you structure the ownership and operation of your assets?

We own our assets and conduct our operations through United Realty Capital Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our operating partnership. Because we conduct substantially all our operations through the operating partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

What conflicts of interest will your sponsor face?

Our sponsor and its affiliates and personnel will experience conflicts of interest in connection with the management of our business. Some of the material conflicts are as follows:

•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved.
•	Our sponsor or its affiliates will receive fees in connection with transactions involving the purchase, origination, financing, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us and in connection with any joint venture arrangements.
•	Our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, our sponsor will be entitled to convert its Sponsor Preferred Shares into Common Shares.
•	We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.
•	Following the NAV pricing start date, the asset management fee that we pay to our advisor or its assignees may be based on NAV (i.e., commencing on the NAV pricing start date we will pay our advisor or its assignees a monthly fee equal to the greater of (a) one-twelfth ( 1/12) of 1% of the average of our daily NAV for the preceding month and (b) one-twelfth ( 1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth ( 1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned). Furthermore, our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the calculation of our daily NAV. Because the asset management fee may be based on NAV, the advisor will benefit from our Common Shares having a higher NAV and therefore it has an incentive to cause the NAV to be higher. Moreover, our advisor and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s and its affiliates’ interests are not wholly aligned with those of our stockholders.
•	We have issued 500,000 shares of preferred stock, subsequently exchanged for 500,000 Sponsor Preferred Shares, to our sponsor in exchange for $0.10 per share. Our sponsor is the sole owner of all outstanding Sponsor Preferred Shares. Upon (and for 180 days following) a sale or transfer of substantially all of our assets, stock or business (other than a sale of assets in our liquidation, dissolution or winding up), a listing of our Common Shares on a national securities exchange or the termination or non-renewal of our advisory agreement with our advisor, the Sponsor Preferred Shares will be convertible into Common Shares, and if the conversion is consummated, it will result in dilution of the interests of the holders of the Common Shares in us. If we were to liquidate, dissolve or wind up, the Sponsor Preferred Shares would not be convertible. The possibility of conversion may influence our advisor’s judgment when recommending (or not recommending) to our board a sale or transfer of substantially all of our assets, stock or business, a listing of our Common Shares on a national securities exchange, or the termination or non-renewal of our advisory agreement. As the entity with ultimate control over our advisor, our sponsor can influence the conversion of the Sponsor Preferred Shares.

•	Our dealer manager, Cabot Lodge, is an affiliate of our advisor and will receive fees in connection with our public offering of Common Shares.

What fees have you paid or do you owe to your advisor and its affiliates to date?

Through  June 30, 2013, we have reimbursed our advisor for $ 104,006  in organization and offering expenses, and $ 1,292,509 representing reimbursement for general and administrative costs, which consisted primarily of professional fees, allocated salaries and office rent. We  paid   URP a supplemental transaction - based advisory fee for deal sourcing in the amount of $229,175 and paid our advisor an acquisition fee in the amount of $ 240,675 and a financing coordination fee in the amount of $145,000 in connection with an acquisition closed on March 29, 2013 ,  of which $84,038 remains payable as of June 30, 2013. We have paid $9,537 in property management fees and $44,819 in asset mangement fees to our advisor as of June 30, 2013.

What is the ownership structure of the company and the entities that perform services for you?

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us:

(1)	Jacob Frydman and Eli Verschleiser control and indirectly own United Realty Advisor Holdings LLC, our sponsor.
(2)	On November 25, 2011, United Realty Advisor Holdings LLC, our sponsor, acquired 500,000 shares of preferred stock, subsequently exchanged for 500,000 Sponsor Preferred Shares, for $0.10 per share, or an aggregate of $50,000. On November 17, 2011, our sponsor acquired 18,182 Common Shares for an aggregate purchase price of $200,000.
(3)	Certain passive investors with limited voting rights who are not affiliated with our sponsor directly hold approximately 33% and 18% of the economic interests in URTI GP, LLC and United Realty Advisors LP, respectively. Each of Jacob Frydman and Eli Verschleiser indirectly holds approximately 33.5% of the economic interests in URTI GP, LLC. Each of Messrs. Frydman and Verschleiser holds a 50% interest in our sponsor and an approximately 27.5% indirect interest in our advisor.

What are the fees that you will pay to the advisor, its affiliates and your directors?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. In the sole discretion of our advisor, URA Property Management LLC, or our property manager, our board of directors or URP, as applicable, certain fees and expenses may be paid, in whole or in part, in cash or in Common Shares. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”), and will be reduced for “single purchasers” of more than $1,000,000 in value of Common Shares. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares. The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
	Organization and Offering Stage
Selling Commissions	The dealer manager will be paid $ 0.73 per Common Share out of the Common Shares sold in our primary offering. Selling commissions will constitute approximately 7.0% of the offering price of $10.45 for Common Shares. No selling commissions will be paid on sales of Common Shares under our DRIP. The dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares.	$181,471	$93,796	$ 73,000,000 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Dealer Manager Fee	The dealer manager will be paid $0.31 per Common Share out of the Common Shares sold in our primary offering. The dealer manager fee will constitute approximately 3.0% of the offering price of $10.45 per Common Share. The dealer manager may reallow from the dealer manager fee up to $0.15 per Common Share to any participating broker-dealer for marketing support. No dealer manager fee will be paid with respect to sales under our DRIP.	$108,290	$55,011	$ 31,000,000 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Organization and Offering Expenses	We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices.	$62,144	$41,862	$ 20,900,000 The actual amount will depend on the number of Common Shares sold.
	Operational Stage
Acquisition Fees
We will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and acquisition expenses.
		$240,675	None.	$ 9,201,000 (or $ 26,289,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines)

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Acquisition Expenses
We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.
		$917,907	None.	$ 5,520,600 (or $ 15,773,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines)

Construction and Development Management Fee
We expect to engage our property manager to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.
		None.	None.	Not determinable at this time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Asset Management Fees
Until the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to one-twelfth ( 1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth ( 1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence, and (b) one-twelfth ( 1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month.
		$44,819	None.
Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.

Property Management Fees
Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay all or a portion of its property management fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as the expenses of third-party service providers. We will not, however, reimburse our property manager for the fees of third-party service providers, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees who are engaged in the on-site operation, management, maintenance or access control of our properties.
		$9,537	None.	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Leasing Fees
We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay all or a portion of its leasing fees to the third parties with whom it subcontracts for these services.
		None.	None.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.

Oversight Fee
For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.
		None.	None.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.
Operating Expenses
We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period.
		Our advisor incurred $1,410,150 of total operating expenses during the period, of which $775,509 was reimbursed by us and $634,641 was absorbed by the advisor.	Our advisor incurred $1,099,616 of total operating expenses during the period, of which $517,133 was reimbursed by us and $582,483 was absorbed by the advisor.	Not determinable at this time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*

Additionally, we will reimburse our advisor for personnel costs in connection with other services, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.
		None.	None.

Financing Coordination Fee
If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments, we will pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.
		$145,000, of which $84,038 remains payable as of June 30, 2013.	None.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Supplemental Transaction-Based Advisory Fees
If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee.
		$229,175	None.	Not determinable at this time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Awards Under Our Stock Incentive Plan
We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our compensation committee will determine all awards under our stock incentive plan and the vesting schedule for the grants.
$59,850

During the six months ended June 30, 2013, we granted 15,774 Common Shares under the stock incentive plan, of which 6,300 were fully vested on the date of grant and the remainder will vest over 15 months effective April 1, 2013. The 6,300 fully vested Common Shares were granted to our employees, to one of our affiliates and to an independent consultant for services provided to us, and the 9,474 shares of restricted stock were granted to our independent directors in lieu of paying their annual fees in cash. During the six months ended June 30, 2013 we expensed $18,000 related to the amortization of the independent directors’ restricted stock.
			None.
The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time and in any event will not exceed 5,000,000 Common Shares (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Compensation of Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day.	$ 90,000 During the six months ended June 30, 2013, we granted 9,474 shares of restricted stock to our independent directors in lieu of paying their annual fees in cash, and expensed $18,000 related to the amortization of such restricted stock.	$6,500	The independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $260,000, payable in cash or Common Shares.

We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our compensation committee will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Subordinated Share of Annual Cash Flows
Our advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non- compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sale of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the NASAA REIT Guidelines, acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our use of “net cash flow”, a non-GAAP measure, as a metric instead of GAAP net income likely will result in the payment of a higher amount to our advisor than if our advisor were to receive, annually, an amount equal to 15% of GAAP net income after payment of such 7% annual return. We cannot assure you that we will provide such 7% annual return, which we have disclosed solely as a measure for our advisor’s incentive compensation. Because such 7% annual return may consist in part of distributions from sources other than operating cash flow, the source of such 7% annual return may not be entirely from net income; to the extent that the source of such 7%
		None.	None.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*

annual return is not from net income, then the value of your Common Shares may be impacted negatively. Our advisor may have an incentive to increase the amount of distributions from sources other than operating cash flow in order to maximize its subordinated share of annual cash flows. Our advisor may receive a subordinated share of annual cash flows even if distributions to holders of Common Shares have exceeded our cash flows from operations.

Liquidation/Listing Stage
Real Estate Disposition Commissions
For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a real estate disposition commission equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the preparation by our advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor or its affiliates in connection with a sale.
		None.	None.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)
Upon (and for 180 days following) the occurrence of a Triggering Event, as defined under “Description of Shares — Sponsor Preferred Shares,” each outstanding Sponsor Preferred Share becomes convertible into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined below, plus a non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by us by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that we repurchased under our share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from us.
		None.	None.
If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if less than $100 million of gross proceeds is raised) to $ 52.25 million (if the maximum offering is sold). (These estimates assume that a Common Share is worth $ 10.45 and that no investors participate in our DRIP).

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that repurchases of Common Shares by our stockholders would have upon such fee amounts.

How many real estate investments do you currently own?

As of August 15 , 2013, we had acquired interests in  three real estate-related assets. As of August 15 , 2013, we had total real estate investments, at cost, of approximately $ 23.9 million. See “Description of Real Estate Investments”. Because we have not yet identified any additional assets that we will acquire, we are considered to be a blind pool. As property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our Common Shares. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

We have acquired assets in joint ventures, and we may continue to do so. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We also may want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our advisor would use to evaluate our other investments.

If I buy Common Shares, will I receive distributions and how often?

On December 28, 2012, our board of directors declared daily distributions on our Common Shares at a daily rate of $0.00210958904 per Common Share. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so.  The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments.  Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.  In these instances, we expect to look to proceeds from this offering, to proceeds from the issuance of securities in the future, or to third-party borrowings, to fund our distributions.  We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source without limits, including proceeds from this offering, from borrowings or from the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of this offering to pay distributions.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain.  If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three Months Ended				Six Months Ended
	March 31, 2013		June 30, 2013		June 30, 2013
		Percentage		Percentage		Percentage
Distributions:		of Distributions		of Distributions		of Distributions
Distributions paid in cash	$16,808		$52,100		$68,908
Distributions reinvested	14,600		34,435		49,035
Total distributions	$31,408		$86,535		$117,943

Source of distribution coverage:
Cash flows provided by operations	$—	0.0%	$—	0.0%	$—	0.0%
Common Shares issued under the DRIP	14,600	46.5%	34,435	39.8%	49,035	41.6%
Proceeds from issuance of Common Shares	16,808	53.5%	52,100	60.2%	68,908	58.4%
Total sources of distributions	$31,408	100.0%	$86,535	100.0%	$117,943	100.0%

Cash flows used in operations (GAAP basis)	$(2,328,232)		$(943,008)		$(3,271,240)
Net loss attributable to stockholders (in accordance with GAAP)	$(1,969,778)		$(133,989)		$(2,103,768)

May I reinvest my distributions in Common Shares of United Realty Trust Incorporated?

Yes. You may participate in our DRIP by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $ 10.00 . After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. Please note that the NAV pricing start date could occur as late as January 15, 2015. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants.

For purposes of your DRIP and share repurchase program, what is the “NAV pricing start date” and how will it be determined?

For purposes of our DRIP and our share repurchase program, the “NAV pricing start date” is the earliest to occur of: (a) our investing in assets with an aggregate cost, including our pro rata share (direct or indirect) of debt attributable to such assets, in excess of $1 billion; (b) our raising net offering proceeds of in excess of $650 million in our primary offering; and (c) January 15, 2015.

For purposes of your DRIP and share repurchase program, how will your advisor calculate NAV per Common Share?

Following the NAV pricing start date, for purposes of our DRIP and our share repurchase program, our advisor will be responsible for calculating our daily NAV at the end of each business day. Our board of directors will review the method of NAV calculation quarterly. To calculate our daily NAV per Common Share, our advisor will determine the net value of our operating partnership’s real estate and real estate-related assets, based in part on a valuation by an independent valuer. First, our advisor will subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add the value of any assets held by URTI, including cash and cash equivalents (other than the value of its interest in the operating partnership), and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. The result of this calculation will be our NAV as of the end of any business day.

In determining the value of the real estate and real estate-related assets, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets, which will be held primarily in our operating partnership, and also will consider the metrics that the independent valuer used in arriving at those values. The independent valuer will provide these metrics to our advisor, and they will be incorporated into our advisor’s daily calculation of NAV. In order to estimate our portfolio’s market value, the independent valuer will analyze the cash flow from, and other characteristics of, each property in the portfolio and compile a projection of cash flows for the portfolio as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and also may consider additional valuation methodologies; provided, however , that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by our board of directors, and industry practices.

For purposes of our DRIP and our share repurchase program, we aim to provide a reasonable estimate of the market value of our Common Shares. However, the methodologies will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions are used, different estimates likely will result. Therefore, the daily NAV per Common Share calculation may not reflect the precise amount that you could receive for your Common Shares in a market transaction. It is not known whether repurchasing or non-repurchasing stockholders whose shares are or are not being repurchased, or stockholders electing or not electing to participate in our DRIP, will benefit from such disparity.

In addition, our published NAV per Common Share may not fully reflect the economic impact of certain extraordinary events on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine any appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Distributions that you receive (not designated as capital gain dividends or qualified dividend income), including distributions reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us. Some portion of your distributions may not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend or qualified dividend income, and which is in excess of our current and accumulated earnings and profits, is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates (subject to certain exceptions for corporate stockholders). Please note that each investor’s tax considerations are different; therefore, you should consult with your tax advisor prior to making an investment in our Common Shares.

How will you use the proceeds raised in this offering?

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The scenario assumes that we sell the maximum of 100,000,000 Common Shares in this offering, with an offering price  of $10.45 per Common Share, and that no Common Shares under our DRIP are sold.  Our organizational documents permit us to pay distributions from any source, including proceeds of the offering.

The table does not give effect to special sales or volume discounts which could reduce selling commissions or the dealer manager fee and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. Furthermore, it assumes that offering proceeds are not used to pay distributions or any fees that are described under “Compensation Table” but that are not set forth in the table. Percentages are rounded to the nearest hundredth of a percent.

	Maximum Offering (Not Including DRIP)
	Amount	Percent
Total offering price paid by investors	$1,045,000,000	100.00%
Less offering expenses:
Selling commissions and dealer manager fee (1)	$104,000,000	9.95%
Organization and offering expenses (2)	$20,900,000	2.00%
Amount available for investment or distribution	$920,100,000	88.05%
Acquisition:
Acquisition fees	$9,201,000	0.88%
Acquisition expenses	$5,520,600	0.53%
Amount invested in assets (3)	$905,378,400	86.64%

(1)
The table assumes that the amounts of the selling commissions and dealer manager fee were and will be as disclosed herein for the life of this offering. However, the actual aggregate amounts of the selling commissions and dealer manager fee over the life of this offering will be lower than as set forth in this table, and the amount available for investment or distribution higher, because prior to May 30, 2013, the amounts of the selling commissions and dealer manager fee were lower, as a percentage of the gross offering price of a Common Share, than the amounts described in this prospectus.  Total underwriting compensation could be up to 10% of total offering proceeds as a result of non-cash compensation items paid to registered representatives of our dealer manager and the participating broker-dealers, including gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager’s FINRA counsel.

(2)	Our advisor will advance our organization and offering expenses (which may include reimbursements to be paid to the dealer manager and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices) to the extent we do not have the funds to pay such expenses. We will reimburse our advisor up to 2% of the total offering price paid by investors for organization and offering expenses.
(3)	This table does not give effect to any leverage.

What kind of offering is this?

We are offering up to 100,000,000 Common Shares on a “best efforts” basis at $10.45 per Common Share. Volume discounts are available to investors who purchase more than $1,000,000 in Common Shares through the same broker-dealer. Discounts are also available for certain categories of purchaser, as described under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers.” We also are offering up to 20,000,000 Common Shares pursuant to our DRIP. Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $10.00. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

How does a “best efforts” offering work?

When Common Shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the Common Shares and it has no firm commitment or obligation to purchase any of the Common Shares. Therefore, we may sell substantially less than what we are offering.

Who is the dealer manager?

Cabot Lodge, our dealer manager, is a  Delaware limited liability company and a member firm of FINRA, that is directly or indirectly owned by our sponsor. Cabot Lodge  serves as the dealer manager for our best efforts offering and also has authorized other broker-dealers that are FINRA members to sell our Common Shares.

How long will this offering last?

We expect to sell the 100,000,000 Common Shares offered in our primary offering by August 15, 2014. If we have not sold all the Common Shares offered in our primary offering  by such date,  we may continue the primary offering for an additional year, until August 15, 2015. If we decide to continue our primary offering beyond  August 15, 2014,  we will provide that information in a prospectus supplement. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to our DRIP through the reinvestment of distributions, in which case participants in our DRIP will be notified. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually.

Who can buy Common Shares?

An investment in our Common Shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. An investor can buy Common Shares in this offering if such investor has either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain states, as described under “Investor Suitability Standards”.

Who might benefit from an investment in our Common Shares?

An investment in our Common Shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our Common Shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of 250 Common Shares ($2,612.50). After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Are there any special restrictions on the ownership or transfer of Common Shares?

Yes. Our charter contains restrictions on the ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively). These restrictions are designed to, among other purposes, enable us to comply with ownership restrictions imposed on REITs by the Code. Our charter also limits your ability to transfer your Common Shares unless (a) the prospective purchaser meets the suitability standards regarding income or net worth, and (b) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in Common Shares?

Yes. The section of this prospectus titled “ERISA Considerations” describes the effect the purchase of Common Shares will have on IRAs and retirement plans subject to the Code or ERISA. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Common Shares for a retirement plan or an IRA should carefully read this section of the prospectus. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income, or UBTI, or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account; (c) whether the investment will generate UBTI to your IRA, plan or other account; (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account; (e) the need to value the assets of your IRA, plan or other account annually or more frequently; and (f) whether the investment would constitute a prohibited transaction under applicable law. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

How do I subscribe for Common Shares?

If you choose to purchase Common Shares in this offering, you will need to complete and sign a subscription agreement (in substantially the form attached to this prospectus as Appendix B) for a specific number of Common Shares and pay for the Common Shares at the time of your subscription.

Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

No. Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interest of our stockholders. Stockholders who have held their Common Shares for at least one year may make daily requests that we repurchase all or a portion (but generally at least 25%) of their Common Shares pursuant to our share repurchase program, but we may not be able to fulfill all repurchase requests. Prior to the NAV pricing start date, stockholders who have held their Common Shares for at least one year may have their Common Shares repurchased (a) in the case of hardship, as defined below, at the total offering price paid, or (b) in the sole discretion of our advisor, at a price of 92% of the total offering price paid, but in neither event at a price greater than the offering price per Common Share under our DRIP. Following the NAV pricing start date, the repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering. We define “hardship” to mean: (i) the death of a stockholder; (ii) the bankruptcy of a stockholder; (iii) a mandatory distribution under a stockholder’s IRA; or (iv) another involuntary exigent circumstance, as approved by our board. Prior to the NAV pricing start date, we will limit the Common Shares repurchased during any calendar quarter to 1.25% of the weighted average number of Common Shares outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period. Following the NAV pricing start date, we will limit Common Shares repurchased during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter or as of the NAV pricing start date if it occurred during the then-current quarter, or approximately 20% of our NAV in any 12-month period. Please note that the NAV pricing start date could occur as late as January 15, 2015. Our advisor will evaluate our capital needs and the amount of available cash and other liquid assets each quarter and may elect to increase the amount available for repurchase during such quarter. In addition, you will only be able to repurchase your Common Shares to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. We may not always have sufficient liquid resources to satisfy all repurchase requests. In order to provide liquidity for repurchases, we intend to maintain the following percentage of the overall value of our portfolio in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties (collectively, “liquid assets”): (A) 15% of our NAV up to $333 million; (B) 10% of our NAV between $333 million and $667 million; and (C) 5% of our NAV in excess of $667 million. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit. Our board of directors in its discretion may modify, suspend or terminate our share repurchase program for any reason. See “Share Repurchase Program.”

What are your exit strategies?

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will begin an orderly sale of our properties and other assets. In making the decision to apply for listing of our Common Shares, our board of directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. The board also would likely consider whether there was a large pent-up demand to sell our Common Shares when making decisions regarding listing or liquidation.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or SOX, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our Common Shares a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an“emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an“emerging growth company” for up to five years, or until the earliest to occur of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a“large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), and (iii) the date on which we have, during the preceding three-year period, issued more than $1 billion in non-convertible debt.

Are there any Investment Company Act considerations?

We intend to conduct our operations so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that our company and most, if not all, of its wholly owned and majority-owned subsidiaries are not investment companies under the 40% test or can rely on Rule 3a-1 under the Investment Company Act. Rule 3a-1 under the Investment Company Act, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees' securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine the compliance of our company with Section 3(a)(1)(C) or the exemption provided in Rule 3a-1.

In addition, we believe that neither our company nor any of its wholly owned or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or propose to engage primarily, or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

What types of reports on my investment will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	so long as we are making distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	supplements to the prospectus, via mailings or website access; and
•	following the NAV pricing start date, our current NAV per Common Share for purposes of our DRIP and our share repurchase program via our toll-free, automated line, (855) REIT-NAV, or on our website at www.unitedrealtytrust.com.

When will I get my detailed tax information?

We intend to issue and mail your Internal Revenue Service, or IRS, Form 1099-DIV tax information, or such other successor form, by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

United Realty Trust Incorporated – Investor Relations
44 Wall Street, Second Floor
New York, NY 10005
(855) REIT-NAV (734-8629)
(212) 388-6800
Email: IR@UnitedRealtyTrust.com
www.UnitedRealtyTrust.com

Who is the transfer agent?

The name and address of our transfer agent is as follows:

Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, CA 94901-5529
(888) 966-1763
Email: UnitedRealtyServiceTeam@phxa.com

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

RISK FACTORS

Your purchase of Common Shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Common Shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.

Risks Related to an Investment in United Realty Trust Incorporated

There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. If you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.

There currently is no public market for our Common Shares, and there may never be one. If you are able to find a buyer for your Common Shares, you may not sell your Common Shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively), which may inhibit large investors from desiring to purchase your Common Shares.

Repurchase of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such repurchases. Prior to the NAV pricing start date, stockholders may have their Common Shares repurchased (a) in the case of hardship, as defined in the section of this prospectus titled “Share Repurchase Program,” at the total offering price paid, or (b) in the sole discretion of our advisor, at a price equal to 92% of the total offering price paid, but in neither event at a price greater than the offering price per Common Share under our DRIP. Following the NAV pricing start date, the Common Shares may be repurchased at a price equal to 95% of the NAV per Common Share as of the repurchase date (although while the primary offering is ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering), not the original total offering price. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares to us, including a requirement that you shall have held your Common Shares for a period of one year before they will be eligible for repurchase. Therefore, you may be required to sell your Common Shares at a substantial discount to the price you originally paid. Furthermore, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to amend the terms of, suspend or terminate our share repurchase program. Additionally, our board of directors reserves the right, in its sole discretion, to reject an individual stockholder’s request for repurchase for any reason at any time. Therefore, it will be difficult for you to sell your Common Shares promptly or at all.

It also is likely that your Common Shares would not be accepted as the primary collateral for a loan. You should purchase the Common Shares only as a long-term investment because of the illiquid nature of the Common Shares. See “Investor Suitability Standards,” “Description of Shares — Restrictions on Ownership of Shares” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your Common Shares.

You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program or to reject any request for repurchase. In addition, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares. Our ability to fulfill repurchase requests is subject to a number of limitations. Most importantly, most of our assets consist of real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. In addition, following the NAV pricing start date, we will limit Common Shares repurchased during a calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12-month period. Please note that the NAV pricing start date could occur as late as January 15, 2015. Furthermore, our board of directors may limit, modify or suspend our share repurchase program, and our advisor may limit the amount of repurchases on a quarterly basis. Repurchase of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such repurchases. Prior to the NAV pricing start date, stockholders may have their Common Shares repurchased (a) in the case of hardship, as defined in the section of this prospectus titled “Share Repurchase Program,” at the total offering price paid, and (b) otherwise, in the discretion of our board of directors, at 92% of the total offering price paid, but in neither event at a price greater than the offering price per Common Share under our DRIP. Following the NAV pricing start date, the Common Shares may be repurchased at a price equal to 95% of the NAV per Common Share as of the repurchase date; provided, however, that while the primary offering is ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering. See “Share Repurchase Program.”

This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have made only three investments in real estate or real estate-related assets, this is considered a blind pool offering, and you will not have the opportunity to evaluate our investments before we make them. We will seek to invest substantially all our offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We have established policies relating to the creditworthiness of tenants, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy or different types of tenants. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria — Acquisition Policies.”

We and our advisor have a limited operating history, we have no established financing sources, our sponsor has limited experience operating a public REIT, and the performance of the prior real estate investment programs of the principals of our sponsor may not be indicative of our future results.

We and our advisor have a limited operating history. You should not rely upon the past performance of other real estate investment programs sponsored by the principals of our sponsor to predict our future results. We were incorporated on November 8, 2011 and, as of the date of this prospectus, have made only three investments in real estate or real estate-related assets. Accordingly, the prior performance of real estate investment programs sponsored by the principals of our sponsor may not be indicative of our future results.

Moreover, we have no established financing sources other than our offering proceeds. If our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments, as well as for potential investors in us; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Our sponsor has limited experience in managing a public REIT.

Our sponsor was formed on July 1, 2011 and has a limited operating history. Further, our sponsor has limited experience operating a public REIT in compliance with the numerous technical restrictions and limitations set forth in the Code applicable to REITs or in compliance with the restrictions required to maintain an exemption from the Investment Company Act. Our sponsor’s limited experience in managing an investment portfolio under regulatory constraints applicable to public REITs may hinder our ability to achieve our investment objectives. In addition, our sponsor’s limited experience in managing a public REIT makes it more likely that we will experience challenges that could hinder our operations or otherwise adversely affect our status as a REIT and our ability to maintain our exemption from registration under the Investment Company Act. However, our sponsor is directly or indirectly controlled by Messrs. Frydman and Verschleiser, both of whom have been involved in prior programs and investment activities. For information about the qualifications and experience of the principals of our sponsor, see “Management — Executive Officers and Directors,” “Prior Performance Summary” and the tables included in Appendices A-1 and A-2 herein.

Our dealer manager, Cabot Lodge, has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of Cabot Lodge to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Cabot Lodge, an affiliate of our advisor, to serve as the dealer manager of this offering. Cabot Lodge has a limited operating history, and this is the first public offering it has conducted. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Cabot Lodge to build and maintain a network of broker-dealers to sell our Common Shares to their clients. These broker-dealers also may be engaged by other REITs and they may choose to emphasize the sale of those REITs’ shares over the sale of our Common Shares. If Cabot Lodge is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements, as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more Common Shares we sell in this offering, the greater our challenge will be to invest all the net offering proceeds on attractive terms. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

The principals of our sponsor have been involved in investments that have faced adverse business developments, including, in the case of our chairman, bankruptcies.

Messrs. Frydman and Verschleiser, the principals of our sponsor, have been involved in prior programs and investment activities that faced adverse business developments, and certain projects with which Mr. Frydman was involved resulted in bankruptcy filings. For more information on these adverse business developments, please see “Prior Performance Summary —Recent Adverse Business Developments.” These adverse developments may negatively affect a potential investor’s assessment of our ability to meet our investment objectives, which in turn may hinder our ability to raise substantial funds in this offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which may negatively affect the value of your investment.

We will make some or all our distributions from sources other than our cash flow from operations; this will reduce our funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets. We will make some of or all our distributions from financings or the net proceeds from our public offering; this will reduce the funds available for acquiring properties and other investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced. Our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor that has made significant equity investments in its company.

Our sponsor has only invested $250,000 in us, through the purchase of 18,182 Common Shares at $10.00 per share, and 500,000 shares of preferred stock, subsequently exchanged for 500,000 Sponsor Preferred Shares, at $0.10 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have less exposure to loss, notwithstanding its ownership of the Sponsor Preferred Shares, if the value of our Common Shares decreases, than it would if it held a greater number of Common Shares. Without a large holding of Common Shares by our sponsor aligning the incentives of our sponsor with those of our stockholders, our stockholders may be at a greater risk of loss.

To the extent offering proceeds are used to pay fees to our advisor or its affiliates or to fund distributions, our investors will realize dilution and later investors also may realize a lower rate of return than investors who invest earlier in this offering.

Our advisor and its affiliates provide services for us in connection with, among other things, the offer and sale of our Common Shares, the selection and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans and the disposition of our assets. We pay them substantial upfront fees for some of these services, which reduces the amount of cash available for investment in real estate or distribution to you. Largely as a result of these substantial fees, we expect that approximately 86.64 % of the total offering price received from investors will be available for investment in real estate or distribution, depending primarily upon the number of Common Shares we sell.

In addition, we may use offering proceeds to fund distributions, and later investors who do not receive those distributions will therefore experience additional immediate dilution of their investment. Also, to the extent we incur debt to fund distributions earlier in our public offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.

The use of offering proceeds to pay fees to our advisor and its affiliates or to fund distributions increases the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the Common Shares in our offering.

   Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors, both because earlier investors may receive a relatively larger proportion of distributions from sources other than operating cash flow, and because of dilution if, assuming our NAV per Common Share has increased beyond the offering price per Common Share, later investors continue to buy Common Shares at $10.45 per Common Share.

  There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some of or all our distributions will be paid from other sources, such as from the proceeds of our public offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

  Additionally, even after the NAV pricing start date, if our primary offering is still ongoing, we will continue to offer Common Shares in this offering at $10.45 per Common Share. If, following the NAV pricing start date, our NAV per Common Share increases to a level higher than $10.45 per Common Share, and new investors continue to buy Common Shares at $10.45 per Common Share, stockholders who invested when the NAV per Common Share (whether or not it was calculated yet) was lower than $10.45 per Common Share may experience immediate dilution, which may be substantial, in the value of their Common Shares.

Investors who invest in us before the NAV pricing start date may be diluted if the NAV pricing start date occurs before the end of our primary offering and our NAV per Common Share falls below the price such investors paid. If, during our primary offering, our daily NAV falls significantly below our offering price, investors may be deterred from purchasing Common Shares.

Following the NAV pricing start date, the offering price per Common Share under the DRIP and the share repurchase program will vary from day to day based on our NAV per Common Share on each business day. Investors who invest in us before the NAV pricing start date may be diluted if the NAV pricing start date occurs before the end of our primary offering and our NAV per Common Share falls below the price such investors paid, because other stockholders may purchase shares under our DRIP at the lower price of NAV per Common Share. If, during our primary offering, our daily NAV falls significantly below our offering price, investors may be deterred from purchasing Common Shares. If we do not raise significant additional funds in this offering, it is likely that we will not be able to achieve optimal diversification and that our profitability will fluctuate with the performance of individual assets. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Common Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, to the extent we are not able to raise additional funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

There will be dilution of stockholders’ interests upon conversion of the Sponsor Preferred Shares.

Our sponsor holds 500,000 Sponsor Preferred Shares that are convertible into Common Shares, as described under “Stock Ownership.” The Sponsor Preferred Shares are convertible into Common Shares upon (and for 180 days following) the occurrence of a Triggering Event, as specifically described under “Description of Shares — Sponsor Preferred Shares”. The conversion of the Sponsor Preferred Shares into Common Shares will result in dilution of the interests of holders of Common Shares.

If the Sponsor Preferred Shares become convertible into Common Shares, each outstanding Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Our sponsor, as the sole manager of the general partner of our advisor, can influence the conversion of the Sponsor Preferred Shares issued to it and the resulting dilution of other stockholders’ interests. See “Conflicts of Interest — Conflicts with Respect to Sponsor Preferred Shares.”

The Sponsor Preferred Shares have preferences that limit the amount of proceeds that the holders of Common Shares may receive upon our liquidation, dissolution or winding up.

Our sponsor holds all the outstanding 500,000 Sponsor Preferred Shares, which have a preference upon our liquidation, dissolution or winding up as described below. Upon our liquidation, dissolution or winding up, the Sponsor Preferred Shares will receive a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the amount of Invested Capital, as defined under “Description of Shares — Sponsor Preferred Shares,” plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. Our sponsor can influence whether substantially all of our assets, stock or business is transferred or sold, whether our Common Shares are listed and whether our advisory agreement is terminated or allowed to expire without renewal, resulting in the convertibility of the Sponsor Preferred Shares into Common Shares. The effect of the conversion of the Sponsor Preferred Shares is that our sponsor would own approximately 2.7% to 5.5% of the total number of Common Shares outstanding following the conversion (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions), pursuant to the conversion ratio applicable to the Sponsor Preferred Shares, in exchange for an aggregate payment of $50,000. See “Description of Shares — Sponsor Preferred Shares.”

The investment objectives of the prior programs of the principals of our sponsor, and the investment objectives of Eli Verschleiser’s non-public program investments, and of Jacob Frydman’s investments for his own account, were markedly different from our own, so the performance of such prior investments are not indicative of the returns, if any, we may achieve.

Our primary investment objectives are to achieve stable cash distributions, preservation of capital, diversification, growth, and future liquidity, through a dual strategy involving acquisitions of stabilized, cash-flowing properties and of opportunistic properties. The section of this prospectus titled “Prior Performance Summary” and the tables included in Appendices A-1 and A-2 herein, which we have filed with the SEC, disclose the prior performance of affiliates of our sponsor, but the investment objectives of the programs and other investments disclosed were markedly different from our own. For example, prior investment objectives of some of Mr. Frydman’s prior investments were capital appreciation with a secondary objective of income, which differ from our investment objectives of stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale and the potential for future liquidity. Additionally, Mr. Verschleiser’s non-public program investments were made with an investment objective of generating returns from the sale of real estate owned or foreclosed properties acquired from banks and servicers at bulk sale pricing. Because the investment objectives of such prior programs and other investments diverged so widely from ours, the results of those programs and other investments are not indicative of the returns, if any, we may achieve.

Our advisor will receive a subordinated share of annual cash flows for years in which a specified return to holders of our Common Stock is achieved. However, if the return is not achieved in subsequent years, and even if our company suffers a loss, the advisor will not be obligated to return to our company any portion of the subordinated share of annual cash flows it has received.

Our advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. However, if such 7% annual return is not achieved in subsequent years, and even if our company suffers a loss, our advisor will not be obligated to return to our company any portion of the subordinated share of annual cash flows it has received. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the NASAA REIT Guidelines, acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our use of “net cash flow”, a non-GAAP measure, as a metric instead of GAAP net income likely will result in the payment of a higher amount to our advisor than if our advisor were to receive, annually, an amount equal to 15% of GAAP net income after payment of such 7% annual return. We cannot assure you that we will provide such 7% annual return, which we have disclosed solely as a measure for our advisor’s incentive compensation. Because such 7% annual return may consist in part of distributions from sources other than operating cash flow, the source of such 7% annual return may not be entirely from net income; to the extent that the source of such 7% annual return is not from net income, then the value of your Common Shares may be impacted negatively. Our advisor may have an incentive to increase the amount of distributions from sources other than operating cash flow in order to maximize its subordinated share of annual cash flows. Our advisor may receive a subordinated share of annual cash flows even if distributions to holders of Common Shares have exceeded our cash flows from operations. In addition, our sponsor owns the Sponsor Preferred Shares, which upon our liquidation, dissolution or winding up, would receive a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the amount of Invested Capital, as defined under “Description of Shares — Sponsor Preferred Shares,” plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. Any cash flows to holders of Common Shares in excess of the 7% annual return contemplated by the subordinated share of annual cash flows would constitute a return of capital for purposes of the preference of the Sponsor Preferred Shares, so the amount of Invested Capital for purposes of the preference of the Sponsor Preferred Shares would be lower, allowing the sponsor to receive a larger amount of cash flow upon our liquidation, dissolution or winding up.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. We are dependent on funds from this offering to make additional investments, resulting in greater diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. If we do not raise significant additional funds in this offering, the more likely it will be that we will not be able to achieve significant diversification and the likelihood of our profitability being affected by the performance of any one of our investments will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Common Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, to the extent we are not able to raise additional funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of our chairman, certain executive officers and other key personnel of us, Cabot Lodge, our advisor and its affiliates. We do not have employment agreements with our chairman and executive officers, and we cannot guarantee that they will remain affiliated with us. Although our chairman and president and several of our executive officers and other key personnel have entered into employment agreements with our advisor or affiliates of our advisor, including URTI GP, LLC, the general partner of our advisor, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, Cabot Lodge, our advisor or its affiliates, our operating results could suffer. We do not intend to maintain key person life insurance on any of our key personnel. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve becoming “self-managed” by internalizing our management functions, particularly if we seek to list our Common Shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may elect to negotiate to acquire our advisor’s and property manager’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. An internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned our subordinated share of annual cash flows. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per Common Share and modified funds from operations per Common Share attributable to your investment. We will not be required to seek a stockholder vote to become self-managed.

In addition, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and SEC reporting and compliance. If stockholders or other interested parties file a lawsuit related to, or challenging, an internalization transaction, we could incur high litigation costs that would adversely affect the value of your Common Shares. We also would incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards under our stock incentive plan, which awards would decrease net income and modified funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor and its affiliates we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor and its affiliates, our net income per Common Share and funds from operations per Common Share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our Common Shares.

As currently organized, we do not directly employ any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Nothing in our charter prohibits us from entering into the transaction described above.

Additionally, there is no assurance that internalizing our management functions will prove to be beneficial to us and our stockholders. We could have difficulty integrating our management functions as a stand-alone entity. Certain personnel of our advisor and its affiliates perform property management, asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our portfolio of investments.

If we internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor or our property manager in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor or our property manager, we may not be able to retain all the employees of the advisor or property manager or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor or property manager may provide services to one or more other investment programs. These programs or third parties may decide to retain some of or all the advisor’s or property manager’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the advisor or property manager who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

If our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our advisor or its affiliates may agree to waive all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our advisor or its affiliates choose to no longer waive such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the repurchase of our Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be calculated based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per Common Share for purposes of our DRIP and our share repurchase program may not reflect the amount that you might receive for your Common Shares in a market transaction.

Following the NAV pricing start date, we will base the purchase price of Common Shares under our DRIP and the repurchase price for Common Shares under our share repurchase program on our NAV per Common Share. NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. An independent valuer will perform valuations of our real estate portfolio and provide the board with the metrics to be used in calculating our daily NAV, all of which the board of directors will approve. The valuation may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the stockholders whose shares are or are not being repurchased under our share repurchase program or those participating or not participating in our DRIP. See “Valuation Policies” for more details about how our NAV will be calculated.

It may be difficult to accurately reflect material events that may impact our daily NAV for purposes of our DRIP and our share repurchase program between valuations and, accordingly, following the NAV pricing start date, we may be selling Common Shares under our DRIP and repurchasing Common Shares under our share repurchase program at too high or too low a price.

Following the NAV pricing start date and for purposes of our DRIP and share repurchase program, our independent valuer will estimate at least annually the market value of our principal assets and liabilities, and also provide the metrics to be used in the subsequent calculation of NAV, and we will rely on those estimates to determine the daily NAV per Common Share. As a result, the published NAV per Common Share may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely complete information regarding any such events. Therefore, the NAV per Common Share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment to be made to NAV, on a going forward basis, is determined by our advisor and our independent valuer. Any resulting disparity may benefit the stockholders whose shares are or are not being repurchased or those who do or do not elect to participate in our DRIP.

If any of our public communication is held to be in violation of federal securities laws relating to public communications, we could be subject to potential liability. Investors in this offering should rely only on the statements made in this prospectus, as supplemented to date, in determining whether to purchase Common Shares.

From time to time, we or our representatives make public statements relating to our business and its prospects. Such communications are subject to federal securities laws. If any of our public communications is held by a court to be in violation of Section 5 of the Securities Act and a claim for damages is brought against us in connection therewith by one or more of our stockholders that purchased Common Shares on the basis of such communications before receiving a copy of this prospectus, as supplemented to date, and potentially other stockholders, we could be subject to liability in connection with the Common Shares we sold to such persons during such period. Such stockholders would have a period of 12 months following the date of any violation determined by a court to have occurred to bring a Section 5 claim. Our liability in a Section 5 claim could include statutory interest from the date of such stockholder’s purchase, in addition to possibly other damages determined by a court. If any of our communications is claimed to have been made in violation of Section 5 of the Securities Act, we expect that we would vigorously contest such claim. Nevertheless, we could not give any assurance as to any court’s ultimate determination with respect to any such claim. Accordingly, there is a risk that we could be subject to potential liability with respect to any Section 5 claim brought against us, and such liability may adversely affect our operating results or financial position.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our property manager and Cabot Lodge, are entitled to substantial fees from us under the terms of the advisory agreement , the property management agreement and the dealer manager agreement . These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement, the dealer manager agreement with Cabot Lodge and any agreements we may have with URP;
•	public offerings of equity by us, which will entitle our dealer manger to dealer manger fess and will likely entitle our advisor to increased acquisition and asset management fees;
•	property sales, which may result in compensation to our advisor or URP;
•	property acquisitions from third parties, which entitle our advisor to acquisition fees and asset management fees;
•	whether to lease to a less creditworthy tenant, since our property manager will receive a leasing fee regardless of tenant quality, and a default by a tenant under its lease obligations may give our property manager an opportunity to earn an additional leasing fee;
•	borrowings to acquire properties, which borrowings may increase the acquisition, asset management and financing coordination fees payable to our advisor, as well as supplemental transaction-based fees payable to URP;
•	determining the compensation paid to employees for services provided to us, which could be influenced in part by whether the advisor is reimbursed by us for the related salaries and benefits;
•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates;
•	whether and when we seek to list our Common Shares on a national securities exchange, which listing would entitle our sponsor to the issuance of Common Shares through the conversion of its Sponsor Preferred Shares; and
•	whether and when we seek to sell or transfer substantially all of our assets, stock or business, which sale or transfer may result in the issuance of Common Shares to our sponsor through the conversion of its Sponsor Preferred Shares.

The fees our advisor receives, and URP may receive, in connection with transactions involving the purchase and management of an asset may be based on the cost of the investment rather than the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives. In addition, the conversion feature of our Sponsor Preferred Shares could cause us to make different decisions with respect to whether and when to sell or transfer substantially all our assets, stock or business, list our Common Shares on a national securities exchange, or terminate or decline to renew the advisory agreement, than we would otherwise make.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement and pursuant to the terms of the Sponsor Preferred Shares; these conflicts of interest could result in actions that are not necessarily in the long-term best interests of our stockholders.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders. For example, after the NAV pricing start date, we will pay to our advisor or its assignees a monthly fee equal to the greater of (a) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month and (b) one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned. Because in the case of (a) above, this fee will be based on NAV, the advisor will benefit from our Common Shares having higher NAV and therefore the advisor has an incentive to cause the NAV to be higher. In the case of (b) above, fees payable to our advisor are based on the purchase price of the investments acquired and may create an incentive for our advisor to accept a higher purchase price or purchase assets that may not be in the best interest of our stockholders. Furthermore, because our advisor and its affiliates do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, their interests are not wholly aligned with those of our stockholders.

Our advisor is entitled to a subordinated share of annual cash flows in an amount, annually, equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7%, pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the NASAA REIT Guidelines, acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets could result in our advisor recommending sales of our investments even if continued ownership of those investments might be in our best long-term interest. Furthermore, our sponsor has the right to convert its Sponsor Preferred Shares into Common Shares upon (and for 180 days following) the sale or transfer of substantially all of our assets, stock or business (other than a sale of assets in our liquidation, dissolution or winding up), the listing of our Common Shares on any national securities exchange or the termination or expiration without renewal of the advisory agreement. To avoid enabling the sponsor to convert its Sponsor Preferred Shares into Common Shares, our independent directors may decide against any of such events even if, but for the conversion of the Sponsor Preferred Shares into Common Shares, such an event would be in our best interest. For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see “Compensation Table.”

Our advisor and URP will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter into with affiliates of our sponsor or advisor or with other programs sponsored by our sponsor or its principals, or our advisor, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another program.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. The executive officers of our advisor and URP are also the executive officers of other real estate investment vehicles, and may in the future sponsor or be the executive officers of other REITs and their advisors, the general partners of other United Realty-sponsored partnerships or the advisors or fiduciaries of other United Realty-sponsored programs. These executive officers will face conflicts of interest in determining which United Realty-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between our interests and the interests of the United Realty-sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

If we enter into a joint venture, tenant-in-common investment or other co-ownership arrangement with another program (whether sponsored by us or by the principals of our sponsor or their affiliates) or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, exercise buy/sell rights or make other major decisions, and you may face certain additional risks. For example, if we become listed for trading on a national securities exchange, and any of the other programs sponsored by us or our sponsor’s principals or their affiliates are not traded on any exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future. In addition, if we enter into a joint venture with another program sponsored by us or the principals of our sponsor or their respective affiliates that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other program’s liquidation. We may not desire to sell the properties at such time. Even if the terms of any joint venture agreement between us and another program sponsored by us or the principals of our sponsor or their respective affiliates grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Messrs. Frydman and Verschleiser and their respective affiliates control us and would control any other United Realty-sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. If a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buyout at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

If we use debt to finance the acquisition of investments, we may pay our advisor and URP twice with respect to such debt, which would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

As described under “Compensation Table,” we will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired, which amount includes our pro rata share (direct or indirect) of debt attributable to such property, or 1% of the amount advanced for a loan or other investment, which amount includes our pro rata share (direct or indirect) of debt attributable to such investment, as applicable. We also may pay URP a supplemental transaction-based advisory fee for brokerage services with respect to investments we acquire; such fee may be calculated as a percentage of the debt attributable to such investment. Further, if our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments, we will pay our advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. We also may pay URP a supplemental transaction-based advisory fee for providing services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments; such fee may be calculated as a percentage of the debt attributable to such investment. There is nothing to prevent our advisor and URP from receiving both acquisition-related fees and financing-related fees with respect to the amount of acquisition financing with respect to a property that we acquire. Such double payment would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

Our advisor’s executive officers and key personnel and the executive officers and key personnel of United Realty-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of United Realty-affiliated entities to conduct our day-to-day operations and this offering. These persons also conduct the day-to-day operations of other investment programs and may in the future also conduct the day-to-day operations of other programs we sponsor and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Certain of our executive officers are also officers of our advisor, URP, Cabot Lodge, our property manager and other entities affiliated with our advisor, which may include the advisors and fiduciaries to other United Realty-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) the timing and terms of the investment in or sale of an asset, (c) development of our properties by affiliates of our advisor, (d) investments with affiliates of our advisor, (e) compensation to our advisor and its affiliates, and (f) our relationships with Cabot Lodge, URP and our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we rely on affiliates of United Realty for the provision of advisory , property management and dealer manager services, if United Realty is unable to meet its obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

United Realty, through one or more of its subsidiaries, owns and controls our advisor, URP , Cabot Lodge and our property manager. The operations of our advisor, URP , Cabot Lodge and our property manager rely substantially on United Realty. United Realty is dependent on its principals, who in turn depend on fee income from their sponsored real estate programs. The current real estate market disruptions could adversely affect the amount of such fee income. If the principals of our sponsor become unable to meet their obligations as they become due, they might liquidate United Realty, and we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover of our company.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively), which may inhibit large investors from purchasing your Common Shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their Common Shares. See “Description of Shares —  Restrictions on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our Common Shares or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 200,000,000 Common Shares and up to 50,000,000 shares of preferred stock, $0.01 par value per share, 500,000 shares of which are classified as Sponsor Preferred Shares. Our board of directors, without any action by our stockholders, may (a) amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series we have authority to issue or (b) classify or reclassify any unissued Common Shares or shares of preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of the repurchase of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could further subordinate the rights of the holders of our Common Shares beyond their existing subordination to the preferences of the Sponsor Preferred Shares, or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Shares. See “Description of Shares — Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer, an issuance or reclassification of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between a Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation voting together as a single group; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single group.

These supermajority vote requirements do not apply if the corporation’s holders of voting stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our Common Shares, see “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by employees who are directors of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see “Description of Shares — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our Common Shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, the non-complying stockholder shall be responsible for all our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our Common Shares and prevent you from receiving a premium price for your Common Shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
The company intends to conduct its operations, directly and through wholly owned or majority-owned subsidiaries, so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	increase or decrease the aggregate number of shares that we have the authority to issue;
•	increase or decrease the number of our shares of any class or series that we have the authority to issue; and
•	effect reverse stock splits;
•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory share exchange.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies and objectives, we also may change our stated strategy for any investment in an individual property. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then-prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within six to nine years after the termination of our initial public offering. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our Common Shares on a national securities exchange beyond eight years from the termination of our initial public offering. If so, our board of directors and our independent directors may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Therefore, if we are not successful in implementing our exit strategy, your Common Shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

The offering price of our Common Shares in this offering was not determined on an independent basis; as a result, the offering price of the Common Shares in this offering is not related to any independent valuation.

Our board of directors arbitrarily determined the offering price of the Common Shares in this offering, and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our board of directors arbitrarily determined the offering price of our Common Shares based primarily on the range of offering prices of other REITs that do not have a public trading market. Consequently, the offering price of our Common Shares may not reflect the price at which the Common Shares would trade if they were listed on an exchange or actively traded by brokers, nor the proceeds that a stockholder would receive if we were liquidated or dissolved.

Because the dealer manager is an affiliate of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Cabot Lodge, is an affiliate of our sponsor. Because Cabot Lodge is an affiliate of our sponsor, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest will be diluted if we issue additional securities.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter authorizes us to issue 250,000,000 shares of capital stock, of which 200,000,000 shares are classified as Common Shares and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock, or the number of authorized shares of any class or series of stock designated, and may classify or reclassify any unissued shares into one or more classes or series without the necessity of obtaining stockholder approval. Shares will be issued at the discretion of our board of directors. Stockholders will likely experience dilution of their equity investment in us if we: (a) sell Common Shares in this offering or sell additional Common Shares in the future, including those issued pursuant to our DRIP; (b) sell securities that are convertible into Common Shares; (c) issue Common Shares upon the conversion by our sponsor of its Sponsor Preferred Shares; (d) issue Common Shares upon the exercise of any options under our stock incentive plan; (e) issue Common Shares to our advisor, its affiliates, successors or assigns, or our property manager, in payment of an outstanding fee obligation as set forth under our advisory agreement or other agreements; or (f) issue Common Shares to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the operating partnership agreement for our operating partnership contains provisions that allow, under certain circumstances, other entities, including other United Realty-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests in our operating partnership may be exchanged for Common Shares, any merger, exchange or conversion of our operating partnership and another entity ultimately could result in the issuance of a substantial number of Common Shares, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our Common Shares.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest to occur of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our Common Shares held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) and (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of SOX, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which may require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold stockholder advisory votes on executive compensation. Other than as set forth in the following paragraph, we have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do avail ourselves of any of the remaining exemptions from various reporting requirements, we do not know if some investors will find our Common Shares less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an“emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We disclose modified funds from operations, or MFFO, a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, MFFO is not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We use internally, and disclose to investors, MFFO, a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations and Modified Funds From Operations,” incorporated herein by reference to our quarterly financial reports . MFFO is not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance. MFFO differs from GAAP net income by excluding gains or losses from sales of property and asset impairment write-downs, adding back depreciation and amortization, adjusting for unconsolidated partnerships and joint ventures, and further excluding acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.

Because of the manner in which MFFO differs from GAAP net income or loss, it may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. Furthermore, MFFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate funds from operations or MFFO. Also, because not all companies calculate MFFO the same way, comparisons with other companies may not be meaningful.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the selection, financing and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see “Compensation Table.”

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.
•	Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.
•	Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.
•	Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.
•	There may be a delay between the sale of the Common Shares and our purchase of real properties. During that time, we may invest in lower-yielding short-term instruments, which could result in a lower yield on your investment.
•	If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

•	U.S. federal income tax law requires that a REIT distribute annually to its stockholders at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to dividends paid and excluding net capital gain, to maintain REIT status, and 100% of REIT taxable income and net capital gain to avoid U.S. federal income tax. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.
•	In connection with future property acquisitions, we may issue additional Common Shares, interests in our operating partnership or interests in other entities that own our properties. We cannot predict the number of Common Shares, units or interests that we may issue, or the effect that these additional Common Shares might have on cash available for distributions to you. If we issue additional Common Shares, they could reduce the cash available for distributions to you.
•	In connection with future property acquisitions which are under development, construction or repositioning, we may experience budget overruns; delays in completion; failure of a contractor or sub-contractor, construction risks including damage, vandalism or accidents; a change in market conditions before such project is ready to be placed in use; the placement of liens on our properties as a result of construction disputes, and numerous additional development, construction and repositioning risks, any of which could require expenditure of more cash than anticipated, increase our borrowings and costs of such borrowings, delay the commencement of cash flow or reduce cash available for distribution.
•	We make distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects. Our return on these investments is dependent upon the projects being completed successfully, on budget and on time. To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond. For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid. However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to this offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, if we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

The current economic conditions may cause the tenants in any properties we own to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures limited amounts per depositor per insured bank. In the future, we may deposit cash, cash equivalents and restricted cash in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Recent market disruptions may adversely impact aspects of our operating results and operating condition.

U.S. and international markets recently experienced increased levels of volatility due to a combination of many factors, including depressed home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the recent market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, the recent  economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets may recover, the value of our properties may decline if recent market conditions reemerge .

In August 2011, Standard & Poor’s Ratings Services, or S&P,  downgraded the U.S. government’s AAA sovereign credit rating to AA+ with a negative outlook and downgraded the credit ratings of certain long-term debt instruments issued by Fannie Mae and Freddie Mac and other U.S. government agencies linked to long-term U.S. debt. Moody’s Investors Service, Inc. , or Moody’s, changed its outlook on the U.S. government to negative on August 2, 2011 and Fitch Inc. , or Fitch,  changed its outlook to negative on November 28, 2011. On June 10, 2013, S&P changed its outlook from negative to stable. However, it has not raised its credit rating from AA+ and cautioned that policy makers could place downwards pressure on the rating if they relax fiscal policy without addressing longer-term fiscal challenges. On June 28, 2013, Fitch affirmed the U.S. government credit rating at AAA but kept its outlook at negative, stating still-elevated debt levels leave the country vulnerable to shocks without deficit reduction. On July 19, 2013, Moody’s raised its outlook on the U.S. government to stable and restored its top rating of Aaa. There continues to be a perceived risk of future sovereign credit ratings downgrade of the U.S. government, including the ratings of U.S. Treasury securities. A further downgrade of U.S. sovereign credit ratings could correspondingly impact the credit ratings of instruments issued, insured or guaranteed by institutions, agencies or instrumentalities directly linked to the U.S. government, such as debt issued by Fannie Mae and Freddie Mac.

In addition, certain European nations continue to experience varying degrees of financial stress, and yields on government-issued bonds in Cyprus, Greece, Ireland, Italy, Portugal and Spain have risen and remain volatile. EU leaders have not reached an agreement on a comprehensive solution to the credit crisis, and worries about sovereign finances persist. Concerns also exist regarding the ability of countries that already have received financial assistance to avoid default, even after having received such assistance.

Market concerns over the direct and indirect exposure of European banks and insurers to these EU peripheral nations has resulted in a widening of credit spreads and increased costs of funding for some European financial institutions. These recent events may reduce investor confidence and lead to further weakening of the U.S. and global economies. In particular, this could cause disruption in the capital markets and impact the stability of future U.S. Treasury auctions and the trading market for U.S. government securities, resulting in increased interest rates and borrowing costs. In addition, the evolving efforts to correct the market instability make the valuation of real estate assets highly unpredictable. The fluctuation in market conditions may make judging the future performance of real estate assets difficult. There is a risk that we may purchase real estate assets at discounted rates and that these assets may continue to decline in value.

Our business may be affected by market and economic challenges experienced by the U.S. and global economies. These conditions may materially affect the value and performance of our properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. These challenging economic conditions also may impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, recent global market disruptions may have adverse consequences, as follows:

•	the financial condition of tenants occupying the properties we acquire may be adversely affected, which may result in us having to increase concessions, reduce rental rates or make capital improvements beyond those contemplated at the time we acquired the properties in order to maintain occupancy levels or to negotiate for reduced space needs, which may result in a decrease in our occupancy levels;
•	significant job losses have occurred and may continue to occur, which may decrease demand for office space, multifamily communities and hospitality properties and result in lower occupancy levels, which will result in decreased revenues for properties that we acquire, which could diminish the value of such properties that depend, in part, upon the cash flow generated by such properties;
•	there may be an increase in the number of bankruptcies or insolvency proceedings of tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;
•	credit spreads for major sources of capital may continue to widen as investors demand higher risk premiums, resulting in lenders increasing the cost for debt financing;
•	our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders at current levels, reduce our ability to pursue acquisition opportunities if any, and increase our interest expense;
•	there could be a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, reduce the loan-to-value ratio upon which lenders are willing to lend, and make sourcing or refinancing our debt more difficult;
•	the value of certain properties we may acquire may decrease below the amounts we paid for them, which may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;
•	to the extent that we may use or purchase derivative financial instruments, one or more counterparties to such derivative financial instruments could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of those instruments; and

•	the value and liquidity of our short-term investments could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for such investments or other factors.

Further, in light of the current economic conditions, we cannot provide assurance that we will be able to meet any particular distribution target or sustain any future level of distributions. If such conditions continue, our board may reduce or cease our distributions in order to conserve cash.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in real estate-related assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal income tax provisions governing REITs;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII became effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Recent disruptions in the financial markets could adversely affect the multifamily property sector’s ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector. Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets. Pursuant to legislation enacted in 2008, the U.S. government placed both Fannie Mae and Freddie Mac under its conservatorship.

Currently, Fannie Mae and Freddie Mac remain active multifamily lenders. However, there is significant uncertainty surrounding the futures of Fannie Mae and Freddie Mac. Should Fannie Mae and Freddie Mac have their mandates changed or reduced, be disbanded or reorganized by the government or otherwise discontinue providing liquidity to our sector, it would significantly reduce our access to debt capital or increase borrowing costs. If new U.S. government regulations heighten Fannie Mae’s and Freddie Mac’s underwriting standards, adversely affect interest rates and reduce the amount of capital they can make available to the multifamily sector, it could have a material adverse effect on both the multifamily sector and us because many private alternative sources of funding have been reduced or are unavailable. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could: (a) make it more difficult for us to secure takeout financing for multifamily development projects; (b) hinder our ability to refinance completed multifamily assets; (c) decrease the amount of available liquidity and credit that could be used to diversify a portfolio of multifamily assets; and (d) require us to obtain other sources of debt capital with potentially different terms.

General Risks Related to Investments in Real Estate

Valuations and appraisals of our properties and valuations of our investments in real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

Following the NAV pricing start date and for purposes of our DRIP and our share repurchase program, in order to calculate our daily NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation, valuations of properties will be conducted in accordance with our valuation guidelines and will be based partially on appraisals performed by our independent valuer. Similarly, our real estate-related asset investments will initially be valued at cost, and thereafter will be valued at least annually, or in the case of liquid securities, daily, as applicable, at fair value as determined by our advisor. See “Valuation Policies.” The valuation methodologies used to value our properties will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not retroactively adjust the valuation of such assets, the price of our Common Shares under our DRIP, the price we paid to repurchase Common Shares or NAV-based fees we paid to our advisor. Because following the NAV pricing start date, the price of Common Shares under our DRIP and the price at which your Common Shares may be repurchased by us pursuant to our share repurchase plan are based on our estimated NAV per Common Share, you may pay more than realizable value or receive less than realizable value for your investment.

Following the NAV pricing start date and for purposes of our DRIP and our share repurchase program, in calculating our daily NAV, our advisor will base its calculations in part on independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

In calculating our daily NAV for purposes of our DRIP and our share repurchase program, our advisor will include valuations of individual properties and the metrics which will be used to calculate our daily NAV that were obtained from our independent valuer. We will not independently verify the appraised value of our properties or the metrics used to arrive at those valuations. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Following the NAV pricing start date and for purposes of our DRIP and our share repurchase program, our NAV per Common Share may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that month.

Appraisals of our properties used to calculate our daily NAV for purposes of our DRIP and our share repurchase program will probably not be spread evenly throughout the calendar year. Each of our properties will be appraised at least annually, and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter. We anticipate that such appraisals will be conducted near the end of the calendar quarter in which they occur. Therefore, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per Common Share. In addition, actual operating results for a given month may differ from our original estimate, which may affect our NAV per Common Share for purposes of our DRIP and our share repurchase program. We will base our calculation of estimated income and expenses on a monthly budget. As soon as practicable after the end of each month, we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the daily NAV per Common Share for the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our NAV per Common Share to change, and such change will occur on the day the adjustment is made.

Following the NAV pricing start date, the NAV per Common Share that we publish for purposes of our DRIP and share repurchase program may not necessarily reflect changes in our NAV and in the value of your Common Shares or the impact of extraordinary events that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV for purposes of our DRIP and share repurchase program. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV per Common Share as published on any given day for purposes of our DRIP and share repurchase program will not reflect such events. As a result, the NAV per Common Share published after the announcement of a material event may differ significantly from our actual NAV per Common Share until we are able to quantify the financial impact of such event and our NAV is appropriately adjusted on a going forward basis. The resulting potential disparity may benefit repurchasing or non-repurchasing stockholders whose Common Shares are or are not being repurchased, or stockholders electing or not electing to participate in our DRIP, in either case at the expense of the other, depending on whether NAV is overstated or understated.

One of our strategies for building our portfolio will involve acquiring assets opportunistically. This strategy will involve a higher risk of loss than more conservative investment strategies.

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. Our second strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

Our opportunistic property-acquisition strategy may include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher-than-expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher-than-expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	the illiquidity of real estate investments generally;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

We are not required to observe specific diversification criteria. Therefore, our target portfolio may at times be concentrated in certain asset types that are subject to higher risk of foreclosure, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, types of assets, industries or business sectors, downturns relating generally to such region, type of asset, industry or business sector may result in tenants defaulting on their lease obligations at a number of our properties within a short time period, which may reduce our net income and the value of our Common Shares and accordingly limit our ability to pay distributions to you.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Our investments will be dependent on tenants for revenue, and lease expirations and terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments will be materially dependent on the occupancy rates of our properties and the financial stability of our tenants. If we are unable to renew or extend expiring leases under similar terms or are unable to negotiate new leases, it would negatively impact our liquidity and consequently adversely affect our ability to fund our ongoing operations. In addition, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If there is a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Additionally, loans that we make generally will relate to real estate. As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowings for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other United Realty programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;
•	the possibility that the investment may require additional capital that we or our partner do not have, which lack of capital could affect the performance of the investment or dilute our interest if the partner were to contribute our share of the capital;
•	the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•	the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor;
•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or
•	that such partner may exercise buy/sell rights that force us to either acquire the entire investment, or dispose of our share, at a time and price that may not be consistent with our investment objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, property damage claims. For instance, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters or extreme weather conditions such as hurricanes, floods and snow storms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some of  or all the proceeds available for investment in the acquisition, development or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities or community groups. Your investment is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we have. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. The experience of the principals of our sponsor in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of the investment in a property, and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

We may invest in apartment communities and short-term apartment leases, which may expose us to the effects of declining market rent more quickly, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

To the extent we invest in apartment communities, we will face competition from other apartment communities and the increased affordability of single-family homes, which may limit our profitability and returns to our stockholders.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner-occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Moreover, the residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources, including from other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If it does, it will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. We may be required to expend substantial sums to attract new residents.

In connection with the recent and ongoing economic concerns, to the extent we invest in apartment communities, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Our property manager’s failure to integrate its subcontractors into its operations in an efficient manner could reduce the return on your investment.

Our property manager may rely on multiple subcontractors for on-site property management of our properties. If our property manager is unable to integrate these subcontractors into its operations in an efficient manner, our property manager may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. If we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	the risk of cost overruns and delays;
•	the risk that renovations will be disruptive to operations and displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;
•	risks regarding the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and
•	the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as hotels, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels and resorts. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Poor weather conditions also could disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property and the ability of our tenants and operators to make their scheduled rent payments to us.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowings.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. Any such requirements could increase the costs of maintaining or improving our properties or developing new properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as apartment communities, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, conducted a joint project to re-evaluate lease accounting. In August 2010, the FASB and the IASB jointly released exposure drafts of a proposed accounting model that would significantly change lease accounting. In February 2013, the FASB issued a revised set of proposals and asked for written, public comment by May 15, 2013. On May 16, 2013, the FASB issued another revised set of proposals. The differences between the two proposals are primarily related to existing differences between GAAP and international financial reporting standards. The FASB has asked for written, public comment on its new proposals by September 13, 2013. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how the real estate leasing business is conducted. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds and make it more difficult for us to enter into leases on terms we find favorable.

If we invest in apartment communities, we must comply with the Fair Housing Amendment Act, which may decrease our cash flow from operations.

We must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

In some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our business risks.

We have and anticipate that we will continue to acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some of or all our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders. We also may borrow funds for payment of distributions to stockholders, in particular, if necessary to satisfy the requirement that we distribute annually to stockholders at least 90% of our REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT and minimize U.S. federal income and excise tax.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the aggregate cost and the fair market value of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by our board of directors that may include, but do not require, independent appraisals.

If there is a shortfall in cash flow available to service our mortgage debt, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because (a) loss in investment value is generally borne entirely by the borrower until such time as the investment value declines below the principal balance of the associated debt, and (b) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties is foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within six to nine years after the termination of our initial public offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates or at rates comparable to those which existed prior to such refinancing, and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace United Realty Advisors LP as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. Prolonged interest rate increases also could negatively impact our ability to make investments with positive economic returns.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and minimize U.S. federal income and excise tax. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels could cause us to incur higher interest charges, could result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (a) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (b) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (c) subordination to the prior claims of banks and other senior lenders to the issuer, (d) the operation of mandatory sinking fund or call/repurchase provisions during periods of declining interest rates that could cause the issuer to reinvest repurchase proceeds in lower-yielding assets, (e) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (f) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt investments.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt investments due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some of or all our investment.

We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default.

We are subject to interest rate risk, which means that changing interest rates may reduce the value of our real estate-related securities investments.

Interest rate risk is the risk that prevailing market interest rates will change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. If we are unable to manage interest rate risk effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer — time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions, and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties. However, we may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market, as a strategic method of acquiring distressed assets, or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans if we sell them.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues also may decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive if we sell such assets. For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. If there is a default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income- producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. If there is a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or if there is a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some of or all our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See “General Risks Related to Investments in Real Estate” above.

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default. If our advisor determines that it is in our best interests to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all our properties.

Investments that are not U.S. government-insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. If there is any default under loans, we bear the risk of loss of principal and nonpayment of interest and to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our Common Shares may be adversely affected.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding any TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During such time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding any TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRS. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRS.

A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more TRS that lease such properties from us. We may use our TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules which are applicable to us as a REIT also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner also could threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a TRS or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our TRSs. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A TRS that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the TRS. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex and, there can be no assurance that the ownership of our stock by our managers and their owners will not exceed these thresholds.

Our investments in certain debt instruments may cause us to recognize taxable income in excess of GAAP net income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our Common Shares as part of a distribution in which stockholders may elect to receive Common Shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to annually distribute to our stockholders at least 90% of our taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash or Common Shares (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount it must include in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell our Common Shares in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our Common Shares.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may lower the value you expect in your investment.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (a) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (b) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs, or (c) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our Common Shares.

Our stockholders may have tax liability on distributions that they elect to reinvest in Common Shares, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Common Shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the Common Shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the Common Shares received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Shares.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a DRIP inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRS. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2013; however, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the value of our Common Shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our Common Shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our Common Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our Common Shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Common Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Common Shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interest.

The share ownership restrictions of the Code for REITs and the ownership limits in our charter may inhibit market activity in our Common Shares and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding Common Shares. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

These ownership limits and transfer restrictions could delay or prevent a transaction or a change in control that might involve a premium price for our Common Shares or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our Common Shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder, subject to an exception for stock regularly traded on an established securities market that is not expected to apply to our Common Shares, as if such gain were effectively connected with a U.S. trade or business.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our Common Shares generally will be subject to U.S. federal income taxation, subject to an exception for stock regularly traded on an established securities market that is not expected to apply to our Common Shares, if such stock constitutes a USRPI under FIRPTA. Our Common Shares will constitute a USRPI if we are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders.

We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as UBTI to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or deemed to have incurred) debt to purchase or hold our Common Shares, or (c) a holder of Common Shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, Common Shares by such tax-exempt stockholder may be subject to U.S. federal income tax as UBTI under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our Common Shares, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our Common Shares. Fiduciaries investing the assets of such a plan or account in our Common Shares should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of UBTI for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our Common Shares annually. Until the NAV pricing start date, we expect to use the offering price of a Common Share in our initial public offering, which is $ 10.45 , as the per share estimated value. Following the NAV pricing start date, we will provide a daily NAV per Common Share. The estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your Common Shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Common Shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to remedies. In addition, if an investment in our Common Shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The scenario assumes that we sell the maximum of 100,000,000 Common Shares, with an offering price of $10.45 per Common Share, and that no Common Shares under our DRIP are sold.  We estimate that for each Common Share sold in this offering, approximately 86.64 % of the total offering price paid by the investor will be available for the purchase of real estate and real estate-related assets under the scenario set forth below. We will use the remainder of the total offering price paid by investors to pay the costs of the offering, including payment of selling commissions and dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. No selling commissions or dealer manager fee will be paid on Common Shares sold under our DRIP.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with Maryland law, we may not make distributions that would: (a) cause us to be unable to pay our debts as they become due in the usual course of business; or (b) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

We expect to invest approximately 80% of our funds in direct real estate investments and other equity interests, and approximately 20% of our funds in debt interests, which may include bridge or mezzanine loans. We expect this breakdown to remain approximately the same even if we raise an amount substantially less than our maximum offering amount.

The table does not give effect to special sales or volume discounts which could reduce selling commissions or the dealer manager fee and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. Furthermore, it assumes that offering proceeds are not used to pay distributions or any fees that are described under “Compensation Table” but that are not set forth in the table. Percentages are rounded to the nearest hundredth of a percent. The table does not give effect to any leverage.

	Maximum Offering (Not Including DRIP)(1)
	Amount	Percent
Total offering price paid by investors	$1,045,000,000	100.00%

Less offering expenses:
Selling commissions and dealer manager fee (2)	$104,000,000	9.95%
Organization and offering expenses (3)	$20,900,000	2.00%
Amount available for investment or distribution (4)	$920,100,000	88.05%

Acquisition:
Acquisition fees (5)	$9,201,000	0.88%
Acquisition expenses (6)	$5,520,600	0.53%
Amount invested in assets (7)	$905,378,400	86.64%

(1)	We will pay substantial fees to our advisor and its affiliates, including fees that may be based on NAV, which the advisor will be responsible for calculating. Because these fees may be based on NAV, the advisor and its affiliates will benefit from our Common Shares having higher NAV and therefore they have an incentive to cause the NAV to be higher.

(2)	Includes (a) selling commissions equal to $ 0.73 per Common Share and (b) a dealer manager fee equal to $ 0.31 per Common Share both of which are payable to the dealer manager by purchasers of Common Shares. The dealer manager may reallow from the dealer manager fee up to $0.15 per Common Share to any participating broker-dealer for marketing support. No selling commissions or dealer manager fee are payable on sales of Common Shares under our DRIP. Our dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. The amount of selling commissions and dealer manager fee may be reduced under certain circumstances for volume discounts. See “Plan of Distribution — Volume Discounts” for a description of such provisions. Total underwriting compensation could be up to 10% of total offering proceeds as a result of non-cash compensation items paid to registered representatives of our dealer manager and the participating broker-dealers, including gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager’s FINRA counsel.

(3)	Organization and offering expenses include all costs and expenses to be paid by us in connection with the formation of the company and an offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. We will reimburse our advisor up to 2% of the total offering price paid by investors for organization and offering expenses.
(4)	Until required in connection with the acquisition or development of properties or the making of distribution payments, among other uses, the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.
(5)	We will pay to our advisor or its assignees an acquisition fee equal to 1% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. Assuming that we incur portfolio-wide leverage up to 65% loan-to-value, calculated based on the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees, assuming we achieve the maximum offering amount, would be $ 26,289,000 .
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.6% of the purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rate share (direct or indirect) of debt attributable to such investment); however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular property will not exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. Assuming that we incur leverage up to 65% of the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition expenses, assuming we achieve the maximum offering amount, would be $ 15,773,000 .
(7)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our portfolio of real estate properties and real estate-related loans and securities, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, our sponsor, our advisor, our property manager, URP, Cabot Lodge and their affiliates, many of the responsibilities of the board have been delegated to our independent directors, as discussed below and under “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years and who meet the director independence standards of the NASAA REIT Guidelines. Our independent directors also currently meet the independence standards of the New York Stock Exchange.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of holders a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders; provided, however, that the independent directors nominate replacements for any vacancies among the independent director positions. A vacancy on the board of directors for any cause may be filled only by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

At the first meeting of the board of directors, the board of directors reviewed and ratified, by a majority vote of the directors and independent directors, our charter, pursuant to Section II.C.1 of the NASAA REIT Guidelines. In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Independent Directors

Under our charter, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our directors shall be independent directors, which means directors who are not affiliated with our sponsor or its affiliates and who otherwise meet the director independence standards of the NASAA REIT Guidelines. All actions that are required to be taken by our independent directors under the NASAA REIT Guidelines, as described below at “Conflicts of Interest,” must be taken by our independent directors pursuant to our charter. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and our independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors, as a group, may retain their own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that our independent directors discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our independent directors also will discharge the board’s responsibilities relating to the compensation of our executives. Our independent directors are Dr. Daniel Z. Aronzon, Mr. Robert Levine and Mr. David B. Newman.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has two committees, the audit committee and compensation committee, both of which consist solely of independent directors.

Audit Committee

The audit committee is composed of Dr. Daniel Z. Aronzon, Mr. Robert Levine and Mr. David B. Newman, each of whom is an independent director. Mr. Newman is the chair of our audit committee and has been designated by our board as our audit committee financial expert, as that term is defined by the SEC.

The principal functions of the audit committee are to:

•	oversee our accounting and financial reporting process and the audits of our financial statements;
•	appoint, retain and oversee the work of any independent auditor engaged by the company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and determine the compensation of the independent auditor; and
•	monitor the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function, our compliance with legal and regulatory requirements and our overall risk profile.

Compensation Committee

The compensation committee is composed of Dr. Daniel Z. Aronzon, Mr. Robert Levine and Mr. David B. Newman, each of whom is an independent director. Mr. Newman is the chair of our compensation committee.

The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs as they affect our executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers;
•	oversee our stock incentive plan;
•	assist the board of directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Positions
Jacob Frydman	55	Chief Executive Officer, Secretary and Chairman of the Board of Directors
Eli Verschleiser	39	President, Treasurer and Director
Joseph LoParrino	46	Chief Accounting Officer
Dr. Daniel Z. Aronzon	65	Independent Director
Robert Levine	64	Independent Director
David B. Newman	52	Independent Director

*	As of August 15, 2013.

Jacob Frydman is the Chief Executive Officer and Chairman of the Board of Directors of both the company and our advisor and is the Secretary of our company. Mr. Frydman is also Chairman of the Board of Directors of Cabot Lodge. Mr. Frydman has served as Managing Partner of Hudson-York Capital, LLC, a real estate investment and development firm, and its predecessor firms, from May 1995 through the present, and is a founding Managing Partner of Lambdastar Infrastructure Partners, LLC, an infrastructure investment fund, from May 2007 to the present. Mr. Frydman has more than 30 years’ experience in developing and investing in real estate, including value-added real estate assets, as well as in infrastructure and other business transactions. Through his affiliates, Mr. Frydman has acquired over five million square feet of existing and to-be-developed real estate located on the east coast of the United States, and has participated in acquisition and development transactions valued at over $1 billion, including projects under development and not yet completed. Notable transactions by Mr. Frydman, on his own or with other individual investors, include: developing Two Dag Hammerskjöld Plaza (acquired in 1996 or 1997 by 866 Dag Associates LP, an affiliate of Mr. Frydman), an office condominium tower in midtown Manhattan used by foreign governments for their missions to the United Nations; redeveloping the Aetna Building in lower Manhattan’s financial district (acquired in 1996 by Williams and Fulton Associates LP, an affiliate of Mr. Frydman, and sold in 2001); acquiring the unfinished Global Crossing New York headquarters in 2003 from Goldman Sachs, which Mr. Frydman successfully repositioned for adaptive re-use as a mixed-use development and sold in 2005; purchasing the NBC New York television studios in 2000 from NBC’s parent, General Electric, and entering into a production arrangement with Procter & Gamble; and in 2003 acquiring 500 Tenth Avenue in Manhattan, which Mr. Frydman re-developed into the DHL Center and still owns.

Mr. Frydman has spent the majority of his 30-year career focused on value-added investments based on his strengths in structuring, financing and executing highly complex real estate transactions. Both as a lawyer assisting clients and, primarily as an investor, Mr. Frydman has repeatedly conceived of and executed strategic solutions to deal with complex business problems. Mr. Frydman has developed numerous properties from Florida to New York, including golf course communities, planned unit developments, and townhouse projects. Since 2004, he has been a managing founder of Surrey Equities, LLC, a firm specializing in developing, acquiring and managing strip shopping centers. He believes in “smart growth” and strives to make his projects environmentally sound. He has developed residential projects, urban retail projects, suburban office buildings, medical office buildings, financial center office buildings, active adult communities, residential projects, senior housing, student housing, assisted living and specialized dementia care facilities. Mr. Frydman has operated various businesses, including television production studios that, in an arrangement with Procter & Gamble, from January 1999 until September 2010 produced one of the longest-running television daytime dramas, “As The World Turns.”

Mr. Frydman has participated as a speaker and panelist at numerous industry seminars, where he speaks on matters relating to real estate investment and infrastructure investment. Mr. Frydman has also been a guest lecturer on real estate finance at Columbia University’s Masters of Real Estate Development program in the School of Architecture, and as a participant in the Master’s Lecturer series sponsored by New York Law School, where he lectured on “Risk and Relative Risk in Business Transactions.” Since June 2011 Mr. Frydman has been a member of the Board of Directors of the Bardavon Opera House, home of the Hudson Valley Philharmonic. Mr. Frydman is a graduate of Boston University (B.S., Finance) and Case Western Reserve University School of Law (Juris Doctor).

For information on adverse business developments relating to Mr. Frydman, please see “Prior Performance Summary — Recent Adverse Business Developments,” which is incorporated in this section by reference. For more information on the performance of properties acquired by Mr. Frydman and his affiliates for Mr. Frydman’s own account, please see “Supplemental Prior Performance Tables”.

We believe that Mr. Frydman’s prior management experience at real estate investment and development firms, and his significant real estate acquisition and development experience for his own account, make him well qualified to serve as the Chairman of our Board of Directors.

Eli Verschleiser is our President and is a member of our Board of Directors. He is also President of our advisor , as well as a Director of Cabot Lodge. Mr. Verschleiser has served as Chief Executive Officer of Multi Capital Group and as Chairman of The Multi Group of Companies from 2001 through the present. Multi Capital Group is a private real estate investment banking firm specializing in sourcing financial solutions for its real estate clients. Through his companies Mr. Verschleiser has been involved in over $6 billion of real estate transactions. Among the transactions financed by Multi Capital Group are Norden Park Plaza, a 650,000 square foot corporate center in Norwalk CT, which is occupied by major corporate tenants, including Northrop Grumman, Gibbs College and Pepperidge Farm; the Pennsylvania Power & Light Building in Allentown, Pennsylvania designed by Robert A.M. Stern, Dean of the Yale School of Architecture — which won a 2004 top-ten award from the National American Institute of Architects Committee on the Environment; the Penske Headquarters campus in Reading, PA; and the Eaton Corporation Center in Cleveland, Ohio. Most recently, the Multi Group of Companies was retained as the buy-side advisor in connection with the $218 million acquisition of 88 Leonard Street, a 352-unit luxury apartment tower in Manhattan’s Tribeca neighborhood.

In addition to his investment banking activities, Mr. Verschleiser has developed commercial and residential projects in New York City and elsewhere for his own account. Among those projects Mr. Verschleiser was responsible for the Trump Tower Philadelphia, a 50-story residential tower on the Philadelphia waterfront that is in the construction phase, although construction is currently on hold. Mr. Verschleiser conceived of this project, brought Donald J. Trump in as a participant, acquired the site, raised the equity and sourced the debt for the transaction, and selected and retained the architect and other project professionals. Mr. Verschleiser worked with Governor Ed Rendell and state lawmakers to obtain the necessary approvals to build the project. Mr. Verschleiser was also responsible for assembling the development team which was the successful bidder for the 858-acre RFP for the Master Re-Development of Riviera Beach, Florida, a 15 year, $1.4 billion, master redevelopment project including infrastructure, the building of schools and community facilities, marinas, hotels, residential and commercial properties.

Mr. Verschleiser has been involved in the sales of hundreds of millions of dollars of contracts in connection with the purchase of more than one million square feet of office and mixed use buildings nationwide. Mr. Verschleiser’s ability to envision a project from concept to completion, and to forge a strategic direction for it, has allowed him to recognize value in commercial real estate projects nationwide.

In October 2010, Mr. Verschleiser led the team which underwrote the first credit-rated, bond issuance on the Tel Aviv Stock Exchange for a U.S.-based private real estate company which successfully issued more than 260 million Shekel (or approximately $60 million as of the date of issuance) of bonds to finance U.S. real estate transactions. Mr. Verschleiser has built long standing professional relationships with key financial institutions including commercial banks, conduits, pension funds, equity funds and insurance companies, in addition to major developers and investors throughout the U.S. and abroad, whom he calls upon to enter into to joint ventures and to finance projects undertaken by him and his clients.

Mr. Verschleiser is involved in numerous community and philanthropic organizations, and since 1998 has been a co-founder and board member of Our Place, a New York City based not-for-profit organization that provides support for teens in trouble. Mr. Verschleiser attended New York University’s Real Estate Institute, or REI. Since February 2011 he has also been a board member of The Brownstone, a philanthropic organization that sponsors summer programs in New York City for college students from outside of the state. At the age of 17, while a high school student, Mr. Verschleiser was subpoenaed to appear before a federal grand jury inquiring into the fraudulent activities of a group of individuals he knew. Mr. Verschleiser exercised his Fifth Amendment rights and continued to do so after being given “use immunity.” Mr. Verschleiser appeared before a federal judge who directed him to reappear. He did not reappear and, instead, moved overseas, where he remained for several years. While overseas, a federal indictment was unsealed naming over 20 individuals in connection with fraudulent activities, including Mr. Verschleiser. Approximately two years later, his family contacted an attorney to help him return to the country. He eventually pleaded guilty to one count of failure to appear, a misdemeanor. He received one-year probation and 100 hours of community service as a sentence. The charges against him related to the fraudulent activities were dismissed.

Mr. Verschleiser has built a team of professionals and strategic partners at The Multi Group of Companies that has a broad range of experience, ranging from loan structuring, underwriting and analysis to distressed asset workouts, project management and syndications. His leadership ability in directing these teams is evidenced by the extensive array of successful projects spearheaded by The Multi Group of Companies.

For information on adverse business developments relating to Mr. Verschleiser, please see “Prior Performance Summary — Recent Adverse Business Developments,” which is incorporated in this section by reference.

We believe that Mr. Verschleiser’s prior management experience as the Chief Executive Officer of The Multi Group of Companies, and his extensive commercial real estate development experience, make him well qualified to serve as a director on our board.

Joseph LoParrino is our Chief Accounting Officer. Mr. LoParrino served as Vice President, Controller for Retail Opportunity Investments Corp., a public REIT, where he oversaw general accounting functions, from February 2010 through March 2013. Mr. LoParrino previously served as Director of Accounting for Monday Properties, a privately held owner and operator of office buildings located in New York City and Washington, D.C., where, among other duties, he oversaw and managed all property accounting and lease administration for Class A office buildings, from March 2008 through February 2010. From February 2007 through March 2008, Mr. LoParrino served as Vice President — Retail Accounting for Centro Properties Group, an Australian owner and operator of retail shopping centers, where he oversaw a staff performing the general accounting functions of approximately 450 retail shopping centers and supervised the preparation of U.S. financial reports. From April 1999 to February 2007 he was the Vice President and Controller for Urstadt Biddle Properties, a public REIT. He graduated in 1990 from Queens College of the City University of New York with a B.A. in accounting and economics. Mr. LoParrino is a New York licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Dr. Daniel Z. Aronzon M.D., F.A.A.P. is an independent director. Mr. Aronzon is a cum laude graduate of Union College, where he majored in French Literature. He received his medical degree at New York Medical College and completed his Pediatric Residency including a 4th year Chief Residency at the Albert Einstein College of Medicine — Jacobi Hospital Center.

Dr. Aronzon served from November 2000 to January 2004 as Senior Vice President for Medical Affairs at Vassar Brothers Medical Center, a 365-bed acute care facility and the regional referral center for the Mid Hudson Valley, and concurrently as Chief Medical Officer for Health Quest, its parent system. In January 2004 he became President and CEO of Vassar Brothers Medical Center, a position he held through December 2011.

Dr. Aronzon joined a private pediatric practice in Poughkeepsie, New York, in July of 1979, and practiced general pediatrics for 21 years until October 2000. The practice grew into The Children’s Medical Group, or CMG, one of the largest and most recognized practices in the Northeast, encompassing 8 offices, 25 pediatricians and over 110,000 patient visits per year. Dr. Aronzon was one of CMG’s founding partners and its first Medical Director.

In 1979, Dr. Aronzon also joined the medical staff of Vassar Brothers Medical Center in 1979 and over the years became involved in Medical Staff Governance at Vassar serving as chairman of the By Laws, Credentials, and Quality Improvement Committees, and finally was elected to multiple terms as President of the Medical and Dental Staff.

Dr. Aronzon joined the faculty of the New York University School of Medicine in July of 1977 as an Assistant Professor, Associate Director of Pediatric Ambulatory Care and Director of the Pediatric Emergency Service at Bellevue Hospital Center, one of the largest services of its kind in the country. At NYU, he was recognized by the graduating class of 1979 as its “Distinguished Teacher.”

He is the co-author of a comprehensive multidisciplinary text in Pediatric Medicine titled Primary Care Pediatrics, published in 2001 by Lippincott, Williams and Wilkins. He is also a fellow of the New York Academy of Medicine, the American Academy of Pediatrics, and a member of the American College of Physician Executives.

In the community Dr. Aronzon has been a longstanding member of the Poughkeepsie Rotary Club, where he organized a county-wide childhood immunization effort that achieved statewide recognition. From 1989 – 1991, he served as a member of the Board at the Mid Hudson Chapter of the March of Dimes. From 1980 to 1986, Dr. Aronzon was on the Board of Rehabilitation Programs Inc., where he developed the region’s first infant screening program for high risk graduates of neonatal intensive care units. He was also a past Board member for the local chapters of the American Cancer Society from 2005 to 2010 and the American Heart Association from 2004 to 2010. Since 2002, he has chaired Marist College’s Pre-Health Advisory Board. He is the past Chair of the Board of Governors of the United Way of Dutchess County, which he has served on since 2004, and currently sits on the Board of the United Way of the Mid Hudson Valley, Pattern for Progress since 2006, and SPARC since 2000. On a national level, he has served since 2000 on the Pediatric Advisory Council for the Anne E. Dyson Initiative, a collaborative venture between the American Academy of Pediatrics and the Dyson Foundation.

Dr. Aronzon was the 2009 inaugural recipient of the Bernard Handel Community Service Award, given by Dutchess Community College to foster leadership in the not-for-profit arena and has been honored with numerous other service awards from organizations such as the Center for the Prevention of Child Abuse, Mill Street Loft, the Jewish Community Center, the Children’s Dream Foundation, the Juvenile Diabetes Foundation and Heal the Children. The American College of Health Care Executives honored him with its Regent’s Award for excellence in health care management. Dr. Aronzon has also participated in numerous medical missions to Colombia.

We believe that Dr. Aronzon’s extensive experience on the boards of directors of other organizations and the honors he received while serving in a management role in the healthcare industry show that he is well qualified to serve as a director on our board.

Robert S. Levine is an independent director. He has practiced law as a partner in the firm of Levine & Levine, P.C. since 1974, having graduated from American University in 1971 and New England School of Law in 1974. He is admitted to the practice of law in the State of New York and the United States District Court (Southern, Northern and Eastern Districts of New York). His practice is concentrated in commercial real estate and financing. He is a former Adjunct Professor of Real Property Law for Marist College. Mr. Levine served as a member of the board and general counsel to BestEDeal.com, Inc., a meta internet search company, from February 2000 to December 2003.

Mr. Levine was a board member of the Dutchess County Criminal Coordinating Council from January 1992 through December 1996, the Southeastern Library Resource Council from 1984 through 1988, and the Hospice Foundation of Dutchess County from January 2001 through December 2004. He has been a board member of the Bardavon Opera House since January 2011, having previously served on its board from January 2006 to December 2009, and has served on the board of the Jewish Federation of Dutchess County since March 2008. He is currently a member of the City of Poughkeepsie Planning Board, having been appointed to that position in September 2011. Mr. Levine has developed, and currently owns and operates, commercial and residential real estate projects including Post Road Associates, Red Oaks Mills and Neptune Development. The real estate projects consist principally of retail strip malls with both national and regional tenants, and professional office and residential projects. Mr. Levine is currently developing a 91-unit residential condominium project known as Overlook Place in Dutchess County, New York.

We believe that Mr. Levine’s experience in commercial and real estate development and his extensive experience as an attorney specializing in commercial real estate make him well qualified to serve as a director of our company.

David B. Newman is an independent director. Since May 2011, David Newman has been a Senior Managing Director and investment banker at Brock Securities LLC, the capital markets group of Brock Capital Group LLC, a corporate advisory and consulting firm. Prior to joining Brock Securities LLC, Mr. Newman served as the Chief Investment Officer of Empire American Holdings LLC from December 2008 to March 2011, the holding company of Empire American Realty Trust, Inc., a REIT focused on investments in multifamily properties, and as the Chief Operating Officer and a director of Empire American Realty Trust, Inc. from June 2009 to January 2011. Mr. Newman has over 20 years of experience in the real estate industry involving many aspects of real estate investment, capital markets, management and development. From July 2009 to January 2011, Mr. Newman also served as a REIT Committee Member of the Investment Program Association, or IPA, an advocacy group representing participants in the direct investment industry. From April 2004 until December 2008, Mr. Newman was part of the Related Retail development group at The Related Companies, a real estate development and management firm based in New York City.

From 1992 until 2004, Mr. Newman served as General Counsel to Strategic Development Concepts, Inc., a Westchester, New York-based real estate company, where he was responsible for helping manage the company’s legal affairs, business operations and commercial property activities. Mr. Newman commenced his career as an attorney with the corporate practice group of the law firm Kramer Levin Naftalis & Frankel and subsequently worked in the corporate practice group of the law firm Wachtel & Masyr, with a concentration in corporate and securities law. Since 2004, Mr. Newman has served as President of David B. Newman Consultants, Inc., a New York-based corporation.

Mr. Newman earned a Juris Doctorate from the Fordham University School of Law in New York, New York in 1985 and a Bachelor of Business Management degree, cum laude, from Hofstra University in Hempstead, New York in 1982.

We believe that Mr. Newman’s extensive experience in the real estate industry makes him well qualified to serve as a director on our board.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $30,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,000 in cash for each board or committee meeting attended in person; and
•	$1,500 in cash for each board or committee meeting attended telephonically or virtually.

In addition, the audit committee chair receives an annual award of $15,000. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director. We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. If we elect to pay our independent directors in cash, subject to the consent of the board of directors, each independent director may elect to receive his or her annual fees or meeting fees in the form of Common Shares or a combination of Common Shares and cash. The vesting schedule for fees paid to our independent directors in Common Shares will be determined by the compensation committee in connection with such award. None of the members of the board of directors will be entitled to any fees for serving on the board of directors except as set forth above or unless the board unanimously determines otherwise.

Stock Incentive Plan

We have adopted a stock incentive plan to align the long-term financial interest of our independent directors, officers and employees (if we ever have employees), employers of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us, with those of our stockholders. The compensation committee intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of our executive officers’ total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

The compensation committee has the full authority: (a) to administer and interpret the plan; (b) to grant to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) performance shares, and (v) other stock-based awards; (c) to select independent directors, officers and employees (if we ever have employees), employers of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us to receive an award; (d) to determine whether and to what extent awards are to be granted; (e) to determine, in accordance with the terms of the stock incentive plan, the number of Common Shares to be covered by each award granted; (f) to determine the terms and conditions, not inconsistent with the terms of the stock incentive plan, of any award granted (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any award and the Common Shares relating thereto, based on such factors, if any, as the compensation committee shall determine, in its sole discretion); (g) to determine whether, to what extent and under what circumstances grants of options and other awards under the stock incentive plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by us outside of the stock incentive plan; (h) to determine whether and under what circumstances a stock option may be settled in cash, Common Shares and/or restricted stock; (i) to determine whether, to what extent and under what circumstances Common Shares and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant, in any case, in a manner intended to comply with Section 409A of the Code; (j) to determine whether a stock option is an incentive stock option or non-qualified stock option; (k) to determine whether to require a participant, as a condition of the granting of any award, to not sell or otherwise dispose of shares acquired pursuant to an award for a period of time as determined by the compensation committee, in its sole discretion, following the date of such award; and (l) generally, to exercise such powers and to perform such acts as the compensation committee deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the stock incentive plan; provided, however, that neither the compensation committee nor our board of directors may take any action under our stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. The compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee will consist solely of independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a “non-employee director” as defined by Rule 16b-3, and to qualify as an “outside director” as defined in Section 162(m) of the Code and an “independent director” as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual or other such applicable securities exchange rules. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time and in any event will not exceed 5,000,000 Common Shares (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Our board of directors intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or our advisor or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by the compensation committee, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by the compensation committee at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the Common Shares at the time of the grant. The compensation committee will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as the compensation committee may determine, in its sole discretion, including to comply with Section 162(m) of the Code.

The stock incentive plan and the awards granted under the plan will not affect the power of our board of directors or stockholders to make or authorize:  (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of our company or any affiliate of our company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting our Common Shares; (d) the dissolution or liquidation of our company or any affiliate of our company; (e) any sale or transfer of all or part of the assets or business of our company or any affiliate of our company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then the compensation committee may adjust any award or make any adjustment in the stock incentive plan in order to prevent dilution or enlargement of the rights of participants under the stock incentive plan, including by appropriately adjusting (i) the number and kind of shares of stock that may thereafter be issued under the stock incentive plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the stock incentive plan; (iii) the purchase price thereof; and (iv) the individual participant limitations set forth in the stock incentive plan (other than those based on cash limitations). In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by adjusting any award or making such other adjustments to the stock incentive plan. Awards under the stock incentive plan are intended to either be exempt from, or comply with, the applicable requirements of Section 409A of the Code, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the stock incentive plan) of our company, and except as otherwise provided by the compensation committee in an award agreement or in a written employment agreement, then outstanding unvested awards will vest in full, but restrictions to which restricted shares or any other award granted prior to the change in control are subject will not lapse.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating eligible officers, employees, consultants and independent directors, we intend to grant equity incentives under our stock incentive plan described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and also must prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under the plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient, and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A of the Code and legislative history, that any award we may grant will not be subject to taxation under Section 409A of the Code because it will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any such award will not be affected by Section 409A of the Code, or that any such award will not be subject to income taxation under Section 409A of the Code.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted therein or by Maryland law, our charter limits the liability of our directors and our officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor or its affiliates. However, we may not indemnify our directors, our advisor or its affiliates for any liability or loss suffered by any of them or hold any of them harmless for any loss or liability suffered by us unless all the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the indemnitee was acting on our behalf or performing services for us;
•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;
•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the holders of our stock.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its respective affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor or its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the person seeking the advancement provides us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met;
•	the legal proceeding was initiated by a third party who is not a holder of Common Shares or, if by a holder of Common Shares acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also have purchased and will maintain insurance on behalf of all our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our Advisor

Our advisor is United Realty Advisors LP. Our advisor is a limited partnership that was formed in the State of Delaware on July 1, 2011. Our advisor has a limited operating history and limited experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age*	Positions
Jacob Frydman	55	Chief Executive Officer and Chairman of the Board of Directors
Eli Verschleiser	39	President
Joseph LoParrino	46	Chief Accounting Officer
Lawrence J. Longua	71	Senior Consultant
Dov Shimanowitz	43	Vice President of Operations
Kenneth J. Kaminski	55	Executive Vice President, Head of Asset Management
Jesse Stein	35	Vice President of Acquisitions
Stephen Tober	32	Vice President of Acquisitions
Barry Funt	48	President of Capital Markets
Craig E. Eastmond	49	Managing Director of Capital Markets
Frank Chandler	51	Senior Vice President and National Sales Director
Samuel Akabas	27	Vice President – Chief of Staff
Eric Fischgrund	29	Vice President of Marketing

*	As of August 15, 2013.

Jacob Frydman — See “ — Executive Officers and Directors.”

Eli Verschleiser — See “ — Executive Officers and Directors.”

Joseph LoParrino — See “ — Executive Officers and Directors.”

Lawrence J. Longua is a senior consultant to our advisor. Mr. Longua has over 35 years of commercial real estate experience, and has held senior positions in the real estate units of major commercial banks, both foreign and domestic. Since 2003, Mr. Longua has been a full-time Clinical Associate Professor in the Masters of Real Estate program at the New York University Schack Institute of Real Estate, or the Schack Institute. From November 2005 to the present, Mr. Longua has been a Senior Managing Director of Multi Capital Group. Prior to joining Multi Capital Group, Mr. Longua specialized in lending, debt resolution, syndication and participation sales, and whole loan placement, while working for institutions such as The Mitsubishi Trust and Banking Corporation from May 1990 to February 1998, Bankers Trust Company from August 1984 to May 1990, and Irving Trust Company from March 1980 to June 1984.

Mr. Longua's professional activities include or have included, serving as a Co-Director of the Schack Institute REIT Center, and as a member of the adjunct faculty of the MBA Program, at the New York University Stern School of Business. Additionally, from 1993 to 2004, Mr. Longua was a Director of Acadia Realty Trust. Mr. Longua is also a former President and current member of the Board of Governors of The Mortgage Bankers Association of New York, the Chairman of MBA of New York Scholarship Foundation, a former member of the Board of Directors of the Association of Foreign Investors in U.S. Real Estate, or AFIRE, and is a current member of AFIRE’s Academic Circle. Mr. Longua is a member of the Japan Society, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries and The Real Estate Board of New York. In 2008, Mr. Longua was inducted as a Fellow of the Japanese Association for Real Estate Securitization. Mr. Longua also serves on the Board of Directors of the Long Island Chapter of the Catholic League for Religious and Civil Rights.

Mr. Longua received a Bachelor of Social Sciences degree in Economics from Fairfield University and Masters in Business Administration degree from Dowling College, has completed the Harvard University Advanced Management Course, and is a member of the Delta Mu Delta National Honor Society in Business Administration. He is also a real estate licensed broker in the State of New York.

Dov Shimanowitz is the Vice President of Operations of our advisor. He served as Chief Operating Officer of Multi Distressed Asset Co., a firm focused on the acquisition of distressed residential real estate properties nationwide, from April 2009 to April 2011. Simultaneously, from September of 2008 to the present, Mr. Shimanowitz has also served as a Director of Strategic Business Development at Madison Commercial Real Estate Services, a group that offers various professional services to the commercial real estate industry. From September 2003 through September 2008, Mr. Shimanowitz served as Vice President of Operations, Sales and Business Development at the Titledge Group of Companies, or Titledge, a company providing title insurance services. At Titledge, Mr. Shimanowitz primarily worked in joint venture partnership operations, title production outsourcing services, a newly launched web-based title insurance agency; and a start-up regional title insurance underwriter. In January 2003, Mr. Shimanowtiz founded Winthrop Abstract, LLC, a title insurance agency, which he joined as Director of Operations until September 2003. From October 2001 to January 2003, Mr. Shimanowitz was Vice President of Operations with Rein Capital, LLC, a venture capital firm focused on emerging high technology and medical systems ventures. From April 1999 to October 2001, Mr. Shimanowitz was Director of Operations and Business Development for Alternative Lending Platforms and Secondary Marketing at First Financial Equities. From January 1996 to April 1999, Mr. Shimanowitz was a Director of Research and Business Development at Rein & Co., parent company of Rein Capital, LLC, a venture capital fund focused on the communications and information technology industries.

Mr. Shimanowitz has over 15 years of experience in the real estate, finance and technology industries, combining strategic business planning and execution experience with strong business operations experience in finance, legal and technology project development, along with marketing, sales and client management expertise. Mr. Shimanowitz holds a Bachelor’s Degree in Law and Ethics from BMG College, and a certificate in Accounting and Business Studies from Ocean County College. Mr. Shimanowitz also has held a Title Insurance Producer license in the State of New Jersey.

Kenneth J. Kaminski has served as Executive Vice President, Head of Asset Management since joining our advisor in April 2013. He has over 25 years of experience serving in various executive roles within the real estate industry. Most recently, from June 2010 to April 2013, Mr. Kaminski served as Principal of his own firm, Marinus Consulting, advising various clients on a national basis with respect to their real estate investments and portfolios. From March 1998 to April 2010, Mr. Kaminski was Director and Senior Asset Manager for Invesco Realty Advisors, where he was responsible for managing United States real estate investments in their value-added/opportunistic and core funds on behalf of various pension funds, endowments and high net worth individuals totaling approximately 20 million square feet and valued at $4 billion over his tenure. Prior to that, from March 1989 to March 1998, Mr. Kaminski was Senior Vice President at The Mutual Life Insurance Company of New York, where he oversaw nearly 250 assets across the United States. He also served simultaneously as an officer with its wholly owned subsidiary, ARES, where he was instrumental in its original formation. Mr. Kaminski is a licensed broker in the states of California and Texas and holds the designations of Counselor of Real Estate, Certified Commercial Investment Manager and Certified Property Manager. He received his Bachelors in Management from Eastern Illinois University and has completed coursework for his MBA from the University of Dallas.

Jesse Stein is a Vice President of Acquisitions for our advisor. Mr. Stein has extensive experience as a real estate and finance professional with particular expertise in property acquisitions, investment analysis, asset valuation, and capital structuring. Prior to joining our advisor, from March 2011 to September 2011, Mr. Stein served as Director of Acquisitions at Multi Capital Group, a boutique real estate and investment banking firm that specializes in equity and debt placement, capital structuring, and principal investment activity. As the Director of the Acquisitions Team, Mr. Stein’s responsibilities included sourcing investment opportunities, supervising a team of underwriters and analysts, overseeing property due diligence, and negotiating deal terms and structures with sellers, lenders, and institutional and individual equity partners. Mr. Stein also worked at Multi Capital Group from September 2005 to December 2008 as an Analyst and Senior Analyst, before becoming Director of Acquisitions in 2008. From January 2009 to March 2011, Mr. Stein was a Principal at The FoxStone Group, a real estate advisory firm that provides services such as capital structuring, financial analysis, market research, due diligence, and investment sourcing. Mr. Stein spent five years as a Proprietary Equities Trader, at JGM Securities (September 2000 to July 2001), Numina Capital (August 2001 to June 2003), and Spectrum Capital Partners (August 2003 to September 2005). Mr. Stein has a Bachelor’s Degree in Industrial and Labor Relations from Cornell University and a Masters Degree in Real Estate from New York University.

Stephen Tober is a Vice President of Acquisitions of our advisor. Mr. Tober has nearly ten years of real estate and private equity experience specializing in real estate acquisitions and development, as well as property management. From October 2010 to September 2011, Mr. Tober served as Vice President of Hudson-York Capital, a boutique Manhattan-based private equity firm. From February 2007 to October 2010, Mr. Tober served as the Vice President of White-Acre Equities, LLC, a New York City based private equity firm and the predecessor to Hudson-York Capital. During his tenure, Mr. Tober was primarily responsible for seeking out and evaluating new development and investment opportunities as well as overseeing all property management. Mr. Tober was also responsible for creating and fostering relationships with real estate developers, brokers, attorneys, urban planners, consultants, elected officials, financial sources and community stakeholders. From May 2004 to January 2007, Mr. Tober began his real estate career as a Senior Analyst and then Assistant Construction Manager for the Metro New York/New Jersey/Connecticut division of K. Hovnanian Homes (then the nation’s seventh largest public home builder and a Fortune 500 company), participating in the acquisition and development of approximately 2,000 homes and $500 million of real estate development. His experience there helped him gain an extensive knowledge of the acquisition and development process including underwriting, market research, due diligence, approvals, design, construction, sales and marketing. Mr. Tober holds a BBA in Computer Information Systems from James Madison University.

Barry Funt is the President of Capital Markets of our advisor. Mr. Funt served as Managing Director of Knight Capital Group, a publicly traded global financial services firm, where he co-led the real estate capital markets group, from June 2010 through January 2012. Mr. Funt previously was a Managing Member and co-founder of Allegiance Investment Advisors, LLC, a privately held boutique real estate finance and advisory firm located in New York City, from April 2008 through June 2010. From December 1998 through April 2008, Mr. Funt served as a Managing Director of the commercial real estate unit of Natixis (formerly known as Caisse des Dépôt Consignations), a French-based financial institution where he was the first employee of the newly formed commercial real estate finance unit. From April 1994 to December 1998, he held various positions at Nomura Securities International, and became the General Counsel of Nomura's affiliated commercial real estate finance unit. From September 1990 through April 1994, Mr, Funt was a corporate associate at the law firms of Donovan Leisure Newton & Irvine (September 1990 through May 1993) and Thacher Proffitt & Wood (May 1993 through April 1994). He graduated and received a J.D. in 1990 from New York University School of Law, and he graduated in 1987 from Brandeis University with a BA in Politics.

Craig E. Eastmond is the Managing Director of Capital Markets of our advisor. Mr. Eastmond was a Principal of Allegiance Investment Advisors, LLC, a privately held merchant banking and private equity firm form January 2002 to September 2012. In this capacity, he participated in various joint ventures with companies such as BlackRock, Royal Bank of Scotland, LNR and Colony Capital. Prior to joining Allegiance, Mr. Eastmond was a Senior Vice President with Deutsche Bank in New York, where he led the Northeast Region for the bank’s mortgage conduit. Leaving in December 2002, Mr. Eastmond started at Deutsche, formerly Transatlantic Capital Company, as an underwriter in May 1997. Prior to that, Mr. Eastmond served from December 1996 to May 1997 at Teleres, a startup owned by Dow Jones and AEGON. From September 1993 to December 1996, Mr. Eastmond was an Associate in the Financial Services and Capital Markets practice of Ernst & Young’s Real Estate Group, formerly Kenneth Leventhal. Prior to joining Kenneth Leventhal, Mr. Eastmond was an international tax accountant from September 1992 – August 1993 for the derivative desk at Citi Group, formerly Citibank. He holds a BBA in Accounting from Baruch College and was honorably discharged from the United States Marine Corps in August 1990.

Frank Chandler is Senior Vice President and National Sales Director to our advisor, as well as Senior Vice President at Cabot Lodge. He is responsible for overseeing the Wholesaling and National Accounts activities for the firm. He has been in the securities industry for more than 26 years. For the past 16 years Mr. Chandler has been responsible for operating, recruiting, training and managing a sales and marketing staff tasked with raising capital in the primary offering stage of non-traded REITs and limited partnerships. He is currently registered with FINRA as a Series 7, Series 24, Series 63 and Series 79.

   Prior to joining our advisor and Cabot Lodge, from November 2009 until May 2012, Mr. Chandler was President & National Sales Director of Plymouth Realty Securities, a FINRA member firm, which he helped form.  His primary role was overseeing the fund raising activities of the $500 million publicly registered, non-traded Opportunity REIT.

From August 2007 to March 2008, Mr. Chandler was the founding President & National Sales Director of Realty Capital Securities, American Realty Capital’s, or ARC’s, affiliated FINRA member managing dealer. From formation to effectiveness, through distribution, he worked directly with ARC’s CEO and executive team from concept to distribution of its new non-traded REIT products.

From July 1994 to August 2007 Mr. Chandler held various roles with Boston Capital Securities, most recently, Senior Vice President and National Sales Director.  During his 13-year tenure at Boston Capital, the largest owner of apartments in the United States, his team was responsible for raising over $1 billion of investor equity.

Mr. Chandler graduated with a B.A. from Skidmore College in Saratoga Springs, New York. He has also been involved in several industry associations, including being elected to a 2-year term on FINRA's District 11 Committee, serving from 2005–2007.

In addition to his experience with the non-traded REIT and limited partnership sponsors in the industry, Mr. Chandler has been associated as a general retail broker with Bear Stearns, Smith Barney and Drexel Burnham Lambert.

Samuel Akabas is the Vice President — Chief of Staff for our advisor. Prior to joining our advisor, Mr. Akabas was an investment banker at Cabot Lodge from October 2012 to March 2013. From June 2009 to September 2012, Mr. Akabas served as a Director of Kognito, LLC, a health technology company in New York City, where he developed and managed strategic partnerships with corporate, non-profit, and government entities, while overseeing product management and implementation, and sales and distribution. Prior to that, from June 2007 to June 2009, Mr. Akabas served as an Associate with Towers Perrin (now Towers Watson), a leading global management consulting firm, in their Mergers and Acquisitions advisory group, working with clients in diverse industries, including finance, specialty chemicals, pharmaceuticals, and others. Mr. Akabas holds a Bachelor’s degree in Economics and International Relations from Cornell University and a Master’s degree from the Columbia School of Social Work in enterprise administration and clinical social work.

Eric Fischgrund is our Vice President of Marketing. From January 2008 to December of 2011, Mr. Fischgrund served as a Supervisor of Digital Media and Lead Digital Media Strategist at Beckerman, a public relations firm and home to the one of the nation’s largest real estate-focused specialty practices. Prior to working at Beckerman, Mr. Fischgrund served from October 2006 to December 2007 as a Supervisor at Integrated Marketing Systems, a California-based architectural and engineering consultant firm. Mr. Fischgrund is a graduate of Shippensburg University where he earned a bachelor’s degree in communications and a minor in psychology.

Many of the services to be performed by United Realty Advisors LP in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect United Realty Advisors LP will perform for us as our advisor, and it is not intended to include all the services that may be provided to us by third parties. Under the terms of the advisory agreement, United Realty Advisors LP has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, United Realty Advisors LP, either directly or indirectly, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	maintain our accounting and other records and assist us in preparing, reviewing and filing all requests and returns required to be filed by us with the SEC, the IRS and other regulatory agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement has a one-year term, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. If the advisory agreement is so terminated, our advisor is not entitled to any fees other than any fees then accured and owing. However, upon termination or non-renewal of the agreement, our sponsor will have the right to convert to its Sponsor Preferred Shares into Common Shares.

A majority of our independent directors may elect to terminate the advisory agreement. Following the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see “Compensation Table.”

United Realty Advisors LP and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, United Realty Advisors LP is required to devote sufficient resources to our business to discharge its obligations. United Realty Advisors LP currently has 33 employees, each of whom dedicates a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. United Realty Advisors LP may assign the advisory agreement to an affiliate upon approval of a majority of our directors (including a majority of our independent directors). We may not assign the advisory agreement except to a successor to us or our operating partnership. At least a majority of our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the sucessor advisor. Our directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

Our Property Manager

We expect that a substantial majority of our real properties will be managed and leased by URA Property Management LLC, our property manager, a Delaware limited liability company wholly owned by our sponsor. Jacob Frydman and Eli Verschleiser hold key positions at our property manager. For more information about their background and experience, see “— Our Sponsor.”

We will pay our property manager a monthly property management fee of 4.5% of the monthly gross receipts generated at our properties for services it provides in connection with operating and managing the property. Gross receipts, as defined in the property management agreement, consists of rent, profit we derive from the sale of utilities to tenants, and amounts tenants pay for common area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees and any proceeds of rent insurance). The property manager may reallow some of or all these fees to third parties for management services.

We expect to engage URA Property Management to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.

We also expect to engage URA Property Management to provide leasing services with respect to our properties. We will pay to URA Property Management a leasing fee in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease.

Our property management agreement with URA Property Management has a one-year term, and is subject to automatic successive one-year renewals. Each party has the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but will not be limited to, on-site managers and building and maintenance personnel. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Sponsor

Our sponsor, United Realty Advisor Holdings LLC, was formed by Jacob Frydman and Eli Verschleiser, each a principal of the sponsor, on July 1, 2011 in order to sponsor the Company. Although our sponsor is a recently formed entity and has limited prior operating history, the principals are both experienced in the real estate business. Because our advisor is controlled and indirectly majority-owned by Messrs. Frydman and Verschleiser, each of whom we refer to as a principal of the sponsor, and both of whom control and indirectly own United Realty Advisor Holdings LLC, we consider ourselves to be co-sponsored by Messrs. Frydman and Verschleiser. In addition to the directors and executive officers listed above, our advisor will rely on our sponsor and on key professionals employed or retained by affiliates of our sponsor. These individuals have extensive real estate industry experience through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, leasing, construction management and dispositions.

Mr. Frydman has been in the real estate business for over 30 years, and Mr. Verschleiser has been involved in the real estate business for over 15 years. Our portfolio of assets is managed by our advisor, which is a scalable platform headed by Mr. Frydman and Mr. Verschleiser, and which currently includes three additional seasoned professionals each of whom has worked with Mr. Frydman or Mr. Verschleiser for at least five years, as well as five additional seasoned professionals who, although recently joining our advisor, have each had not less than seven years’ experience in the real estate business. The advisor’s employees have extensive knowledge and expertise in a wide variety of commercial real estate sectors. Our sponsor’s senior management team has an average of 16 years of related real estate experience. The principals of our sponsor manage approximately 1.33 million square feet or $270 million of real estate and real estate-related assets. Our sponsor’s management team has experience investing and performing throughout a variety of market conditions and real estate cycles. The management team has long-term relationships with lenders, vendors, brokers and contractors, which we believe will assist us in effective execution of our investment and operating strategies.

Our sponsor’s in-house operating team is exclusively dedicated to its properties and those of its affiliates, including us. Our sponsor’s operating team includes professionals with experience in acquisitions, due diligence, financing, leasing, research, lease administration, property management, and construction, and are experienced in controlling every aspect of the property acquisition, leasing and management process. Key practice groups are set forth below:

•	Acquisitions generate constant deal flow, streamlined evaluation process, and disciplined buying. This is enhanced through the reputation of our sponsor’s principals, longstanding relationships with brokers and property owners and a constant market presence.
•	Due Diligence assesses issues and any foreseeable risks associated with a property being acquired, which might affect its value and price. This includes site visits, tenant interviews, tenant sales reviews, verification of leases, and review of environmental and property conditions. Upon acquisition, the team disseminates the information to the organization for an effective and efficient transition to operations.
•	Finance builds and leverages lender relationships to secure financing at the lowest cost while managing flexibility, underwrites and finances all new acquisitions and forecasts operating results.
•	Leasing teams are responsible for understanding each market and creating a tailored plan to obtain a tenant mix that optimizes the income stream.
•	Research provides information including mapping, demographics, site-specific data, market information, and trend and void analyses to every department.
•	Lease Administration negotiates the non-monetary provisions of leases and works closely with the leasing team to draft, review, and negotiate letters of intent, leases, amendments, renewals, and assignments while improving the quality of leases.

•	Construction works closely with leasing and lease administration to provide cost estimating, analysis, conceptual design, and value engineering options. Smaller construction activities are undertaken in-house in an effort to minimize cost and time but we generally accept bids for larger construction projects, and development or redevelopment projects from third-party construction contractors, construction managers or subcontractors.
•	Development includes feasibility studies, site plan design, coordination of architects, engineers and other professionals in connection with the development or redevelopment with our properties and overseeing the development process, including obtaining necessary permits, overseeing site work and construction management.

The background and experience of our sponsor and the senior real estate professionals employed or retained by United Realty and its affiliates are described above under “Management — Executive Officers and Directors.”

United Realty Partners LLC

United Realty Capital, LLC, a Delaware limited liability company controlled and indirectly owned by Messrs. Frydman and Verschleiser, was formed on October 11, 2011. Its name was changed to United Realty Partners LLC, or URP, on December 14, 2011. If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto.

Cabot Lodge Securities, LLC

Cabot Lodge, our dealer manager, is a member firm of FINRA. Cabot Lodge was organized in October 2011 as a full service broker-dealer. Cabot Lodge is indirectly owned by our sponsor. Cabot Lodge provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the Common Shares offered pursuant to this prospectus. It also may sell Common Shares at the retail level. The compensation we will pay to Cabot Lodge in connection with this offering is described in the section of this prospectus captioned “Compensation Table.” See also “Plan of Distribution—Compensation We Will Pay for the Sale of Our Common Shares.”

Cabot Lodge is controlled by Messrs. Frydman and Verschleiser, and is an affiliate of our advisor. See “Conflicts of Interest.”

The current officers of Cabot Lodge are:

Name	Age	Positions
Jacob Frydman	55	Chairman of the Board of Directors
Eli Verschleiser	39	Director
Craig Gould	43	Chief Executive Officer and President
Albert Akerman	61	Executive Vice President and Chief Compliance Officer
Frank Chandler	51	Senior Vice President

Jacob Frydman – See “ – Executive Officers and Directors.”

Eli Verschleiser – See “ – Executive Officers and Directors.”

Frank Chandler – See “ – Our Advisor.”

The backgrounds of Messrs. Gould and Akerman are described below:

Craig Gould is the Chief Executive Officer and President of Cabot Lodge. He has over 15 years in senior management roles in the financial services industry, including CEO, National Sales Manager and Head of Investment Banking. Most recently, from January 2009 to October 2010, he was the President of Fintegra, a full service retail securities firm. Prior to Fintegra, from March 2004 to January 2009, he was the National Sales Manager for Wunderlich Securities, and from May 1995 to April 2002 he was the Vice Chairman of Olympic Cascade Financial Corporation (an AMEX listed company). In his previous roles he helped raise in excess of $500 million and managed over 25 initial public offerings. Mr. Gould has also been an officer or director for several public and private companies. Mr. Gould graduated with a B.A. from the University of Wisconsin-Madison.

Albert Akerman joined Cabot Lodge as Executive Vice President and Chief Compliance Officer in October 2011. From May 2010 until August 2011, he was Senior Managing Director and Chief Compliance Officer of Andrew Garrett Inc., leading a four-person compliance and branch management team for a full service broker-dealer with twelve branches and eighty retail registered representatives. From November 2009 until April 2010 Mr. Akerman was a Financial Professional and Assistant District Manager with AXA Advisors, LLC. From September 2005 until August 2009, Mr. Akerman was the Chief Compliance Officer of David Lerner Associates, Inc. From March 2004 until September 2005, Mr. Akerman was the Chief Compliance Officer of Seaport Group Securities, LLC. From September 2001 until February 2004, Mr. Akerman was a Senior Compliance Officer at Barclays Capital Inc., focusing on fixed income trading businesses.  From June 1999 until May 2001, Mr. Akerman was the Chief Compliance Officer of Bank of Tokyo’s securities affiliate, Tokyo-Mitsubishi Securities (USA) Inc.  From January 1997 until February 1999, Mr. Akerman was employed as the Brokerage Audit Manager of Fidelity Investments and its wholly owned clearing agent, National Financial Services Corporation.  Mr. Akerman graduated from Queens College in 1974 and holds registrations with FINRA as a Series 7, 24, 27, 66, 79 and 99.  Mr. Akerman is also a commissioned Federal Bank Examiner and a Certified Information Systems Auditor, and he holds New York State Life, Accident and Health Insurance broker licenses.

We have entered into a dealer manager agreement with Cabot Lodge. For a description of the terms of this agreement, see “Compensation Table” and “Plan of Distribution.”

Management Decisions

Our advisor is responsible for recommending investments to us, negotiating the purchase of these investments, and making or recommending asset management decisions on behalf. Subject to the direction or approval of our board of directors, the following major decisions will be made by our advisor: decisions with respect to the retention of investment banks; marketing methods with respect to this offering; the termination or extension of this offering; the initiation of a follow-on offering; mergers and other change-of-control transactions; and certain significant press releases. The individuals who will be primarily responsible for our advisor’s decisions with respect to all the foregoing matters are Messrs. Frydman and Verschleiser.

As required by our charter, acquisition decisions will ordinarily be based on the fair market value of the properties. If our independent directors so determine, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by our stockholders upon their request.

COMPENSATION TABLE

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, our property manager or our board of directors or URP, as applicable, certain fees and commissions may be paid, in whole or in part, in cash or Common Shares. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
	Organization and Offering Stage
Selling Commissions(2)	The dealer manager will be paid $ 0.73 per Common Share out of the Common Shares sold in our primary offering. Selling commissions will constitute approximately 7.0% of the offering price of $10.45 per Common Share. No selling commissions will be paid on sales of Common Shares under our DRIP. The dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares.	$181,471	$93,796	$ 73,000,000 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Dealer Manager Fee(2)	The dealer manager will be paid $0.31 per Common Share out of Common Shares sold in our primary offering . The dealer manager fee will constitute approximately 3.0% of the offering price of $10.45 per Common Share. The dealer manager may reallow from the dealer manager fee up to $0.15 per Common Share to any participating broker-dealer for marketing support.	$108,290	$55,011

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
	No dealer manager fee will be paid with respect to sales under our DRIP.			$31,000,000 The actual amount will depend on the number of Common Shares sold.

Organization and Offering Expenses(3)	We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices.	$62,144	$41,862	$20,900,000 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Operational Stage
Acquisition Fees(4)
We will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, constructionor improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and acquisition expenses.(5)
		$240,675	None.	$ 9,201,000 (or $ 26,289,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Acquisition Expenses(5)
We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.
		$917,907	None.	$ 5,520,600 (or $ 15,773,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Construction and Development Management Fee(4),(6)
We expect to engage our property manager to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.
		None.	None.	Not determinable at this time.

Asset Management Fees
Until the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence, and (b) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month.(7)
		$44,819	None.
Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Property Management Fees
Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay all or a portion of its property management fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as the expenses of third-party service providers. We will not, however, reimburse our property manager for the fees of third-party service providers, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees who are engaged in the on-site operation, management, maintenance or access control of our properties.
		$9,537	None.	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

Leasing Fees(8)
We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay all or a portion of its leasing fees to the third parties with whom it subcontracts for these services.
		None.	None.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Oversight Fee
For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.
		None.	None.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Operating Expenses(4)
We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will reimburse our advisor for personnel costs in connection with other services, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.(9)
		Our advisor incurred $1,410,150 of total operating expenses during the period, of which $775,509 was reimbursed by us and $634,641 was absorbed by the advisor.	Our advisor incurred $1,099,616 of total operating expenses during the period, of which $517,133 was reimbursed by us and $582,483 was absorbed by the advisor.	Not determinable at this time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Financing Coordination Fee(4)
If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments, we will pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.
		$145,000, of which $84,038 remains payable as of June 30, 2013.	None.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Supplemental Transaction-Based Advisory Fees(4)
If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee.
		$229,175	None.	Not determinable at this time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Awards Under Our Stock Incentive Plan
We have adopted a stock incentive plan, pursuant to which our independent directors, employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our compensation committee will determine all awards under our stock incentive plan and the vesting schedule for the grants.

$59,850

During the six months ended June 30, 2013, we granted 15,774 Common Shares under the stock incentive plan, of which 6,300 were fully vested on the date of grant and the remainder will vest over 15 months effective April 1, 2013. The 6,300 fully vested Common Shares were granted to our employees, to one of our affiliates and to an independent consultant for services provided to us, and the 9,474 shares of restricted stock were granted to our independent directors in lieu of paying their annual fees in cash. During the six months ended June 30, 2013 we expensed $18,000 related to the amortization of the independent directors’ restricted stock.
			None.
The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time and in any event will not exceed 5,000,000 Common Shares (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Compensation of Independent Directors
We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day. We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our compensation committee will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.
		$90,000 During the six months ended June 30, 2013, we granted 9,474 shares of restricted stock to our independent directors in lieu of paying their annual fees in cash, and expensed $18,000 related to the amortization of such restricted stock.	$6,500	The independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $260,000, payable in cash or Common Shares.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Subordinated Share of Annual Cash Flows
Our advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the NASAA REIT Guidelines, acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our use of “net cash flow”, a non-GAAP measure, as a metric instead of GAAP net income likely will result in the payment of a higher amount to our advisor
		None.	None.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)

than if our advisor were to receive, annually, an amount equal to 15% of GAAP net income after payment of such 7% annual return. We cannot assure you that we will provide such 7% annual return, which we have disclosed solely as a measure for our advisor’s incentive compensation. Because such 7% annual return may consist in part of distributions from sources other than operating cash flow, the source of such 7% annual return may not be entirely from net income; to the extent that the source of such 7% annual return is not from net income, then the value of your Common Shares may be impacted negatively. Our advisor may have an incentive to increase the amount of distributions from sources other than operating cash flow in order to maximize its subordinated share of annual cash flows. Our advisor may receive a subordinated share of annual cash flows even if distributions to holders of Common Shares have exceeded our cash flows from operations.
		None.	None.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Liquidation/Listing Stage
Real Estate Disposition Commissions(4)
For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a real estate disposition commission equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property ; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property . Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the preparation by our advisor or its affliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor or its affiliates in connection with a sale.
		None.	None.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation	Determination of Amount	Amount Paid During Six Months Ended June 30, 2013	Amount Paid During Year Ended December 31, 2012	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*(1)
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)
Upon (and for 180 days following) the occurrence of a Triggering Event, as defined under “Description of Shares — Sponsor Preferred Shares,” each outstanding Sponsor Preferred Share becomes convertible into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined below, plus a non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by us by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that we repurchased under our share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from us.
		None.	None.
If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if less than $100 million of gross proceeds is raised) to $ 52.25 million (if the maximum offering is sold). (These estimates assume that a Common Share is worth $ 10.45 and that no investors participate in our DRIP).(10)

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that the repurchase of Common Shares by our stockholders (through our share repurchase program) would have upon such fee amounts.
(1)	Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.
(2)	The amount of selling commissions and dealer manager fee may be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.

(3)	These organization and offering expenses include all costs and expenses to be paid by us in connection with our formation and an offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses.
(4)	In the sole discretion of our advisor, our property manager or URP, as applicable, this fee, commission or expense reimbursement may be paid, in whole or in part, in cash or Common Shares, or any combination thereof. For the purposes of the payment of this fee, commission or expense reimbursement in Common Shares, prior to the NAV pricing start date, if an offering is underway, each Common Share will be valued at the per Common Share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. Following the NAV pricing start date, each Common Share will be valued at NAV per Common Share.
(5)	In addition, if during the period ending two years after the close of the offering, we sell an investment and then reinvest in other investments, we will pay our advisor any acquisition fees in respect of such other investments, along with reimbursement of acquisition expenses in respect of such other investments; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of such reinvestment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.
(6)	We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent. We will not undertake improvements that would cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the section titled “Material U.S. Federal Income Tax Considerations” in this prospectus.
(7)	The asset management fee may be paid, in whole or in part, at the discretion of our board of directors, in cash or Common Shares, or any combination thereof. For the purposes of the payment of the asset management fee in Common Shares, prior to the NAV pricing start date, if an offering is underway, each Common Share will be valued at the per Common Share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. Following the NAV pricing start date, each Common Share will be valued at NAV per Common Share.
(8)	Leasing fees will be payable at the time of execution of a lease or renewal lease. If the tenant subsequently defaults under its lease obligations, in accordance with industry practice, our property manager will not be obligated to remit the leasing fees to us. Therefore, our property manager may have an incentive to lease to a less creditworthy tenant (a) in order to expedite the collection of a leasing fee, and (b) because if the tenant breaks the lease, our property manager may have a second opportunity to earn a leasing fee.
(9)	Operating expenses will include reimbursement of our advisor for personnel costs, including certain salaries and benefits payable to our officers who are also executive officers, key personnel or members of our advisor. See “Management.” The anticipated amount of reimbursement for compensation, including base salary, bonuses and related benefits, on an annual basis for our executive officers is approximately $600,000. Our advisor employs 15 full-time employees, all of whom spend at least 80% of their time on matters related to us. Our advisor's five most highly compensated employees annually earn an aggregate of $1,475,000, of which 80%, or $1,180,000, is allocated to us.

(10)	Our sponsor will receive no compensation directly from us, except that, as described in various places throughout this prospectus, the issuance to our sponsor of its Sponsor Preferred Shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Sponsor Preferred Shares will constitute an economic benefit to our sponsor measured by the difference between the purchase price for the Sponsor Preferred Shares and the value of Common Shares into which they are converted. Our sponsor’s ownership position as a result of the conversion of the Sponsor Preferred Shares will remain relatively constant at between 2.6 % and 5.2 % of the outstanding Common Shares at any given time (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions). If the maximum offering is achieved, for the consideration of $50,000, the potential value of our sponsor’s holdings at $ 10.45 per Common Share would be $ 52.25 million upon conversion, assuming no investors participate in our DRIP. Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined above and under “Description of Shares — Sponsor Preferred Shares,” plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital.

The holder of outstanding Sponsor Preferred Shares has the right to convert any of such shares into Common Shares upon (and for 180 days following) the occurrence of any of the following events (each a “Triggering Event”):

•	the sale or transfer of substantially all of our assets, stock or business through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in our liquidation, dissolution or winding up;
•	the termination or expiration without renewal of the advisory agreement, including the termination of the advisory agreement by our sponsor, which, as the sole manager of the general partner of our advisor, may terminate the agreement at any time, upon 60 days’ notice; or
•	the listing of our Common Shares on any national securities exchange.

There are no dividends payable on the Sponsor Preferred Shares. On our liquidation, dissolution or winding up, the holder of the Sponsor Preferred Shares will be entitled to receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital.

Five hundred thousand shares of preferred stock were issued to our sponsor, and subsequently exchanged for Sponsor Preferred Shares, at a time when we had no material assets. Accordingly, the Sponsor Preferred Shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Sponsor Preferred Shares has not been, and will not have been prior to conversion, treated as compensation to our sponsor. Rather, expense related to issuance of the Sponsor Preferred Shares to our sponsor will be recognized only at such time as the number of Common Shares to be issued upon conversion of the Sponsor Preferred Shares can be reasonably estimated and a Triggering Event occurs. The expense at that time will be measured as the difference between the fair value of the Common Shares for which the Sponsor Preferred Shares can be converted and the amount paid for the Sponsor Preferred Shares.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our Common Shares as of August 19 , 2013 for each person or group that holds more than 5% of our Common Shares, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our Common Shares has sole voting and investment power with regard to such Common Shares.

	Number of Common Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned	Class
United Realty Advisor Holdings LLC (2)	19,053	3.48%
Jacob Frydman (2)	40,011	7.30%
Eli Verschleiser (2)	19,053	3.48%
Joseph LoParrino	—	0.00%
Dr. Daniel Z. Aronzon	3,238	0.59%
David B. Newman	3,238	0.59%
Robert Levine	3,238	0.59%
All Directors and officers as a group	49,724	9.07%

(1)	The address of each beneficial owner listed is 44 Wall Street, 2nd Floor, New York, New York 10005.
(2)	United Realty Advisor Holdings LLC is controlled and indirectly owned by Jacob Frydman and Eli Verschleiser.
In addition to the foregoing, our sponsor owns 500,000 Sponsor Preferred Shares. The Sponsor Preferred Shares are convertible into Common Shares pursuant to the formula and on the terms and subject to the conditions set forth under “Description of Shares — Sponsor Preferred Shares.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, URP and affiliates, which are the sponsors of other real estate programs. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Every transaction that we enter into with our advisor, our property manager, Cabot Lodge, URP or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate if there is a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, Cabot Lodge, URP or any of their respective affiliates.

Competition for Investors

Our sponsor generally seeks to reduce the conflicts that may arise among its various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We have entered into and may continue to enter into joint venture agreements with our affiliates for the acquisition, development or improvement of properties or other investments that meet our investment objectives. Our advisor has some of the same executive officers and key employees as other affiliates of United Realty, and these persons may face conflicts of interest in determining whether and which program or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. Similarly, our sponsor and its affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which program or entity sponsored or by United Realty or its principals should enter into any particular joint venture agreement with us. These persons also may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer affiliated with our sponsor and in managing the joint venture. Any joint venture agreement or transaction between us and a co-venturer affiliated with our sponsor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The co-venturer affiliated with our sponsor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Allocation of Investment Opportunities

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor to identify suitable investment opportunities for us, with our advisor having primary responsibility for identifying suitable investments on our behalf. Jacob Frydman and Eli Verschleiser, as the principals of our sponsor, which is the sole manager of URTI GP, LLC, the general partner of our advisor, have adopted a policy that, for so long as they are both principals of the sole manager of the general partner of the advisor, each principal of our sponsor will, directly or through our advisor, present to us for our consideration any “REIT Opportunity” of which he becomes aware, whether he becomes aware of it through our advisor, our sponsor or any other of our affiliates, or by any other means. If we determine not to pursue the REIT Opportunity, the principal who presented the REIT Opportunity to us may pursue it through any means, with or without the involvement of the other principal. For purposes of the foregoing, “REIT Opportunity” means any investment opportunity that would be directly competitive with our investment strategies.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs or entities sponsored or advised by United Realty or its principals own properties. In such a case, a conflict could arise in the leasing of properties if we and another program or entity sponsored or advised by United Realty or its principals were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another United Realty-sponsored program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest also may exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other investments or programs sponsored by principals of our sponsor and their respective affiliates. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. It is difficult to predict specific amounts of time an executive officer will devote to our company. We believe that Messrs. Frydman and Verschleiser will devote a substantial majority of their time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than as described above.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with the advisor’s affiliates, including the advisory agreement , the property management agreement and the dealer manager agreement ;
•	public offerings of equity by us, which will entitle our dealer manger to dealer manger fees, will likely entitle the advisor to increased acquisition and asset management fees and may result in us paying increased supplemental transaction-based fees to URP;

•	sales of properties and other investments to third parties, which entitle the advisor to disposition commissions and a possible subordinated share of annual cash flows and may enable URP to collect supplemental transaction-based fees;
•	acquisitions of properties and other investments, which through our advisor, entitle the advisor to acquisition fees and asset management fees, which acquisition fees are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us or create an incentive for our advisor to recommend that we purchase assets at higher prices;
•	whether to lease to a less creditworthy tenant, since our property manager will receive a leasing fee regardless of tenant quality, and a default by a tenant under its lease obligations may give our property manager an opportunity to earn an additional leasing fee;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition and asset management fees payable to the advisor and may enable URP to collect supplemental transaction-based fees; and
•	whether and when we seek to become self-managed, which could lead to our acquisition of entities affiliated with our advisor at a price resulting in substantial compensation to our advisor.

Conflicts with Respect to Sponsor Preferred Shares

As discussed elsewhere in this prospectus, we have issued to our sponsor 500,000 shares of preferred stock, subsequently exchanged for Sponsor Preferred Shares. Upon (and for 180 days following) a Triggering Event, these Sponsor Preferred Shares are convertible into Common Shares. A “Triggering Event” is one of the following events: (1) the sale or transfer of substantially all of our assets, stock or business through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in our liquidation, dissolution or winding up; (2) the termination or expiration without renewal of the advisory agreement; and (3) the listing of our Common Shares on any national securities exchange. The Triggering Event set forth in item (1) above could include a transaction with another program organized (either previously or in the future) by our sponsor (although no such transaction is now contemplated), subject to any required stockholder approval of the transaction. Thus, a transaction of the type set forth in item (1) above with another program organized by our sponsor could permit our sponsor to convert its Sponsor Preferred Shares into Common Shares, subject to any required stockholder approval of the transaction.

Each share of preferred stock subsequently exchanged for a Sponsor Preferred Share was issued in exchange for $0.10 per share. There are no dividends payable on the Sponsor Preferred Shares. Upon (and for 180 days following) a Triggering Event, the Sponsor Preferred Shares may be converted into Common Shares, thereby resulting in dilution of the interests of the other holders of the Common Shares in us. If the Sponsor Preferred Shares were converted into Common Shares, our sponsor would own approximately 2.6 % to 5.2 % of the total number of Common Shares outstanding following the conversion (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions) in exchange for an aggregate payment of $50,000. As the sole manager of the general partner of our advisor, our sponsor can influence both the timing and conversion of the Sponsor Preferred Shares and the resulting dilution of the other holders of our Common Shares; however, any of these actions would require board approval.

Our sponsor also could cause our advisor to terminate our advisory agreement at any time and without cause upon 60 days’ prior written notice. If our sponsor, as the sole manager of the general partner of our advisor, were to direct the termination of the agreement, it would trigger the convertibility of the Sponsor Preferred Shares pursuant to our charter. For a description of the Sponsor Preferred Shares, see “Description of Shares — Sponsor Preferred Shares.”

Our Board’s Loyalties to Current and Possibly to Future Programs sponsored by United Realty or its Principals

Some of our directors also may become directors of other programs sponsored by United Realty or its principals. The loyalties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored by United Realty or its principals may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect other programs sponsored by United Realty or its principals, as follows:

•	We could enter into transactions with other programs sponsored by United Realty or its principals, such as joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by certain members of the board and their loyalties to other programs sponsored by United Realty or its principals.
•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by United Realty or its principals.
•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by United Realty or its principals.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor and its Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of our advisor, our property manager, Cabot Lodge, URP and their affiliates. As a result, they have loyalties to each of these entities, and to their stockholders, members or limited partners. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Valuation Conflicts

After the NAV pricing start date, the asset management fee paid to our advisor may be based on NAV, which the advisor is responsible for calculating. Appraisals and valuations of our properties and investments in real estate-related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts than amounts that could actually be realized upon a sale because higher NAV may result in higher compensation to the advisor.

We also will compensate the independent appraisers we engage to appraise our properties; however, such compensation must be approved by a majority of our independent directors and will be based on prevailing market terms, which will probably include a fixed fee based upon the number of appraisals plus out-of-pocket expenses.

Affiliated Dealer Manager

Since Cabot Lodge, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with an offering of securities. See “Management—Cabot Lodge Securities, LLC.”

Certain Conflict Resolution Measures

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter provides that, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our board of directors will be independent directors. An “independent director” is a director who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by our sponsor will not, by itself, preclude independent director status. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and the independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors as a group also may retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our sponsor’s affiliates, including the advisory agreement and the property management agreement;
•	public offerings of securities;
•	sales of properties and other investments;
•	investments in properties and other assets;
•	originations of loans;

•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our advisor;
•	whether and when we seek to list our Common Shares on a national securities exchange;
•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our sponsor at a substantial price; and
•	whether and when we seek to sell the company or its assets.

Our board of directors, or a majority of the independent directors that constitute a majority of our board of directors, must approve all proposed investments.

Restrictions on Competing Business Activities of Our Sponsor

Our advisor is required to present a continuing and suitable investment program to us that is consistent with our investment policies and objectives. Investment opportunities that are suitable for us also may be suitable for other programs sponsored by our sponsor or its principals. Jacob Frydman and Eli Verschleiser, as the principals of our sponsor, which is the sole manager of URTI GP, LLC, the general partner of our advisor, have adopted a policy that, for so long as they are both principals of the sole manager of the general partner of the advisor, each principal of our sponsor will, directly or through our advisor, present to us for our consideration any “REIT Opportunity” of which he becomes aware, whether he becomes aware of it through our advisor, our sponsor or any other of our affiliates, or by any other means. If we determine not to pursue the REIT Opportunity, the principal who presented the REIT Opportunity to us may pursue it through any means, with or without the involvement of the other principal. For purposes of the foregoing, “REIT Opportunity” means any investment opportunity that would be directly competitive with our investment strategies. See “Conflicts of Interest — Our Sponsor’s Interests in Other Real Estate Programs — Allocation of Investment Opportunities.”

Other Charter Provisions Relating to Conflicts of Interest

In addition to mandating that a majority of our directors be independent, our charter contains many other restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees and any other compensation, including stock-based compensation, if any, and the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor, a director, a sponsor or any affiliate thereof a disposition commission in connection with the sale of a property or other asset if such person provides a substantial amount of services in the effort to sell the property or asset. If a third-party broker is involved in the disposition and our advisor has provided a substantial amount of services in connection with the sale of the assets, our advisor may receive up to one-half of the brokerage commission paid so long as the commission paid to our advisor does not exceed 3% of the sales price of the property or other asset. If no brokerage commission to a third-party broker is paid, our advisor may receive a commission of up to 3% of the sales price of the property or other asset. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2% fee. Moreover, our charter also provides that the commission, when added to all other disposition commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition commission is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the original issue price of the Common Shares, plus an amount equal to 6% of the original issue price of the Common Shares per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated share of annual cash flows than our charter requires. Under the advisory agreement, a subordinated share of annual cash flows may be paid only if the holders of Common Shares have first received distributions (as determined pursuant to the advisory agreement) for the respective calendar year, such that the holders of Common Shares have received a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of our independent directors. The subordinated share of annual cash flows under the advisory agreement may derive from continuing operations or net sale proceeds; to the extent derived from continuing operations, it will count against the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if a majority of the board, including a majority of the independent directors, not otherwise interested in the transaction finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 1% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of our independent directors.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. By “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. However, upon (and for 180 days following) the termination or nonrenewal of the advisory agreement, our sponsor will be entitled to convert its Sponsor Preferred Shares into Common Shares.

Our Acquisitions.  Our charter permits us to purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest if there is a determination by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (a) the independent directors determine that such transaction is fair and reasonable, (b) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (c) the entity has conducted no business other than the financing, acquisition and ownership of the property, and (d) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or officers or any of their respective affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their respective affiliates.

Other Transactions Involving Affiliates.  A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our advisor, our sponsor, any of our officers or directors or any of their respective affiliates, including any development services fees payable to such affiliates, are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.   Our advisor must reimburse us each quarter the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets and 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, this fact will be disclosed in writing and sent to the holders of our Common Shares within 60 days. This fact also may be disclosed on Form 8-K within 60 days of the end of the quarter. Included in such disclosure will be an explanation of the factors considered by our independent directors in determining that such an excess was justified. “Average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period. “Total operating expenses” means costs and all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential investments that we do not close); (g) real estate commissions on the sale of property and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  We may issue options or warrants, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our advisor, our directors, our sponsor or any of its affiliates shall not exceed an amount equal to 10% of the outstanding Common Shares on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our sponsor, our advisor, or our directors or officers or any of their respective affiliates in connection with our repurchase shares of our capital stock.

Loans.  We will not make any loans to our advisor, or to our directors or officers or any of their respective affiliates, except for loans to wholly owned subsidiaries and except that we may make mortgage loans to such persons if an independent expert has appraised the underlying property. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its respective affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by an independent registered public accounting firm;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of holders of our Common Shares and the basis for such determination; and
•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Our sponsor, our advisor, our directors and officers and their respective affiliates may not vote their shares regarding (a) the removal of any of them or (b) any transaction between any of them and us. In determining the requisite percentage in interest of shares necessary to approve any matter on which our sponsor, our advisor, our directors and any of their respective affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.  As required by Section II(c)(1) of the NASAA REIT Guidelines, our board of directors, including a majority of the independent directors, reviewed and ratified our charter at its first meeting.

INVESTMENT OBJECTIVES AND CRITERIA

General

We are The Dual Strategy REIT. We intend to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. Our properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. We also may seek to acquire assets from sellers who are distressed or who face time-sensitive selling deadlines, or from owners or institutions who have acquired assets through foreclosure. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

We expect to invest approximately 80% of our funds in direct real estate investments and other equity interests, and approximately 20% of our funds in debt interests, which may include bridge or mezzanine loans. We expect this breakdown to remain approximately the same even if we raise an amount substantially less than our maximum offering amount.

Market Opportunity

We believe that the next two-and-a-half years (2013 – 15) should present a buying opportunity for investment in commercial real estate. Since 2008, commercial real estate prices generally have decreased, making it possible to acquire many properties for less than what such properties would have sold for five years ago and often for less than replacement cost. We also are in a historically low interest rate environment, which means that we expect to be able to borrow today at historically low interest rates. Leverage is one of the components that makes real estate attractive. When owners of real estate can borrow at a rate lower than the capitalization rates at which properties are priced, the owners will have positive leverage, resulting in net cash flow on invested equity at a rate higher than the capitalization rate.

It is our view and belief that we are approaching a “perfect storm” for property acquisitions now. Over the next few years, we believe several trends will occur which will make the acquisition of real estate assets attractive. We anticipate that in 2013 and 2014 a significant number of securitized loans will be coming due, which, when originally made, were at debt levels that will be difficult to refinance. We also expect that if certain regulations are promulgated relating to bank capital requirements, banks will sell real estate-related assets and foreclose on troubled real estate loans which they previously may have modified or extended. This should create a further buying opportunity for real estate investment. It is our view and belief that based on the sovereign debt crisis in Europe, many governments of industrialized nations will be forced to take actions that may result in an inflationary cycle in the mid- to long-term. For all these reasons, we believe we can acquire properties at below replacement cost, finance them with low interest rate debt, improve the value of the rental stream if and as inflation starts to take hold, and then dispose of the assets at higher prices towards the end of our holding period. If our view and belief are correct, we believe that our company will be well positioned to benefit based on the timing of its formation and expected types of asset acquisitions upon completion of the offering.

  Our Dual Strategy

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. By pursuing both strategies simultaneously we believe we can most effectively achieve our desired investment objectives. In executing on our investment objectives we will consider the state of the current real estate and capital markets in the United States in conjunction with our views of likely future developments which will impact both the real estate and capital markets in the United States.

We are currently in a period of historically low interest rates, which we believe provides a unique opportunity for us to finance our acquisitions with low cost fixed-rate debt financing. It is our view that the current interest rate environment will remain stable over the short term based on pronouncements from the Federal Reserve Bank. However, based on global sovereign debt concerns and our view of where the capital markets will need to stabilize in the long term, we believe that interest rates will rise in the medium term. We also anticipate that while there is limited risk of inflation in the short term, given historic business cycles, inflation is likely to increase once the current low interest rate environment ends. Therefore, with respect to our strategy of acquiring stable, in-place cash-flowing assets, we perceive a unique opportunity to finance such assets with low interest financing as a way to effect a positive impact on cash flow, and, based on the length of term for which we are able to fix such interest rates, any assumable financing may be viewed by a potential purchaser as an attractive opportunity when we elect to exit such a transaction. Since we also believe that, on a longer term, inflation should play a significant role in the valuation of real estate assets, we will be focusing on acquiring properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore, we will generally not seek to acquire properties which are fully leased with fixed rents which are not adjustable if inflation occurs, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties.

At the same time, we will be pursuing our second strategy of acquiring assets which we believe, because of their property-specific characteristics or their market characteristics, may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. We anticipate that typically, such assets will not have stable cash flows upon acquisition, and will generally require additional investment in the execution of a value-added strategy developed specifically for that asset, which is intended to provide significantly higher returns, and which generally will provide us with opportunities to realize growth in the value of such assets upon the sale or refinancing of such assets. We expect that typically, we will seek to exit from these more opportunistic acquisitions once we have achieved our intended goals, rather than continue to hold such assets for a longer term. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs.

Prior to acquiring an asset, our advisor will perform an analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us. We intend to employ our dual investment strategies, with a view towards generating current cash flow as well as realizing growth in the value of our assets and hedging against inflation. We intend that our overall strategy will involve one or more of the following attributes:

•	Diversified Portfolio — Once we have invested substantially all the proceeds of this offering, we expect to have acquired a well diversified portfolio based on property type, geography, investment strategy, tenant mix, lease expirations and other factors;
•	Growth Markets or Growth Opportunities — We expect that our properties either will be located in established or growing markets based on trends in population growth, employment, household income, employment diversification and other key demographic factors, or will be opportunities for value enhancement based on the need for recapitalization, repositioning or redevelopment; and
•	Discount To Replacement Cost — In the current acquisition environment, we expect to acquire properties at values based on current rents and at a substantial discount to replacement cost.

We intend to focus on maximizing stockholder value. Some of the key elements of our financial strategy include:

•	Seasoned Management — We will acquire and manage the portfolio through our advisor and its affiliates, including our sponsor’s seasoned team of ten professional managers who, although they have limited experience managing a public REIT, have over 150 years of combined operating history and extensive knowledge and expertise in commercial real estate;
•	Property Focus — We will utilize a property-specific focus that combines intensive leasing plans with cost containment measures, with the expectation that it will deliver a solid and stable income stream;
•	Stable Dividend — We intend to make monthly distributions. While we will seek to make distributions from operating revenues, we have made and may continue to make distributions at least partially from sources such as the proceeds of this offering or borrowings. Distributions from such sources would reduce the funds available for investment in properties and would reduce the amount of distributions we could make in the future. For more information, see “Risk Factors — Risks Related to an Investment in United Realty Trust Incorporated”;
•	Prudent Leverage — We will target a prudent leverage strategy with an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all the offering proceeds). For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors;
•	Upside Potential — We expect our portfolio to have upside potential from a combination of lease-up, rent growth, cost containment and increased cash flow; and
•	Exit Strategy — We expect to sell our assets, sell or merge our company or list our company, within six to nine years after the end of this offering.

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;
•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange. See “— Exit Strategy — Liquidity Event.”

We intend to hold our assets for a period of three to six years from the termination of our initial public offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Nonetheless, we may consider investing in properties and other assets with a different holding period if such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

As a result of our dual strategy and our flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, our intent to target assets with significant possibilities for near-term capital appreciation or higher current income, and our use of a higher degree of leverage, we believe that our investments have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree or employ more conservative investment strategies. In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors also may cause us to modify our acquisition and investment policies.

  Investments in Real Property

All of our investments will be in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real properties. We will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

With respect to our first strategy, we will invest primarily in existing, stabilized income-producing properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore we will generally not seek to acquire properties which are fully leased on a long-term basis with fixed rents which are not adjustable if inflation occurs, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties.

With respect to our second strategy, we will invest primarily in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years from the termination of our initial public offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices.

In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to limitations on acquiring properties located outside of the United States or in land not yet approved for development, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

We believe that successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor uses modeling tools that our advisor believes will help us identify favorable property acquisitions and enable it to forecast growth. Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with our sponsor, any of our directors or our advisor or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may acquire properties that are under development or construction, undeveloped land, options to purchase properties and other real estate assets. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 20% of the proceeds of this offering, assuming we sell the maximum offering amount. If we raise substantially less than our maximum offering amount and we acquire a real estate-related asset early in our offering stage, our investments in real estate-related loans and securities could constitute a greater percentage of our portfolio. With respect to our investments in real estate-related assets, including mortgages, mezzanine, bridge and other loans, debt and derivative securities related to real estate and any non-controlling equity investments in other public REITs or real estate companies, we will focus primarily on investments in first mortgages secured by commercial properties. We do not intend that our investments in securities will require us or any of our subsidiaries to register as an “investment company” under the Investment Company Act.

Real Estate-Related Loans

We will focus on first and second mortgage loans. Other mortgage investments may consist of B-notes, mezzanine loans, bridge loans, distressed loans or “loan-to-own” opportunities. Our real estate-related loan strategy will be opportunistic. As a result, our board of directors has not placed any limitations on investments real estate-related loans as to factors such as credit rating or loan-to-value ratio.

Enhanced-Return Properties

We may invest in enhanced-return properties, which are higher-yield and higher-risk investments that may not be as well located or well occupied as the substantial majority of our properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Acquisition Policies

Geography.  We intend to focus on properties located in the United States, with a primary focus on the eastern United States and on markets where we have an established market presence, or market knowledge and access to potential investments, as well as an ability to efficiently direct property management and leasing operations.

Our initial target markets will be growth markets with strong demographic growth, such as employment, household income, and economic diversity.

Additionally, our advisor may pursue properties in other markets demonstrating strong fundamentals, opportunities to acquire properties at prices below replacement cost, in properties with short-term leases that our advisor believes are poised to benefit from rental increases or longer term leases which are inflation- protected by tying rental rate increases to the Consumer Price Index, or CPI, and in assets which we otherwise believe can meet our investment objectives. Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments across multiple sub-markets in the eastern United States.

Investment Size and Term.  We expect the majority of our investments will typically be more than $20 million; however, we may make investments above or below this amount to complement our portfolio and meet our investment objectives, and during the early phase of our investments, the typical investment will likely be significantly less than $20 million.

We intend to hold our properties for three to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. For  five years following the initial effective date of our initial public offering, we may reinvest proceeds from the sale of our assets, subject to amounts to be paid to stockholders for their payment of taxes. Following such time period, we will not reinvest proceeds from the sale of our assets except to the extent necessary to preserve, repair or maintain our existing assets. We expect to sell our assets, sell or merge our company or list our company within six to nine years after the end of this offering. However, economic and market conditions may influence us to hold our investments for different periods of time.

Real Property Investment Considerations.  Our advisor will perform an in-depth review of each property acquired in the portfolio, including, but not limited to:

•	geographic location and property type;
•	condition and use of the property;
•	market growth demographics;
•	historical performance;
•	current and projected cash flow;
•	potential for capital appreciation;
•	presence of existing and potential competition;
•	prospects for liquidity through sale, financing or refinancing of the assets; and
•	tax considerations.

Conditions to Closing Real Property Investments.  Our advisor will perform a diligence review on each property that we purchase. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. A “Phase II” environmental site assessment may include such sampling or testing, but we generally will not obtain a Phase II environmental site assessment unless our advisor determines that the results of the Phase I assessment would warrant it. We also will generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents may include, where available:

•	plans and specifications;
•	surveys;
•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;
•	title and liability insurance policies; and
•	financial statements covering recent operations of properties having operating histories.

Tenant Improvements.  We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, if a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases.  We will generally seek to acquire properties where leases provide for periodic rent increases or provide for periodic adjustments based on the CPI or other inflation-based indices, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties. We expect that the majority of the non-residential leases we enter into or acquire will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our non-residential leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we will describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of 95% of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years, although we may have lease terms which differ in certain circumstances.

Multifamily Properties.  We may acquire and develop multifamily properties for rental operations as apartment buildings or for conversion into condominiums. In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. We will focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts, or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality, Recreation and Leisure Properties.  We also may acquire hospitality and recreation and leisure properties that meet our investment strategies. Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices. If we acquire lodging properties, we will lease the hotel to a TRS in which we may own a 100% ownership interest. Our TRS will engage a third party in the business of operating hotels to manage the property.

When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire. We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities and boat supplies and repair services. We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets and food and beverage sales. We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Tenant Creditworthiness.  We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the creditworthiness of each particular tenant. We will generally review relevant financial data collected from prospective tenants before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. If our advisor determines it appropriate, we may use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Real Estate-Related Loans and Securities Considerations.  Although not our primary focus, we may, from time to time, make or invest in mortgage, bridge or mezzanine loans, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we also will evaluate such investments based on the current income opportunities presented. When determining whether to make investments in mortgage and other loans and securities, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related loans and securities; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; the likelihood that by acquiring the loan we may be able to acquire the real property securing the loan, and other factors considered important to meeting our investment objectives.

We may acquire or retain loan servicing rights in connection with investments in real estate-related loans that we acquire or originate. If we retain the loan servicing rights, our advisor or one of its respective affiliates will service the loan or select a third-party provider to do so. We may structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by a governmental agency or another third party.

Acquisition of Properties from Our Affiliates

Under our charter, we are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates, including from programs sponsored by our sponsor. We also are not precluded from providing mortgage or other financing to joint ventures in which we are a joint venturer, or to our affiliates, including loans secured by properties owned by our affiliates. Any such acquisitions or loans will be approved consistent with the conflict of interest procedures described in this prospectus, including approval by a majority of the board of directors and a majority of the independent directors, and receipt of an independent third-party appraisal of the asset to be acquired or financed.

Joint Ventures/Co-Investments

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We also may enter into joint ventures, partnerships and other co-ownership arrangements or participations with third parties as well as entities affiliated with our advisor for the purpose of obtaining interests in real estate properties and other real estate investments. We also may enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio, allow us to potentially increase the return on invested capital, promote our brand name and increase market share and help us to obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate properties or real estate-related assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

We also will evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. If the potential joint venture partner is an affiliate of our advisor, we will only enter into such joint venture if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

We have not established any specific terms that we require in the joint venture agreements that we enter into. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture — we will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another co-venturer, we will consider the procedures to address decisions if there is an impasse.
•	Our ability to exit a joint venture — we will consider requiring buy/sell rights, repurchase rights or forced liquidation rights.
•	Our ability to control transfers of interests held by other partners to the joint venture — we will consider requiring consent provisions, a right of first refusal or forced repurchase rights in connection with transfers.

Development and Construction of Properties

We may invest proceeds from the offering in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of such properties will generally be guaranteed at the contracted price by a completion bond or performance bond posted by the contractor or by major subcontractors to such project. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our property manager for such projects we also will obtain the approval of a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors —  General Risks Related to Investments in Real Estate.”

We expect to engage our property manager to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements. We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some of or all our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. For example purposes only, substantial justification could be found by the independent directors: (a) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (b) to pay sufficient distributions to maintain our REIT status; or (c) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. During the early stages of this offering, and to the extent financing in excess of our charter limit is available at attractive terms, we believe that the majority of our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

The form of our indebtedness may be long-term or short-term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction approves the transaction after determining that it is fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In order to arrive at such a determination, our directors will examine data regarding comparable loans between unaffiliated parties in consultation with counsel and independent financial advisors, investment bankers or mortgage brokers.

Certain Risk Management Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies, although we may concentrate assets geographically at certain times during our operational stage in order to obtain operating and management efficiencies. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Hedging Activities.  Consistent with our intention to qualify as a REIT, we may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to (a) sell additional shares in this or future public offerings, (b) issue equity interests in private offerings, (c) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation, (d) issue equity incentive awards under our stock incentive plan or (e) issue Common Shares to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair value of your Common Shares.

Disposition Policies

We expect to hold real property investments for three to six years, which we believe is likely to be the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make, initially at the time of acquisition as part of the original business plan for the asset, and thereafter by periodically reviewing each asset to determine the optimal time to sell the asset and generate a strong return. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering relevant factors, including prevailing and projected economic conditions, whether the value of the asset is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT.

Exit Strategy — Liquidity Event

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of all or substantially all of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the U.S. federal income tax consequences to our stockholders. In making the decision to apply for listing of our Common Shares, our directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making the determination of whether to list our Common Shares on a national securities exchange is the liquidity needs of our stockholders. In assessing whether to list, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If the board believed that after listing it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our Common Shares upon the initial listing, the board may still opt to list our Common Shares. The board and the independent directors also would likely consider whether there was a large pent-up demand to sell our Common Shares when making decisions regarding listing or liquidation. The degree of participation in our DRIP and the number of requests for repurchases under our share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, unless approved by a majority of our independent directors;
•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property, which we define as an equity interest in real property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned in good faith to commence within one year;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make an investment in a property if the related acquisition fees, financing fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; provided, that in the case of a property or loan, the investment may be made if a majority of the independent directors determines that the transaction is commercially competitive, fair and reasonable to us;
•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and; provided, further, that this limitation does not apply to: (a) real estate acquisitions effected through the purchase of all the equity securities of an existing entity, (b) investments in our wholly owned subsidiaries or (c) investments in asset-backed securities;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	engage in underwriting or the agency distribution of securities issued by others;
•	issue equity securities on a deferred payment basis or similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue partnership interests that can be repurchased.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section “Description of Shares — Restrictions on Roll-up Transactions.”

Disclosure Policies with Respect to Future Probable Acquisitions

During this offering our advisor will be continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us. If we believe that a reasonable probability exists that we will acquire a specific property or other asset, whether directly or through a joint venture or otherwise, this prospectus will be supplemented to disclose the pending acquisition of such property. We expect that this will normally occur after the signing of a purchase agreement for the acquisition of a specific asset or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that the company and its subsidiaries are not required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” do not include U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries are not investment companies under the 40% test or can rely on Rule 3a-1 under the Investment Company Act. Rule 3a-1 under the Investment Company Act, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company with Section 3(a)(1)(C) and the exemption provided in Rule 3a-1.

In addition, we believe that neither our company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or propose to engage primarily, or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except as otherwise provided in our charter, our investment objectives and policies and the methods of implementing our investment objectives, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

DESCRIPTION OF REAL ESTATE INVESTMENTS

Tilden House

On March 29, 2013, a joint venture between our operating partnership and Tilden LLC, the seller of the property, acquired a fee simple interest in Tilden House, a residential property located at 2520 Tilden Avenue in Brooklyn, New York. The acquisition was not an affiliated transaction, and prior to the acquisition, Tilden LLC did not have a material relationship with us.

Tilden House is a nine-story residential building, completed in 2007, with 117 apartments, community facility space and indoor and outdoor parking, comprising approximately 86,360 rentable square feet.

  Capitalization

The purchase price for Tilden House was approximately $22.3 million, exclusive of brokerage commissions and closing costs. Brokerage commissions and closing costs were approximately $2.1 million. We funded the acquisition as follows: (i) $14.5 million with a new first mortgage loan secured by Tilden House, as described in more detail below; (ii) $7.5 million by Tilden LLC through the contribution of a portion of its equity in Tilden House to the joint venture, or the Tilden JV; and (iii) cash from our ongoing public offering in an amount which, when combined with the brokerage commissions and closing costs paid by our operating partnership, was approximately $2.3 million. In connection with the closing, we  paid URP a supplemental transaction-based advisory fee for deal sourcing in the amount of $229,175 and  paid our advisor an acquisition fee in the amount of $240,675 and a financing coordination fee in the amount of $145,000. Such amounts are not included in the purchase price of Tilden House described above.

      Pursuant to the terms of a limited liability company agreement entered into by and between our operating partnership, as the managing member, and Tilden LLC, as the non-managing member, or the Tilden JV agreement, our operating partnership contributed approximately $2.3 million in cash to the Tilden JV, and Tilden LLC contributed equity in Tilden House valued at $7.5 million.

In consideration of their respective capital contributions, our operating partnership and Tilden LLC were issued membership interests in the Tilden JV. Under the terms of the Tilden JV agreement, with respect to distributions of net operating cash flow, Tilden LLC is entitled to a preferential cumulative non-compounded return of 7% per annum on its unrecovered contributions. With respect to distributions of net capital proceeds, Tilden LLC is entitled to a return of unrecovered contributions plus any accrued and unpaid preferential return. Except as set forth below, Tilden LLC is not entitled to any other distributions from the Tilden JV.

Additionally, Tilden LLC is entitled to exchange its membership interest for such number of OP Units, as described in the section of this prospectus captioned “Summary of Our Operating Partnership Agreement”, equal to the quotient of the unrecovered contributions made by Tilden LLC divided by $11.00, or the Put Right, if the “trigger event” occurs. The “trigger event” is defined as the New York City Department of Homeless Services, or the Department, entering into a new agreement or agreements (meeting certain conditions) with Highland Park Community Development Corporation, or Highland, to provide services to operate transitional housing units at Tilden House and such new agreement or agreements becoming effective as of June 30, 2014. In addition, if the trigger event occurs, our operating partnership will be entitled to cause Tilden LLC to exchange its membership interest for the number of OP Units described above, or the Call Right. There can be no assurance that the trigger event, which is outside our control, will or will not occur.

If Tilden LLC receives OP Units pursuant to the Call Right or the Put Right, Tilden LLC will receive exchange rights, which will enable Tilden LLC, after holding the OP Units for at least one year, to cause our operating partnership to exchange Tilden LLC’s OP Units for Common Shares. Further, if Tilden LLC receives OP Units pursuant to the Call Right or the Put Right, Tilden LLC will retain an interest in the Tilden JV which will entitle it to a priority return equal to the amount by which distributions on the OP Units or Common Shares are less than a cumulative non-compounded return of 7% per annum.

If Tilden LLC requests that we repurchase 100% (but not less than 100%) of the Common Shares issued on exchange of OP Units issued on exercise of the Put Right or the Call Right through our share repurchase program on the fifth anniversary of the execution of the Tilden JV agreement and such Common Shares are repurchased at a price of less than $11.00 per share, the Tilden JV will pay to Tilden LLC the difference between $11.00 and the sale price.

On March 29, 2013, the Tilden JV incurred a first mortgage loan from Doral Bank in an amount equal to $14.5 million to provide the acquisition funding for the Tilden House acquisition. The loan has an initial five-year term ending on April 30, 2018 and provides the Tilden JV with the option to extend the maturity date to April 30, 2023. The loan bears interest at a per annum fixed rate of 5.0%. The Tilden JV is required to make monthly principal and interest payments in an amount equal to approximately $78,000. If the term of the loan is not extended, $13.3 million will be due at maturity. If the term of the loan is extended for an additional five years, $11.8 million will be due at maturity.

The loan is secured by a mortgage on Tilden House, is guaranteed by URTI, and may be accelerated if a default or any of certain specified bankruptcy events occurs. The Tilden JV may prepay all or any portion of the principal amount upon the payment of a prepayment penalty.

  Major Tenant/Lease Expiration

Tilden House is leased to Highland under a 25-year net lease, which expires on December 31, 2031, subject to Highland’s option to cancel the lease at the end of the fifteenth and twentieth years of the term. Highland has entered into a services agreement with the Department to provide transitional housing for families in need. Pursuant to the services agreement, the Department pays Highland a rate that is calculated to reimburse Highland for 100% of Highland’s approved costs, including the payment of rent. The rate cannot exceed 100% of Highland’s annual budget. Highland currently pays approximately $ 2.3 million annually in base rent, which increases every three years based on CPI. The current base rent equates to an annual rental income per rentable square foot of approximately $ 26.85 . The services agreement extends through June 30, 2014 , and we expect that it will be renewed through June 30, 2015 . The payments made to Highland under the services agreement are the source of Highland’s rental payments under the lease.

The table below shows the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2012	2011	2010	2009	2008
Occupancy rate	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot	$26.85	$26.85	$26.85	$26.85	$26.85

  Other

We believe Tilden House is suitable and adequate for its uses. There are numerous family shelters in the area offering similar services to similar tenants, either operated by or under contract with the City of New York. Additionally, there are numerous multifamily properties in the area offering market rate rental apartments, although in our view, most of these buildings are older, or of a lower grade, than Tilden House.

We do not have any scheduled capital improvements.

We believe Tilden House is adequately insured.

The Federal tax basis, the rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return. Annual realty taxes payable on Tilden House for the 2013 tax year are estimated to be approximately $309,508, at a rate of 10.3%, of which Highland will pay $292,913 and the Tilden JV will pay $16,594 pursuant to the terms of the lease.

Parker Avenue Property Promissory Note

On March 29, 2013, our advisor assigned to our operating partnership its 76.67% membership interest, with an agreed value of $1.15 million, in Parker Note Acquisition, LLC, or Note LLC. Note LLC is the owner of a promissory note, or the Promissory Note, dated March 1, 2010, in the original principal amount of $1.5 million, made by Parker Avenue Associates, LLC, or the Borrower, to 70 Parker Avenue Properties, Inc., or the Lender, which Promissory Note had previously been assigned by the Lender to Note LLC on May 6, 2011. The Promissory Note evidences a senior purchase-money mortgage loan, or the Loan, extended on March 1, 2010 by the Lender to the Borrower and is secured by properties located at 58 and 70 Parker Avenue, Poughkeepsie, New York, which we refer to, together, as the Parker Avenue Property.

On March 27, 2013 McGrath Realty Inc. issued its broker’s opinion of value for the Parker Avenue Property, concluding a value range between $2.1 million and $2.3 million. On March 27, 2013 our advisor retained KTR Real Estate Advisors LLC, or KTR, to perform a self-contained appraisal of the Parker Avenue Property. On March 28, 2013, KTR issued a preliminary findings letter, subject to the completion of its appraisal, concluding that the current value of the Parker Avenue Property, based on preliminary findings, is at least $2.0 million. Our advisor assigned its interest in Note LLC to our operating partnership in satisfaction of a $1.15 million obligation owing by our advisor to us. Our board of directors approved the agreed value of the 76.67% membership interest in Note LLC based on what it determined to be the likely value of the Parker Avenue Property.

Previously, on March 28, 2013, Summer Investors, LLC, or Summer, an affiliate of Mr. Frydman, had assigned a 76.67% membership interest (out of its 100% membership interest) in Note LLC to our advisor, which 76.67% membership interest was further assigned to our operating partnership, as described above.

On March 29, 2013, our operating partnership formed Parker Note Holdings, LLC with Summer, or Note Holdings. On the same date, our operating partnership contributed to Note Holdings its 76.67% membership interest in Note LLC, and Summer contributed to Note Holdings its 23.33% membership interest in Note LLC.

No fees were paid to our sponsor or its affiliates in connection with the transactions described above.

Pursuant to the terms of the limited liability company agreement of Note Holdings, dated March 29, 2013, between our operating partnership, as the managing member, and Summer, as the non-managing member, or the Note Holdings JV agreement, our operating partnership’s capital contribution has an agreed value of $1.15 million, and represents a 76.67% membership interest in Note Holdings, and Summer’s capital contribution has an agreed value of $350,000, and represents a 23.33% membership interest in Note Holdings.

Under the terms of the Note Holdings JV agreement, distributions of available cash by Note Holdings will be made to each member on a pro rata basis in accordance with each member’s respective percentage membership interest. The Note Holdings JV agreement further provides that Summer assumes and agrees to be responsible for all obligations of Note LLC to the Lender that existed as of March 29, 2013. In addition, Summer has agreed to advance all litigation expenses associated with prosecuting the existing foreclosure action initiated by Note LLC with respect to the Loan (as further described below), and Note Holdings has agreed to reimburse Summer for litigation expenses only after Note Holdings has distributed $1.15 million to our operating partnership. If, after the collection of all the sums due Note LLC under the Loan (whether by payment from the Borrower, by sale of the Loan or, after the vesting of title to the Parker Avenue Property in Note Holdings or in Note LLC as a result of foreclosure, by sale of the Parker Avenue Property) and the distribution thereof by Note Holdings to the members, our operating partnership has not received aggregate distributions of at least $1.15 million, Summer will pay to Note Holdings the difference between $1.15 million and the aggregate distributions received by our operating partnership from Note Holdings, which amount Note Holdings will distribute to our operating partnership.

The Parker Avenue Property is directly adjacent to Walkway Over the Hudson State Historic Park, or the Walkway, which features a historic rail bridge converted in 2009 to a linear walkway spanning the Hudson River. At 212 feet tall and 1.28 miles long, it is the longest elevated pedestrian bridge in the world and a major New York state tourist attraction, and recorded over one million visitors in 2012.

The Parker Avenue Property consists of two tax parcels: parcel “A”, at 2.10 acres; and parcel “B”, at 0.93 acres; for a total of 3.03 acres. Parcel “B” is a vacant lot currently being utilized as an overflow parking area for the Walkway and the Dutchess Rail Trail. Although no rent is currently being collected, in our opinion, Parcel “B” presents an opportunity for us, if we were to take ownership of the Parker Avenue Property, to develop a paid parking facility. However, we have not taken ownership and consequently have no present plans to undertake any capital improvements.

Parcel“A”, located directly across the street from the entrance to the Walkway, includes a vacant three-story brick loft building consisting of approximately 52,000 rentable square feet and several vacant outbuildings consisting of an aggregate of approximately 2,000 rentable square feet. We believe that, if we were to take ownership of the Parker Avenue Property, Parcel “A” presents a potential value-add redevelopment opportunity for retail, entertainment and cultural uses complementary to the Walkway. However, we have not taken ownership and consequently have no present plans to undertake any capital improvements. In our judgment, several redevelopment projects of brick warehouses into loft-style townhouses and apartments have had recent success in the local market. We believe that the potential for conversion of Parcel “A” is furthered elevated because the site is located only short distance from the Poughkeepsie Train Station and Metro-North, Main Street retail, Marist and Vassar Colleges, and St. Francis and Vassar Hospitals.

On May 29, 2012, as a result of payment and other defaults by the Borrower under the Loan, Note LLC filed a Notice of Pendency and initiated a mortgage foreclosure action with respect to the Parker Avenue Property in the Dutchess Supreme and County Court, or the Court. On March 10, 2013, the Court granted Note LLC’s motion for appointment of a receiver for its benefit, to, inter alia, rent or lease the Parker Avenue Property and collect rents and profits.

  Other

We believe the Parker Avenue Property is suitable and adequate for its uses. There are numerous vacant lots and buildings in the area offering similar opportunities for development or redevelopment.

We believe that the Borrower has failed to maintain adequate insurance on the Parker Avenue Property. Note Holdings has commenced the process of binding insurance coverage on the Parker Avenue Property in an amount which it believes to be adequate.

The Borrower has failed to pay past due property taxes in the amount of $27,675, which amount Note Holdings intends to pay. Annual realty taxes payable on the Parker Avenue Property for the 2013 tax year are school taxes of $17,072 and property taxes of $19,368.

 14 Highland Avenue
On August 2, 2013, we, through our operating partnership, acquired a 14.6% beneficial interest in a Delaware Statutory Trust, or DST, that on the same date acquired a property known as 14 Highland Avenue located in Yonkers, New York. The DST purchased 14 Highland Avenue for $2.1 million. The purchase was funded in part by a $1.5 million first mortgage loan made by Carver Federal Savings Bank to the DST. 14 Highland Avenue is a five-story residential building with 22 apartments and is 95.5% leased as of August 15, 2013. Our operating partnership issued to the seller 9,091 OP units with an agreed value of $100,000 as partial consideration for the interest in the DST.

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV for Purposes of our DRIP and our Share Repurchase Program

Our board of directors has adopted valuation guidelines to be used in connection with valuing our properties and other real estate-related assets and liabilities and calculating NAV for purposes of our DRIP and our share repurchase program. Valuations and calculations of NAV for purposes of our DRIP and our share repurchase program will begin on the NAV pricing start date, which could occur as late as January 15, 2015. Our advisor will administer our valuation guidelines. Commencing on the NAV pricing start date and at the beginning of each calendar year thereafter, our advisor will calculate the NAV based in part on the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Each of our properties will be appraised at least annually, and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter. These appraisals will be used internally solely to calculate our NAV and will not be disclosed to our stockholders or to the public. Our board will monitor on an ongoing basis our advisor’s compliance with our valuation guidelines. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a repurchase price and distribution reinvestment price for our Common Shares, we have adopted a model, as explained below, which attempts to adjust the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. We will engage KTR Valuation & Consulting Services, LLC, or KTR, a leading firm in the business of providing valuation advisory services and performing valuation analyses with respect to real estate assets and liabilities, to perform valuations of our portfolio and provide the metrics to be used in the calculation of NAV in the subsequent valuation, and such independent valuer (including any independent valuer selected by our board in substitution of a prior independent valuer) will not be affiliated with us or with our advisor or any of its or our affiliates. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. Our advisor will use the valuations provided by the independent valuer as a basis for calculating NAV per Common Share for purposes of our DRIP and our share repurchase program and will, in its discretion and as appropriate, consider other factors in calculating NAV, including, without limitation, the metrics provided by the independent valuer for the calculation of NAV. Our advisor will calculate the fair value of our assets based on appraisals performed by our independent valuer and in accordance with these principles. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among non-traded REITs for calculating NAV in order to establish a purchase and repurchase price. As a result, other non-traded REITs may use different methodologies or assumptions to determine NAV.

The board of directors will oversee our advisor’s NAV calculation and will review and approve the valuations of the independent valuer and the metrics provided by the independent valuer for the calculation of NAV until the subsequent valuation. From time to time, our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (a) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (b) otherwise reasonably believes a change is appropriate for the determination of NAV. While the methodologies contained in the valuation guidelines will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our advisor’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our advisor may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. The board of directors also will have the right to replace the independent valuer at any time by majority vote, and the board of directors also will be required to approve any changes to our valuation guidelines.

At least annually, the board of directors will meet with representatives of the advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the independent valuer’s valuation, and the board of directors will be ultimately and solely responsible for the determination of value. The board of directors may elect to engage additional valuation firms to review the valuation. In special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, our advisor and, to the extent of the independent valuer’s responsibilities with respect to the valuation of our real properties, the independent valuer, may apply alternative methodologies; provided, that our advisor and, if applicable, the independent valuer, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of the our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Calculation of NAV and NAV Per Common Share for Purposes of our DRIP and our Share Repurchase Program

Commencing on the NAV pricing start date, in accordance with the valuation guidelines, our advisor will calculate our NAV for purposes of our DRIP and our share repurchase program after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense and unrealized/realized gains (losses) on assets, and accruals for the asset management fee. The portfolio income will be calculated and accrued on the basis of data extracted from (a) the annual budget for each property and at the company level, including organization and offering expenses incurred following the offering commencement date and certain operating expenses, (b) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (c) material property acquisitions and dispositions occurring during the month. For the first month following the NAV pricing start date, we will calculate and accrue portfolio income with respect to our properties based on their performance prior to the NAV pricing start date, and using the most recent valuation of each property. Commencing on the NAV pricing start date, for the first month following a property acquisition, we will calculate and accrue portfolio income with respect to such property based on its performance before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. Thereafter, on an ongoing basis, our advisor will adjust the accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. The daily accrual of portfolio income also will include reimbursements to our advisor and dealer manager for organization and offering expenses incurred prior to the offering commencement date and paid on our behalf. Under GAAP, we would be required to recognize organization costs and acquisition fees and expenses as an expense when incurred, and offering costs as a reduction of equity. However, solely for purposes of calculating our NAV for purposes of our DRIP and our share repurchase program, such organization and offering costs and acquisition fees and expenses will be amortized over a five-year period and a proportionate amount will be deducted on a daily basis. After subtracting such liabilities from the value of the operating partnership’s assets, our advisor will multiply that amount by our percentage ownership interest in the operating partnership. Following the allocation of income and expenses as described above, NAV will be adjusted for reinvestments of distributions, repurchases of Common Shares, and expense accruals to determine the current day’s NAV. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date.

Our advisor will be responsible for the ultimate calculation of our daily NAV, but its determinations will be subject to the review of our board, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, including the calculations of NAV, and our board will evaluate our advisor’s performance annually. If the independent directors or our board determine that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board may request that our advisor reduce its fees, or it may terminate the advisory agreement and retain a new advisor.

The below tables are a hypothetical calculation illustrating the factors that are likely to impact our NAV calculation for Common Shares for purposes of our DRIP and our share repurchase program. This illustration assumes that the calculation occurs on a day which is not a distribution adjustment date and on which there are no reinvestments of distributions. If such hypothetical day were a distribution adjustment date, the adjustment to reflect the accrued distributions would reduce our NAV for purposes of our DRIP and our share repurchase program. The below tables assume that we have 100,000,000 Common Shares issued and outstanding with assets of $1,000,000,000. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Beginning NAV on Hypothetical Trading Day	$1,000,000,000
(per Common Share)	($10.00)
Daily Activity:

Accrual of Portfolio Income	200,000
Accrual of Asset Management Fee(1)	(20,000)
Accrual of Other Expenses	(80,000)
Accrual of Organization and Offering Expenses	(20,000)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	0
NAV Before Distribution Reinvestments and Repurchases of Common Shares	$1,000,080,000
(per Common Share)	(10.0008)
Distribution Reinvestments	0
Repurchases of Common Shares	(5,000)
Ending NAV on Hypothetical Trading Day	$1,000,075,000
(per Common Share)	(10.00075)

(1)	Accrued asset management fee allocated on a daily basis to Common Shares. Selling commissions and the dealer manager fee do not accrue because they are paid for by the purchaser at the time of sale.

Limits on the Calculation of Our NAV Per Common Share

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, for purposes of our DRIP and our share repurchase program, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our NAV per Common Share that is published for purposes of our DRIP and our share repurchase program commencing on the NAV pricing start date may not fully reflect certain extraordinary events such as a terrorist attack or an act of nature because we may not be able to quantify the financial impact of such events on our portfolio right away. Our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine any appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, our advisor or board of directors will order a new appraisal of such property, which will be prepared by the independent valuer. It is not known whether any resulting disparity will benefit repurchasing or non-repurchasing stockholders, or stockholders electing or not electing to participate in our DRIP.

Valuation of Our Properties

  Wholly Owned Properties

Commencing on the NAV pricing start date and at the beginning of each calendar year thereafter, our advisor will develop a valuation plan with the objective of having each of our wholly owned properties appraised at least annually, with appraisals scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter. Appraisals will be performed in accordance with the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Our independent valuer will generally perform the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuer will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuer has confirmed the reasonableness of such appraisal.

Commencing on the NAV pricing start date, newly acquired wholly owned properties will initially be valued at cost and thereafter will join the annual appraisal cycle during the first full quarter in which we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the annual appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values.

Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset. Real estate appraisals will be reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that also may be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuer involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

  Properties Held Through Joint Ventures

Properties held through joint ventures will be valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

  Interim Valuations

Wholly owned properties and joint ventures may be valued more frequently than annually if our advisor believes that the value of a wholly owned property or joint venture has changed materially since the most recent annual valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Upon the occurrence of such a material event, and provided that our advisor is reasonably aware that such event has occurred, our advisor will promptly notify our independent valuer and request that the independent valuer promptly provide an estimate of the change in value of the property. Once the independent valuer has communicated the estimate of property value to our advisor, our advisor will include the revised value in our daily NAV calculation. In addition, the independent valuer, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the advisor. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by our advisor that a material change has occurred and the financial effects of such change will be quantifiable by the independent valuer. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of repurchasing or non-repurchasing stockholders, or to stockholders who elect or do not elect to participate in our DRIP, depending on whether our published NAV per Common Share for such class is overstated or understated.

Valuation of Real Estate-Related Loans and Securities

Real estate-related loans and securities that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, mortgage loans, bridge loans and mezzanine loans. Commencing on the NAV pricing start date, in general, real estate-related assets will be valued according to the procedures specified below upon acquisition or issuance and then annually, or in the case of liquid securities, daily, as applicable, thereafter. Interim valuations of real estate-related assets that generally are valued annually may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.

  Publicly Traded Real Estate-Related Securities

Publicly traded debt and equity real estate-related securities (such as bonds and shares issued by public REITs) that are not restricted as to salability or transferability will be valued by our advisor on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our advisor may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

  Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and, commencing on the NAV pricing start date, will be revalued annually at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

  Mortgage Loans, Mezzanine Loans and Bridge Loans

Individual investments in mortgages, mezzanine loans and bridge loans will be valued by our advisor at our acquisition cost and may be revalued by our advisor from time to time. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

  Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit-rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily by our advisor.

Review of and Changes to Our Valuation Guidelines

Our advisor will review our valuation guidelines and methodologies with our board of directors at least annually. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

Valuation of Our Real Estate Liabilities

Our advisor also will estimate the market value of our real estate-related liabilities by using industry- accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may base its determination on the independent valuer or other independent valuers in making this determination.

Operating Income

We will receive operating income from our investments intermittently, not daily. Therefore, we will estimate our net operating income rather than applying it when we actually receive it, and assume that we have earned (accrued) a proportionate amount on a daily basis. We will adjust the estimates based on our receipt of items of income and incurrence of expenses, but stockholders bear the risk that, until such adjustment, our net assets could be under- or over-valued.

SELECTED FINANCIAL DATA

The selected financial data presented below has been derived from our consolidated financial statements as of June 30, 2013 and December 31, 2012 and 2011 and for the six months ended June 30, 2013 and the year ended December 31, 2012:

	June 30,	December 31,
	2013	2012	2011
Real estate investments, net	$20,788,970	—	—
Cash and cash equivalents	$14,664	$1,246,264	$1,656
Total assets	$25,002,885	$1,246,264	$1,656
Mortgage notes payables	$14,465,821	$50,646	$—
Accounts payable and accrued expenses	189,167	68,599	—
Due to affiliates	84,038	50,646	—
Total liabilities	15,137,690	119,245	—
Total United Realty Trust Incorporated shareholders’ equity	$2,015,195	$1,127,019	$1,656
Noncontrolling interests	$7,850,000	$—	$—

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
Revenues	767,088	—
Total operating expenses	2,522,648	617,572
Operating income	(1,755,560)	(617,572)
Interest expense	212,724	—
Net income	$(1,968,284)	$617,572
Net controlling interest	135,484	—
Net loss attributable to United Realty Trust Incorporated	$(2,103,768)	$(617,572)

Weighted average shares outstanding
Basic and diluted	395,245	20,186
Net loss per Common Share
Basic and diluted per Common Share	$(5.3)	$(30.6)

PRIOR PERFORMANCE SUMMARY

The narrative summary discusses prior investments sponsored by Jacob Frydman and Eli Verschleiser, the principals of United Realty Advisor Holdings LLC, or our sponsor, for (a) all programs sponsored by Mr. Frydman or Mr. Verschleiser regardless of the investment objectives of such investments, and (b) for their own accounts. The information set forth is current as of December 31, 2012, except where a different date is specified. You are strongly encouraged to carefully read the section captioned “Prior Performance of Affiliates of Our Sponsor — Recent Adverse Business Developments” below for recent adverse developments that have occurred and may continue to occur that are not reflected in the tabular information included in this prospectus, including current and potential loan defaults and other adverse developments.

For purposes of this summary and the tables included in this Prospectus, we have divided the information into two separate sections. One section deals with the investment performance of Mr. Frydman and his affiliates, and the other section deals with the performance of Mr. Verschleiser and his affiliates. Each of these sections contains a discussion dealing with the non-public real estate investment programs sponsored by Messrs. Frydman and Verschleiser and their affiliates which raised funds from outside investors during the 10 years ended December 31, 2012. These investments are referred to as “non-public program properties.” Additionally, the section discussing the investment performance of Mr. Frydman contains a discussion that deals investments made for his own account. These investments are referred to as “non-program properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the sponsor and its affiliates. In addition, as part of our registration statement, we have filed with the Securities and Exchange Commission certain tables which report more detailed information regarding property acquisitions by prior programs.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE TWO PRINCIPALS OF OUR SPONSOR OR THEIR RESPECTIVE AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN UNITED REALTY TRUST INCORPORATED, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our business is managed by United Realty Advisors LP, or our advisor, an affiliate of our sponsor. Our sponsor is controlled and indirectly owned by Messrs. Frydman and Verschleiser. Mr. Frydman is the Chairman of our board of directors and Chief Executive Officer of the Company. Mr. Verschleiser is a member of our board of directors and President of the company. Our advisor is controlled by our sponsor, which is the sole manager of URTI GP, LLC, the general partner of our advisor.

Jacob Frydman

Mr. Frydman has more than 30 years’ experience in developing and investing in real estate, infrastructure and business transactions. He has extensive experience investing in a wide variety of commercial property types, including office, industrial, retail, hospitality, multifamily and age-restricted residences, and in other real estate-related assets. Mr. Frydman has been involved in many facets of the real estate business, and has invested across many real estate asset classes, including existing income-producing properties, newly constructed properties and properties which he has acquired for development or construction. Mr. Frydman has executed on a variety of investment strategies, including core, value-added, and opportunistic investment strategies.

Since 1996, Mr. Frydman and his affiliates have purchased 27 properties for an acquisition consideration of more than $261,000,000. These acquisitions include over 5 million square feet of existing, primarily commercial property, and over 1,000 acres of land slated for strategic development. In addition to these acquisitions, Mr. Frydman has participated as a principal in over $1 billion of real property and infrastructure transactions, including transactions not yet closed, and development transactions which have not completed development. The transactions encompass a broad range of property types, including office, office condominium, shopping center, industrial, distribution, medical, parking, senior housing, student housing, golf course community, apartment, land development and planned unit development, or PUD.

Of the 27 properties acquired since 1996, 16 have been sold for aggregate consideration of $237,489,509. The acquisition consideration for these properties was $136,970,864, and the total invested equity was $23,792,333. Total distributions, including from operations, refinancing and sales, amounted to $84,915,344, or 357% of invested equity, of which $23,792,333 represented a return of capital and $61,120,011 or 257% of invested equity, represented a return on capital and, based on the holding period for each of the properties, represented an annualized return on capital of 117%.

Of the 27 properties acquired since 1996, 11 properties continue to be owned and operated by Mr. Frydman, on his own or with other individual investors. The acquisition consideration for these properties was $125,002,158, and the total invested equity was $30,581,430. Total distributions, including from operations, refinancing and sales through December 31, 2012 have amounted to $84,854,707, or 277% of invested equity.

  Non-Public Program Properties

Of the 27 properties purchased by Mr. Frydman and his affiliates since 1996, 12 properties were purchased through 12 non-public programs composed of 177 passive investors who did not participate in the day-to-day operations of the programs or have any influence over investment decisions. Each property was held in a separate single-property special purpose entity. For each of these 27 single-property special purpose entities, Mr. Frydman acted either as sole controlling decision maker, or as a co-controlling decision maker with veto rights over all decisions. Mr. Frydman, on his own or with other individual investors, purchased these properties at an aggregate purchase price of $144,340,143 (consisting of $25,917,003 in equity and $157,172,269 in debt, including post-acquisition uses), and which comprised over 1.5 million square feet of commercial property and over 700 acres of land for development. As a percentage of the aggregate purchase price, 16% of the non-public program properties acquired were residential, inclusive of student housing properties and senior assisted living/medical properties, 64.4% were retail, 0% were industrial, and 19.6% were office. In addition, as a percentage of the aggregate purchase price, 0% of the properties acquired were new, 95.7% were used, and 4.3% were construction. Of these properties, 49.5% have been sold as of December 31, 2012. Mr. Frydman has developed residential projects, urban retail projects, suburban office buildings, medical office buildings, financial center office buildings, active adult communities, residential projects, senior housing, student housing, assisted living and specialized dementia care facilities.

In transactions where Mr. Frydman co-invested with other individual investors, Mr. Frydman’s initial investment constituted up to 25% of the initial invested equity, with dollar amounts ranging from approximately $50,000 to approximately $4 million. Mr. Frydman’s compensation in such transactions resulted primarily from a profits interest and from the return on his invested equity. Such a compensation structure differs from ours. Under our compensation structure, our sponsor and its affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length and could influence our advisor’s advice to us, as well as the judgment of affiliates of our sponsor.

The non-public programs were similar to our program in that they invested in some of the same property types (including residential, retail and office), and their investors had limited ability to withdraw their investments. The investment objectives of the non-public programs, which were capital appreciation with a secondary objective of income, were similar to those of our second strategy, but differed from those of our first strategy, which are stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale and the potential for future liquidity. The non-public programs also differed from us in that: (i) a substantial portion of Mr. Frydman’s returns came from refinancing and sales proceeds; (ii) Mr. Frydman used more leverage than we intend to; (iii) the non-public programs’ property-owning entities generally did not pay any acquisition fees, asset management fees or other fees, which we do intend to pay; (iv) in some cases the properties were leased to affiliates of the property-owning entities; (v) the operational documents of the non-public programs’ property-owning entities generally did not contain the prohibitions on self-dealing and the operational and investment limitations that apply to us; and (vi) the non-public programs generally took approximately one to six months to raise capital from third parties, in contrast to our multi-year offering period.

Narrative Summary of Non-Public Program Property Acquisitions for the period 2002-2011

In 2002, Lake Diamond Associates, LLC an affiliate of Mr. Frydman, acquired a partially developed 950-unit residential gated golf course community in Ocala, Florida. Additionally, Surrey Sawmill Acquisition, LLC, an affiliate of Mr. Frydman, acquired the Plaza at Sawmill Place, a 194,754 square foot retail center located in Columbus, Ohio.

In 2005, McDonald Ave Acquisition, LLC, an affiliate of Mr. Frydman acquired a 47,000 square foot, 64-unit student residential building in Brooklyn, New York.

In 2006, affiliates of Mr. Frydman acquired three shopping centers: Surrey Forest Oaks, LLC acquired a 125,719 square foot retail center in Mount Airy, North Carolina, Surrey Fondren Investors, LLC acquired a 304,300 square foot community shopping center in Houston, Texas, and Surrey Inverness, LLC acquired a 204,070 square foot neighborhood center located in Inverness, Florida.

In 2007, Mr. Frydman and his affiliates acquired two properties consisting of a 65,912 square foot office building in Augusta, Maine acquired by 442 Civic Center Acquisitions, LLC, and a 183,379 square foot center in Medina, Ohio acquired by Surrey Medwick Acquisitions, LLC.

  Non-Program Properties

Of the 27 properties purchased by Mr. Frydman, on his own or with other individual investors, since 1996, Mr. Frydman purchased 15 properties for his own account and did not raise funds from passive investors. These property acquisitions, for which the contract purchase price plus acquisition fees totaled $117,632,878 (consisting of $19,489,249 in equity and $124,770,000 in debt), included over 3.6 million square feet of primarily commercial property and over 200 acres of land for development.

Several of the prior non-program transactions involved non-passive investors, in contrast to our structure, where stockholders will be passive (subject to the rights granted to them by our organizational documents and Maryland law). However, in each prior non-program transaction, Mr. Frydman’s approval was a prerequisite to acquiring, operating or disposing of assets, and no non-passive investor was able to act independently of such approval, although non-passive investors’ consent would, in certain cases, be necessary in order for Mr. Frydman to make certain major decisions.

Narrative Summary of Non-Program Property Acquisitions for the Period 2002-2011

In 2002, 500 Lincoln, LLC, an affiliate of Mr. Frydman, acquired land in New York City, containing a 250,000 square foot building with 250,000 square feet of undeveloped air rights.

In 2003, 636 Eleventh Associates LLC, an affiliate of Mr. Frydman, acquired a 600,000 square foot office complex in New York City, which was the former headquarters for Global Crossing.

In 2004, WA Lloyd, LLC, an affiliate of Mr. Frydman, acquired Rivers Edge, an unused 196 acre parcel of land located in Lloyd, New York, for the purpose of developing 176 single-family homes and a retail shopping center.

In 2006, (i) WA 319 Main, LLC, an affiliate of Mr. Frydman, acquired a 14,000 square foot retail building located in Poughkeepsie, New York, (ii) WA Route 9, LLC, an affiliate of Mr. Frydman, purchased a 208,000 square foot parcel of land in Poughkeepsie, New York to be used for a residential and retail development, and (iii) 700 North Delaware, LLC, an affiliate of Mr. Frydman, entered into a joint venture that purchased a nearly 2,000,000 square foot multi-purpose parcel of land in Philadelphia, Pennsylvania.

In 2007, CW Montgomery, LLC, an affiliate of Mr. Frydman, acquired a 509,000 square foot industrial property located in Albany, New York.

In 2008, Pine Street, LLC, an affiliate of Mr. Frydman, acquired a 53,000 square foot office building in Harrisburg, Pennsylvania.

In 2011, 299 Main Dev, LLC and 325 Main Dev, LLC, both affiliates of Mr. Frydman, purchased two four-story office buildings in Poughkeepsie, New York, totaling 10,925 and 22,300 square feet each. Parker Note Acquisition, LLC, an affiliate of Mr. Frydman, also purchased a first mortgage note secured by two properties consisting of a 54,000 square foot historic factory and a completed parking lot in Poughkeepsie, New York.

For a more detailed description of these acquisitions, see “Part II – Information Not Required in Prospectus – Table VI – Acquisition of Non-Public Program Properties – Jacob Frydman and Affiliates.” For information on how to obtain a copy of this information, see “— Undertakings.”

For a comprehensive list of the legal names of entities which acquired properties purchased by Mr. Frydman and his affiliates since 1996, please see Exhibit 99.1 to the registration statement, of which this prospectus is a part, “Acquiring Entities of Properties Previously Purchased by Jacob Frydman and Affiliates.”

  Supplemental Prior Performance Summary

For more information on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for his own account, see the table titled “Supplement Prior Performance Tables” in Appendix A-2 herein, which we have filed with the SEC. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

Eli Verschleiser

Eli Verschleiser is our president and serves as a director on our board. He is also president of our advisor. Mr. Verschleiser serves as the Chief Executive Officer of Multi Capital Group and as Chairman of The Multi Group of Companies from 2001 through the present. Multi Capital Group is a private real estate investment banking firm specializing in sourcing financial solutions for its real estate clients. Through his companies, Mr. Verschleiser has been involved in real estate transactions with an aggregate value of over $6 billion. In addition to his investment banking activities, Mr. Verschleiser has developed commercial and residential projects in the New York City for his own account. From 2005 until 2008, Mr. Verschleiser served as the primary project lead in the development of Trump Tower Philadelphia, a luxury residential tower located at 709-717 Penn Street in downtown Philadelphia. Trump Tower Philadelphia is currently in the construction phase, although construction is currently on hold

Mr. Verschleiser has been involved in the sales of contracts with acquisition prices in excess of $300,000,000 in connection with the purchase of more than one million square feet of office and mixed use buildings nationwide. Mr. Verschleiser led the team in 2008 which underwrote the first rated private bond issuance on the Tel Aviv Stock Exchange for a U.S.-based real estate company which successfully issued more than 200 million Shekel, or $60 million as of the date of issuance, of bonds to finance real estate transactions in the United States. Mr. Verschleiser has built longstanding professional relationships with key financial institutions including commercial banks, conduits, pension funds, equity funds and insurance companies, in addition to major developers and investors throughout the U.S and abroad, that he engages to participate in joint ventures and finance projects undertaken by him and his clients.

  Non-Public Program Properties

Since 2008, Mr. Verschleiser sponsored through various affiliates three non-public programs composed of 17 passive investors who did not participate in the day-to-day operations of the programs or have any influence over investment decisions: the 2008 Pool, the 2009 Pool, and the 2010 Pool, or the Pools. The Pools collectively purchased 17 groups or pools of properties composed of 1,751 individual distressed real estate assets from lenders who obtained title through foreclosures or other creditor actions, which are commonly referred to as Real Estate Owned, or REO. The assets consisted of 1,749 foreclosed one- to four-family and condominium properties, one commercial property and one land parcel, and had an aggregate purchase price of $9,635,969. These purchases were made in cash with no additional financing arrangements. All the REO properties were pre-existing structures. None of the properties was newly constructed and generally the programs did not renovate or otherwise alter the properties acquired. These assets were located in 40 states nationwide with concentrations in certain states with higher ratios of foreclosed properties, such as Illinois, Ohio, Michigan and Florida.

As a percentage of the aggregate purchase price, 99.9% of the non-public program properties acquired were residential, 0.1% were commercial, and none were office or retail. In addition, as a percentage of the aggregate purchase price, 100% were used, and none were new properties or construction. All of the properties have been sold as of August 31, 2011. The non-public programs had an investment objective of generating returns from the sale of REO properties acquired from banks and servicers at bulk sale pricing. This differs from the investment objective of the company, which are stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale and the potential for future liquidity.

Narrative Summary of Non-Public Program Property Acquisitions for the Period 2007–2011

Through December 31, 2010, the three Pools raised a total of $9,977,745 of investor equity. The cumulative capital advanced or contributed for the three Pools’ properties (including funds advanced by investors and the Pools’ sponsor) was $2,479,591 for the 2008 Pool; $5,369,923 for the 2009 Pool; and $2,128,231 for the 2010 Pool.

As of December 31, 2010, the aggregate acquisition cost for Mr. Verschleiser’s non-program properties was $2,479,591 for the 2008 Pool; $5,123,802 for the 2009 Pool; and $2,032,576 in the 2010 Pool. As of December 15, 2011, cumulative cash distributions for all the non-program properties from operations, sales and refinancing proceeds totaled $10,572,977, which, as a percentage of cumulative capital advanced, resulted in a 105% return for all Pools. Cumulative cash distributions in the non-program properties were $2,977,947 for the 2008 Pool; $5,698,987 for the 2009 Pool; and $1,896,042 for the 2010 Pool. As a percentage of cumulative capital advanced, this resulted in a 120% return for the 2008 Pool; a 106% return for the 2009 Pool; and an 89% return for the 2010 Pool.

For a more detailed description of these acquisitions, see “Part II — Information Not Required in Prospectus — Table VI — Acquisition of Non-Public Program Properties — Eli Verschleiser and Affiliates.” For information on how to obtain a copy of this information, see “— Undertakings.”

Recent Adverse Business Developments

  General

The investment properties and non-public program properties controlled by the principals and their affiliates have generally met and continue to meet their principal objectives. Certain of the non-public program properties, however, have been adversely affected by market conditions. U.S. and International markets have recently experienced increased levels of volatility due to a combination of many factors, including decreasing values of residential and commercial real estate, limited access to credit, the collapse or near collapse of certain financial institutions, decreased consumer spending and a national and global recession. The liquidity disruptions in the credit markets have significantly limited the access to debt financing.

  Eli Verschleiser

Returns for Mr. Verschleiser’s non-public program, the 2010 Pool, were negatively affected by the inability of a bank servicer to deliver title or foreclosure/judicial deeds to a high volume of the fund’s properties in a timely manner. The resulting delays severely impacted the marketability and condition of these properties and the final sales price, which resulted in a net loss for the 2010 Pool. While such issues are not uncommon in the REO bulk purchase industry, similar issues with the 2008 Pool and 2009 Pool were resolved in a timelier manner with less impact to the final sales price.

  Jacob Frydman

In May 2007, Mr. Frydman’s affiliate acquired a vacant 509,000 square foot industrial property located in Albany, New York. The property was financed by a $1.8 million loan. Mr. Frydman intended to adaptively redevelop the property by creating an approximately 1,000,000 square foot mixed-use project. In 2009, based on economic conditions that, in the view of the sponsor’s affiliate, would not permit the financing of such a project, the sponsor’s affiliate elected to stop making payments on the $1.8 million loan secured by the property. In 2010 the property was broken into and much of the building’s metals and wiring was stripped, causing a major fire in the building. In August 2011 the property was foreclosed on.

In 2007, Mr. Frydman and his affiliates acquired a 64,000 square foot office building in Augusta, Maine, which was 100% leased to the State of Maine Department of Health and Human Services. The lease expired in June 2012, and due to the state’s severe financial constraints, the state did not renew the lease. The loan matured in April 2012. Because the state did not exercise its renewal option, and no other tenants were sourced to replace the former tenant, a maturity default occurred, which resulted in the foreclosure of the property.

After an analysis of the factors outlined above in “— General”, taking into account the dislocation in the credit markets, the valuation of the affected assets, the increased costs of borrowing and the fact that certain properties are not generating sufficient cash flow to cover their fixed costs, Mr. Frydman elected to stop making payments on certain debt obligations with an aggregate principal balance of $17.7 million (excluding foreclosure sales completed during 2011 discussed in this prospectus), which comprised the following loans: a $17.1 million loan in connection with the JC Studios, a television production studio in Brooklyn, NY that J.C.S. Realty, LLC, an affiliate of Mr. Frydman, purchased in January 2000; and a $0.6 million loan in connection with a 208,000 square foot parcel of land in Poughkeepsie, New York to be used for a residential and retail development, which WA Route 9, LLC, an affiliate of Mr. Frydman, purchased in July 2006. The election to stop making payments on such debt obligations likely will result in the foreclosure of such properties.

In February 2004, Mr. Frydman was chief executive officer of the general partner, and a 1% owner, of two entities which, while engaged in separate land development transactions, each filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. One of the entities, Liberty Village, a property acquired by Liberty Village Associates LP, an affiliate of Mr. Frydman, was unable to complete timely site improvements and was therefore unable to deliver residential properties within its contractual timeframes, resulting in depleted lines of credit and forcing it to file a bankruptcy petition in February 2004 in the U.S. Bankruptcy Court for the Southern District of New York. Liberty Village was granted its Motion for Final Decree in April 2009, and following its reorganization was able to satisfy its unsecured debts at a discount and 100% of its secured debts.

The other entity, Lake Diamond, was not under financial distress, but was financed by the same lender as Liberty Village. Upon Liberty Village’s default, such lender refused to continue funding Lake Diamond, causing Lake Diamond to file its bankruptcy petition in February 2004 in the U.S. Bankruptcy Court for the Middle District of Florida. Lake Diamond was granted its Motion for Final Decree in March 2007, and following its reorganization was able to satisfy 100% of all debts, secured and unsecured.

In May 2002, Mr. Frydman’s affiliate acquired a partially developed 950-unit residential gated golf course community in Ocala, Florida with a view towards repositioning it from a lot-sale project marketing un-built lots to European purchasers, to one that sold completed homes to local buyers. However, the lender that financed the project stopped funding its loan. This project was then placed into a Chapter 11 bankruptcy proceeding. A profitable sale was made through that process which resulted in full repayment of all debt, a return of all equity, and a profit on invested equity.

Finally, in December 1999 Mr. Frydman entered into a joint venture with an active-adult and senior housing development in Lynchburg, Virginia. The project experienced financial difficulties and filed for Chapter 11 bankruptcy protection in 2003. The property was sold through the bankruptcy process, with secured creditors being paid 100% and unsecured creditors being paid less than 100%. The project also was the subject of a civil Clean Water Act litigation relating to the activities of the site contractor.

Undertakings

Potential investors are encouraged to examine the Prior Performance Tables and Supplemental Prior Performance Tables included in Appendices A-1 and A-2 of this prospectus, respectively, for more detailed information regarding the prior experience of our sponsor and its affiliates with respect to such properties. We also will provide, upon request, for no fee, a copy of Table VI – Acquisitions of Non-Public Program Properties, which is included in Part II of the registration statement of which this prospectus forms a part. A request for a copy of this table should be addressed to United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York, 10005, Attention: Investor Relations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Common Shares. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Common Shares as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2013. We intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains advantageous to us. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to UBTI. See the “Excess Inclusion Income” portion of this section below.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Common Shares. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.
In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Conditions (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We expect to own an interest in one or more TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. See “— Asset Tests.”

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.  The Common Shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any of our outstanding Common Shares, as well as in certain other circumstances. See the section entitled “Description of Shares — Restrictions on Ownership of Shares” in this prospectus. Additionally, our DRIP, as well as the terms of the options granted to the independent directors, contain provisions that prevent them from causing a violation of these tests. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests.  At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties or mortgage-related investments in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from our TRS, and TRSs we may form to facilitate our acquisition of lodging facilities, will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The Board of Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from our TRSs with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the TRS to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate tax rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under recently issued IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Fee Income.  We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% Gross Income Test. Any fees earned by a TRS are not included for purposes of the Gross Income Tests.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or IO Strips, options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% Gross Income Tests. The term “hedging transaction,” as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% Gross Income Test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as non-qualifying income for purposes of the Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Excess Inclusion Income.  Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of U.S. Stockholders.” Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Satisfaction of the Gross Income Tests.  Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more TRS with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify.  If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements.  We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions.  As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. We currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	If there is damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for an interest in the operating partnership must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its Common Shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the Common Shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our Common Shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Common Shares sold. However, any loss from a sale or exchange of Common Shares by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20% and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our Common Shares, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. However, it is not anticipated that our common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of Common Shares are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of Common Shares paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years beginning after December 31, 2012 is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules generally will apply to payments of dividends on our common stock made after December 31, 2013 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in our DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See “Taxation of U.S. Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our Common Shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our Common Shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our Common Shares should consider the limited liquidity of an investment in our Common Shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Common Shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the Common Shares be made in kind to such participant or beneficiary or that a rollover of such Common Shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Common Shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Common Shares are received at the then-current fair market value of the Common Shares, even though there would be no corresponding cash distribution with which to pay the U.S. federal income tax liability arising because of the distribution of Common Shares. See “Risk Factors — U.S. Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per Common Share because no public market for our Common Shares exists. See “— Annual or More Frequent Valuation Requirement.” Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our Common Shares could be sold. Also, for distributions subject to mandatory U.S. federal income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Common Shares, to liquidate a portion of the in-kind Common Shares distributed in order to satisfy such withholding obligations, although there might be no market for such Common Shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our Common Shares are listed on a national securities exchange, it is not expected that a public market for our Common Shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Common Shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until the NAV pricing start date, we expect to use the net offering price of a Common Share in our initial public offering, which is $10.45, as the per share estimated value. Following the NAV pricing start date, we will provide a daily NAV per Common Share.

There can be no assurance, however, with respect to any estimate of value that we prepare, including, without limitation, any daily NAV, that:

•	the estimated value per Common Share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their Common Shares, because no public market for our Common Shares exists, nor can it reasonably be assumed that any public market will ever exist; or
•	the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The Common Shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (a) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation with respect to the Common Shares. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to the Common Shares.

Although our Common Shares are intended to satisfy the registration requirements under this definition, and we expect that our Common Shares will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our Common Shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our Common Shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the Common Shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception with respect to the Common Shares, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption for each class of our securities, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (a) “directly” into real estate, (b) through wholly owned subsidiaries, or (c) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investing in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences, and in other real estate-related assets, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of Common Shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our Common Shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our Common Shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their Common Shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our Common Shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our Common Shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to Form 5500.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 200,000,000 Common Shares and 50,000,000 shares of preferred stock, $0.01 par value per share, 500,000 shares of which are classified as Sponsor Preferred Shares. In addition, our board of directors may amend our charter from time to time without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of June 30 , 2013, 545,057 Common Shares and 500,000 Sponsor Preferred Shares were issued and outstanding.

Common Shares

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our Common Shares are entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of our directors. There is no cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding Common Shares can elect our entire board of directors. Except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our Common Shares will possess exclusive voting power.

Holders of our Common Shares will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding Common Share entitles its holder to share (based on the percentage of Common Shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new Common Shares that we issue, nor do holders of our Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Our Common Shares will be nonassessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our charter authorizes our board of directors to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue Common Shares in certificated form. Information regarding restrictions on the transferability of our Common Shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our holders of Common Shares. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our Common Shares. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, other than the Sponsor Preferred Shares, but may do so at any time in the future without stockholder approval. However, the issuance of any additional shares of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Sponsor Preferred Shares

Our authorized capital stock includes 500,000 Sponsor Preferred Shares. Our sponsor is the sole holder of the 500,000 issued and outstanding Sponsor Preferred Shares. There are no dividends payable on the Sponsor Preferred Shares. Holders of more than two-thirds of the Sponsor Preferred Shares, voting as a separate class, must approve any proposed amendment to the charter that would materially and adversely affect any right, preference, privilege or voting power of the Sponsor Preferred Shares.

Upon our liquidation, dissolution or winding up, each Sponsor Preferred Share is entitled to a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the sum of Invested Capital plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital (as defined below) divided by the number of Sponsor Preferred Shares then outstanding. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by us by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that we repurchased under our share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from us.

The Sponsor Preferred Shares are convertible into Common Shares for 180 days following the occurrence of any of the following events (each a “Triggering Event”):

•	the sale or transfer of substantially all of our assets, stock or business through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in our liquidation, dissolution or winding up;
•	the termination or expiration without renewal of the advisory agreement, including the termination of the advisory agreement by our sponsor, which, as the sole manager of the general partner of our advisor, may terminate the agreement at any time, upon 60 days’ notice; or
•	the listing of our Common Shares on any national securities exchange.

If the Sponsor Preferred Shares become convertible into Common Shares, each outstanding Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

No additional consideration is due upon the conversion of the Sponsor Preferred Shares. The conversion into Common Shares of the Sponsor Preferred Shares will result in dilution of the interests of the other holders of the Common Shares in us.

As the sole manager of the general partner of our advisor, our sponsor can influence whether substantially all of our assets, stock or business is transferred or sold, whether the advisory agreement is terminated or allowed to expire without renewal, and whether our Common Shares are listed, although board approval is required for us to take any of these actions (other than termination of the advisory agreement by our sponsor, as the sole manager of the general partner of our advisor). Accordingly, our sponsor can influence both the conversion of the Sponsor Preferred Shares issued to it and the resulting dilution of other holders of Common Shares.

The occurrence of a Triggering Event will entitle the holder, for a period of 180 days, to convert the Sponsor Preferred Shares into Common Shares, which Common Shares then will be entitled to dividend distributions and voting rights. The effect of a conversion of the Sponsor Preferred Shares is that our sponsor would own approximately 2.6 % to 5.2 % of the total number of Common Shares outstanding following the conversion (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions) in exchange for an aggregate payment $50,000.

The reason the Sponsor Preferred Shares were issued was to give our sponsor a financial position consisting of between 2.6 % and 5.2 % of our outstanding Common Shares upon a conversion of the Sponsor Preferred Shares (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions) as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies depending upon the number of Common Shares sold in this offering, our sponsor’s ownership position as a result of a conversion of the Sponsor Preferred Shares will remain relatively constant at between 2.6 % and 5.2 % of the outstanding Common Shares at any given time (assuming (a) the maximum selling commissions and dealer manager fee, and (b) no reinvestments of distributions).

Following the occurrence of a Triggering Event permitting conversion of the Sponsor Preferred Shares, we will disclose the convertibility of the Sponsor Preferred Shares in a supplement to this prospectus (if this offering is then still continuing) and in a Current Report on Form 8-K (as required by law). We also would expect to notify our stockholders of the occurrence of the conversion of any Sponsor Preferred Shares in our next quarterly or annual report sent to our stockholders, or, if we deem it appropriate, in a separate letter or notice mailed to our stockholders.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our chairman or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all our holders of Common Shares written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all the votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) a merger, consolidation or sale or other disposition of all or substantially all of our assets, (4) a statutory share exchange and (5) election or removal of our directors, in each case without the necessity for concurrence by our board of directors. The affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action (except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director).

Our advisory agreement with our advisor has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors annually review our advisory agreement with our advisor. Although the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board with or without cause.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual stockholders meeting and be a stockholder of record both at the time of giving advance notice and at the time of the meeting and be entitled to vote in the election of each individual so nominated or on such other business, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nomination and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restrictions on Ownership of Shares

  Ownership Limits

To maintain our REIT qualification following the taxable year ending December 31, 2013, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences need not be met during a corporation’s initial tax year as a REIT. We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We may prohibit certain acquisitions and transfers of Common Shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive), of our outstanding Common Shares, unless exempted by our board of directors. Our board of directors may waive these ownership limits with respect to a particular person (prospectively or retroactively) if the board receives evidence that ownership in excess of the limits will not jeopardize our REIT status and certain other representations and undertakings required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% in a tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the charitable trust.

Any attempted transfer of our Common Shares that, if effective, would result in a violation of our ownership limits described above, our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, or in our Common Shares being beneficially owned by fewer than 100 persons will be null and void or will cause the number of Common Shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the Common Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We also will name one or more charitable organizations as a beneficiary of the trust.

Shares held in trust will remain issued and outstanding Common Shares and will be entitled to the same rights and privileges as all other Common Shares. The prohibited transferee will not benefit economically from any of the Common Shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the Common Shares held in the trust. The trustee will receive all dividends and other distributions on the Common Shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any Common Shares held in the trust. Subject to Maryland law, the trustee also will have the authority: (a) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the Common Shares have been transferred to the trust and, (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our Common Shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those Common Shares to a person designated by the trustee whose ownership of the Common Shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive an amount equal to the lesser of: (a) the price paid by the prohibited transferee for the Common Shares or, if the prohibited transferee did not give value for the Common Shares in connection with the event causing the Common Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the Common Shares on the day of the event causing the Common Shares to be held in the trust , and (b) the price received by the trustee from the sale or other disposition of the Common Shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that Common Shares have been transferred to the trust, the Common Shares are sold by the prohibited transferee, then: (a) the Common Shares shall be deemed to have been sold on behalf of the trust, and (b) to the extent that the prohibited transferee received an amount for the Common Shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, Common Shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per Common Share equal to the lesser of: (a) the price per Common Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift), and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the Common Shares. Upon a sale to us, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires Common Shares in violation of the foregoing restrictions or who would have owned the Common Shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive Common Shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT or that compliance is no longer required for REIT qualification.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limits do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limits by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized and certain other representations and undertakings required by our charter.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our Common Shares or otherwise be in the best interests of our stockholders.

  Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our Common Shares meet standards regarding (a) net worth or income, and (b) minimum purchase amounts. These standards are described above at “Investor Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your Common Shares, must also meet the net worth or income standards, and unless you are transferring all of your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure you that our Common Shares will ever be listed on a national securities exchange.

Distributions

On December 28, 2012, our board of directors declared daily distributions on our Common Shares at a daily rate of $0.00210958904 per Common Share. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so.  The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments.  Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.  In these instances, we expect to look to proceeds from this offering, to proceeds from the issuance of securities in the future, or to third-party borrowings, to fund our distributions.  We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source without limits, including proceeds from this offering, from borrowings or from the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of this offering to pay distributions.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain.  If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements.” We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Each distribution will be accompanied by a notice which sets forth: (a) the record dates covered by the aggregate distribution payment; (b) the amount per Common Share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distribution paid from operations, offering proceeds and other sources; (e) the aggregate amount of such distribution; and (f) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three Months Ended				Six Months Ended
	March 31, 2013		June 30, 2013		June 30, 2013
		Percentage		Percentage		Percentage
Distributions:		of Distributions		of Distributions		of Distributions
Distributions paid in cash	$16,808		$52,100		$68,908
Distributions reinvested	14,600		34,435		49,035
Total distributions	$31,408		$86,535		$117,943

Source of distribution coverage:
Cash flows provided by operations	$—	0.0%	$—	0.0%	$—	0.0%
Common Shares issued under the DRIP	14,600	46.5%	34,435	39.8%	49,035	41.6%
Proceeds from issuance of Common Shares	16,808	53.5%	52,100	60.2%	68,908	58.4%
Total sources of distributions	$31,408	100.0%	$86,535	100.0%	$117,943	100.0%

Cash flows used in operations (GAAP basis)	$(2,328,232)		$(943,008)		$(3,271,240)
Net loss attributable to stockholders (in accordance with GAAP)	$(1,969,778)		$(133,989)		$(2,103,768)

Inspection of Books and Records

As a part of our books and corporate records, we maintain at our principal office an alphabetical list of the names of our holders of Common Shares, along with their addresses and telephone numbers and the number of Common Shares held by each of them. We update this stockholder list at least quarterly. Except as noted below, we will make the list available for inspection at our principal office by a holder of Common Shares or his or her designated agent upon request of the stockholder and also will mail this list to any holder of Common Shares within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of stockholder rights under the federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the list of holders of Common Shares as requested, our advisor or our board of directors, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by any holder of Common Shares for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (a) any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock or (b) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These supermajority vote requirements do not apply if the corporation’s holders of Common Shares receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per Common Share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided that the number is at least three.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with all the provisions of Regulation 14D of the Exchange Act (other than filing requirements) and provide us with notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;
•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•	for the equal treatment of all stockholders of the subject class of shares.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person makes a tender offer without complying with the provisions set forth above, the noncomplying person shall be responsible for all our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Program

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional Common Shares. The following discussion summarizes the principal terms of our DRIP. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

  Eligibility

All our holders of Common Shares are eligible to participate in our DRIP; however, we may elect to deny your participation in our DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our Common Shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must notify us promptly when they no longer meet these standards. See “Investor Suitability Standards” (immediately following the cover page of this prospectus) and the form of subscription agreement attached hereto as Appendix B.

  Election to Participate

You may elect to participate in our DRIP by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in our DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our DRIP. You also may change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

  Purchases of Common Shares

Common Shares will be purchased under our DRIP promptly after the date of each distribution payment. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of distributions under our DRIP.

Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $ 10.00 . After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. Please note that the NAV pricing start date could occur as late as January 15, 2015.

  Account Statements

You or your designee will receive a confirmation of your purchases under our DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;
•	the date of the reinvestment;
•	the number and price of the Common Shares purchased by you; and
•	the total number of Common Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Common Shares owned and the amount of distributions made in the prior year. We also will provide to all participants in our DRIP, without charge, all supplements to and updated versions of this prospectus, to the extent required under applicable securities laws.

  Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fee are payable on Common Shares sold under our DRIP. We expect to use the net proceeds from the sale of Common Shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of Common Shares under our share repurchase program;
•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;
•	funding reserves required by any financings of our investments;
•	funding obligations under any of our real estate loans;
•	investments in real estate properties and real estate-related loans and securities, which would include payment of acquisition fees to our advisor (see “Compensation Table”); and
•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

  Voting

You may vote all Common Shares, including fractional Common Shares, that you acquire through our DRIP.

  U.S. Federal Income Tax Consequences of Participation

If you elect to participate in our DRIP and are subject to U.S. federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

Until the NAV pricing start date, we expect that (a) the offering price per Common Share under our DRIP will be $ 10.00 per Common Share, (b) no secondary trading market for our Common Shares will develop and (c) our advisor will estimate the fair market value of a Common Share to be $ 10.45 . Therefore, until the NAV pricing start date, participants in our DRIP will be treated as having received a distribution of $ 10.45 for each $ 10.00 reinvested by them under our DRIP. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share, which is intended to equal the fair market value of a Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders” and “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

  Termination of Participation

Once enrolled, you may continue to purchase Common Shares under our DRIP until we have sold all the Common Shares registered in this offering, have terminated this offering or have terminated our DRIP. You may terminate your participation in our DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your Common Shares will effect a termination of the participation of those Common Shares in our DRIP. We will terminate your participation in our DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limits contained in our charter, unless you have obtained an exemption from the ownership limits from our board of directors.

  Amendment, Suspension or Termination of our DRIP

We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ written notice to the participants. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.

   Reallocation of Available Shares

We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Registrar and Transfer Agent

We will engage a third party to serve as the registrar and transfer agent for our Common Shares. The name and address of our transfer agent is as follows:

  Phoenix American Financial Services, Inc.
  2401 Kerner Boulevard
  San Rafael, CA 94901-5529

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of the Roll-Up Entity that have been for at least 12 months listed on a national securities exchange; or
•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our holders of Common Shares, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our holders of Common Shares who vote “no” on the proposal the choice of:

(a)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(b)	one of the following:
(i)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
(ii)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our holders of Common Shares having voting rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus titled “Description of Shares — Meetings and Special Voting Requirements”; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our holders of Common Shares.

SHARE REPURCHASE PROGRAM

Under our share repurchase program, stockholders who have held their Common Shares for at least one year may request that we repurchase all or any portion, subject to certain minimum amounts described below, of their Common Shares on any business day. Generally, we will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following the repurchase request day. Prior to the NAV pricing start date, stockholders may request the repurchase of their Common Shares (a) in the case of hardship, as defined below, at the total offering price paid, or (b) in the sole discretion of our advisor, at a price of 92% of the total offering price paid, but in neither event at a price greater than the offering price per Common Share under our DRIP. Following the NAV pricing start date, the repurchases price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering. We define “hardship” to mean: (i) the death of a stockholder; (ii) the bankruptcy of a stockholder; (iii) a mandatory distribution under a stockholder’s IRA; or (iv) another involuntary exigent circumstance, as approved by our board. Please note that the NAV pricing start date could occur as late as January 15, 2015.

Commencing on the NAV pricing start date, if a stockholder’s repurchase request is received before 4:00 p.m. Eastern time such Common Shares will be repurchased at a price equal to 95% of our NAV per Common Share (subject to the limitation that if the primary offering is still ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering) calculated after the close of business on that day. Commencing on the NAV pricing start date, if a stockholder’s request is received after 4 p.m. on any business day, or received on a day other than a business day, such Common Shares will be repurchased at 95% of our NAV per Common Share (subject to the limitation that if the primary offering is still ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering) calculated after the close of business on the next business day. We refer to the day on which a repurchase request is received pursuant to our repurchase program as the “repurchase request day.” Although following the NAV pricing start date a stockholder will not know at the time he or she requests the repurchase of Common Shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (855) REIT-NAV. The line will be open on each business day between the hours of 9:00 a.m. and 7:00 p.m. (Eastern time). Repurchase requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If we file a pricing supplement disclosing a change in the NAV per Common Share by more than 5% from the NAV per Common Share disclosed in the last filed prospectus or pricing supplement, all investors whose repurchase requests have not been processed will have the right to rescind the repurchase transaction within ten days of such filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the Common Shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds. Because following the NAV pricing start date our NAV per Common Share will be calculated at the close of each business day, the repurchase price may fluctuate between the repurchase request day and the date on which the company pays repurchase proceeds. If the repurchase request day is after the record date for a distribution payment but prior to the payment date for such distribution, the stockholder will be entitled to receive such distribution with respect to the repurchased Common Shares because the stockholder held them on the record date. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date.

Prior to the NAV pricing start date, we will limit the Common Shares repurchased during any calendar quarter to 1.25% of the weighted average number of Common Shares outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period. Following the NAV pricing start date, we will limit Common Shares repurchased during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter or as of the NAV pricing start date if it occurred during the then-current quarter, or approximately 20% of our NAV in any 12-month period. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend, following the NAV pricing start date, to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: (a) 15% of our NAV up to $333 million; (b) 10% of our NAV between $333 million and $667 million; and (c) 5% of our NAV in excess of $667 million. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional Common Shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. The board will review the amount and sources of liquid assets on a quarterly basis.

If we reach our quarterly limit under our share repurchase program, if our share repurchase program is suspended, or if funds available for our share repurchase program are not sufficient to accommodate all requests, Common Shares will be repurchased as follows: (a) first, pro rata as to repurchases upon the death of a stockholder; (b) next, pro rata as to repurchases from stockholders who demonstrate, in the discretion of our board of directors, a bankruptcy or another involuntary exigent circumstance, as approved by our board; (c) next, pro rata as to repurchases from stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (d) finally, pro rata as to all other repurchase requests.

On the first business day during any quarter in which we have reached that quarter’s repurchase limitation, we will publicly disclose such fact through a filing with the SEC and a posting on our website in order to notify stockholders that we will not accept additional repurchase requests during such quarter. In such event, unless our board of directors determines to suspend our share repurchase program, our share repurchase program will automatically and without stockholder notification resume on the first day of the calendar quarter following the quarter in which repurchases were suspended due to reaching such quarter’s volume limitation.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new Common Shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-repurchasing stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of Common Shares that may be repurchased in such quarter; provided , that prior to the NAV pricing start date, we will limit the Common Shares repurchased during such quarter to 1.25% of the weighted average number of Common Shares outstanding during such quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period; and provided, further, that following the NAV pricing start date, we will limit the Common Shares repurchased during such quarter to 5% of our NAV as of the last day of the previous calendar quarter or as of the NAV pricing start date if it occurred during the then-current quarter, or approximately 20% of our NAV in any 12-month period. Stockholders may make multiple requests for repurchase during the quarter but may not exceed the maximum limits of repurchase established by our advisor.

There is no minimum holding period for Common Shares; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all the Common Shares then owned for repurchase, except that the minimum number of Common Shares that must be presented for repurchase shall be at least 25% of the holder’s Common Shares. However, if the repurchase is being requested due to a hardship, as defined above, and if the repurchase request is made within 180 days of the event giving rise to the hardship, a minimum of 10% of the stockholder’s Common Shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining Common Shares.

Repurchase requests may be made by mail or by phone. A stockholder who wishes to have Common Shares repurchased by mail must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Common Shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased Common Shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the Common Shares are to be repurchased under any conditions outlined herein, we will forward any documents necessary to effect the repurchase, including any signature guaranty we may require.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

The share repurchase program immediately will terminate if our Common Shares are listed on any national securities exchange. Any material modification, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly, and not later than 30 days before such action, in a prospectus supplement or in special or periodic reports we file with the SEC, as well as in a press release or via our website and, as required by the Securities Act, in post-effective amendments to this or any other applicable registration statement. If there is a suspension or material modification of our repurchase program, our board also may modify or suspend our offering of Common Shares.

Stockholders are not required to sell their Common Shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our Common Shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Common Shares we purchase under our share repurchase program will have the status of authorized but unissued Common Shares. Common Shares we acquire through our share repurchase program may be reissued in compliance with the Securities Act and applicable state securities laws.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of United Realty Capital Operating Partnership, L.P., our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for partnership interests rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have three classes of units: “GP Units”, “OP Units” and “Sponsor Preferred Units”.

  GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, the operating partnership issued to us 9,091 GP Units and 9,091 OP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

  Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. OP Units and Sponsor Preferred Units represent different classes of limited partnership interests in the operating partnership.

The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement (some of which exclude OP Units owned or controlled by the general partner or any person who owns more than 50% of the outstanding voting interests in the general partner). With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units (and GP Units) will share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units, if any, as described in the section entitled “— Liquidation” below. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes may be allocated to a limited partnership unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, limited partners holding OP Units may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

  OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Limited partners holding OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, a limited partner holding OP Units generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of Common Shares or, at the option of the operating partnership, a corresponding number of Common Shares. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

In return for a portion of our initial capital contribution, the operating partnership issued to us 9,091 OP Units. URTI LP, LLC, as the initial limited partner of the operating partnership, holds 182 OP Units representing its limited partnership interest in the operating partnership.

  Sponsor Preferred Units

The operating partnership issued 500,000 Sponsor Preferred Units to us to correspond with our issuance of Sponsor Preferred Shares. The Sponsor Preferred Units represent a class of limited partnership units of the operating partnership that are subject to the additional terms contained in the operating partnership agreement and summarized here. Except as otherwise provided in the operating partnership agreement, Sponsor Preferred Units have the same rights, privileges and preferences as OP Units.

Sponsor Preferred Units shall not be entitled to distributions from the operating partnership except upon liquidation of the operating partnership. See the section entitled “— Liquidation” below for an explanation of distribution rights with respect to Sponsor Preferred Units. At the time that Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Unit shall automatically convert into the number of OP Units equal to the number of Common Shares into which the Sponsor Preferred Shares were converted (subject to adjustment in the event of any dividend, split, combination or other similar recapitalization with respect to the OP Units).

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of any other partners. However, the following amendments will require the consent of limited partners holding OP Units that are more than 50% of the then outstanding OP Units held by all the limited partners who are adversely affected:

•	any amendment that alters or changes the distribution and liquidation rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions not contemplated by the operating partnership agreement; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership interests, except in connection with extraordinary transactions meeting the conditions set forth in the operating partnership agreement. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer or encumber all or any part of their units. However, although a limited partner may be able to affect a transfer of partnership interests without the consent of the general partner, the transferee remains an economic interest owner only as an assignee until the general partner admits the assignee as a substitute limited partner, in its sole and absolute discretion.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and the operating partnership to engage in any authorized business combination without the consent of the limited partners. Generally, a business combination for these purposes is any merger, consolidation or other combination with or into another entity, or the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of all or substantially all of our assets. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner may not exercise its exchange rights until the units have been outstanding for at least one year. However, in the case of a proposed combination, each limited partner has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Sponsor Preferred Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us whether pursuant to the DRIP, as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT, or otherwise.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings, operating revenue or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units unless the issuance was in connection with an acquisition of an asset to be held directly by the general partner and such issuance was approved by a majority of independent directors of the general partner. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one GP Unit or OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the other limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership  are made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners holding GP Units and/or OP Units in proportion to each such partner’s holdings of GP Units and/or OP Units. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet our annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to the partners as follows:

•	first, 100% to us as holder of GP Units and OP Units and any other holders of OP Units, in proportion to each such holder’s holdings of GP Units and/or OP Units, until the “net investment” balance (as defined below) is zero;
•	second, 100% to us as holder of GP Units and OP Units and any other holders of OP Units, in proportion to each such holder’s holdings of GP Units and/or OP Units, until the “priority return” balance (as defined below) is zero; and
•	thereafter, 15% to us as holder of Sponsor Preferred Units, and 85% to be further distributed as follows: first, 100% to us as the holder of Sponsor Preferred Units, until the aggregate capital contributions made with respect to the Sponsor Preferred Units have been returned, and thereafter, 100% to us as holder of GP Units and OP Units and any other holders of OP Units, in proportion to each such holder’s holdings of GP Units and/or OP Units.

The ”net investment” balance means the excess, if any, of (1) gross proceeds raised from our stockholders in all offerings and capital contributions made by limited partners, over (2) in each case without duplication, all prior distributions to our stockholders of net sales proceeds, all amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise, all distributions to limited partners of net sale proceeds contained in cash available for distribution, all liquidating distributions of the type described above under the subparagraph “first” in the next preceding paragraph and all proceeds or property used to redeem limited partner interests (except those held directly or indirectly by the general partner). The “priority return” balance means the excess, if any, of (x) a 7% cumulative, non-compounded, pre-tax annual return on the “net investment” balance, as determined on a daily basis, over (y) all distributions of cash available for distribution to holders of GP Units and/or OP Units (other than amounts included in the determination of “net investment” balance) and all liquidating distributions of the type described under subparagraph “second” in the next preceding paragraph.

Allocations

The operating partnership agreement provides that generally net income, net loss and, to the extent necessary, individual items of income, gain, loss or deduction of the operating partnership will be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

In addition, the operating partnership agreement provides for the special allocation of certain items of deduction to URTI LP, LLC which may not otherwise be currently usable by, or provide a benefit to, us. Any such special allocations would be made in accordance with applicable tax law.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each limited partner holding OP Units (other than us) has the right, but not the obligation, to exchange all or a portion of his, her or its OP Units for cash or, at our option, for shares of our common stock on such terms and subject to such conditions and restrictions as will be contained in one or more exchange rights agreement among us, as the general partner, the operating partnership and one or more limited partner; provided, however, that such OP Units have been outstanding for at least one year (or such lesser time as determined by the general partner). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Tax Matters

Pursuant to the operating partnership agreement, we  are the tax matters partner of the operating partnership, and as such, have authority to make tax decisions under the Code on behalf of the operating partnership. Taxable income and loss generally will be allocated in a manner that reflects the entitlement of the general partner and limited partners to receive distributions from the operating partnership. We will file a federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. As we  are still in the early stages of development,  it is not clear what form any special purpose entities would take for U.S. federal income tax purposes. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 100,000,000 Common Shares through Cabot Lodge , our dealer manager, a broker-dealer registered with FINRA , in our primary offering at a price of $10.45 per Common Share, except as provided below .

Our dealer manager  also is  one of the broker-dealers that solicits subscriptions for our Common Shares. Our dealer manager anticipates entering into soliciting dealer agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our Common Shares.

Our board of directors has arbitrarily determined the selling price of the Common Shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Common Shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The Common Shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use its best efforts to sell the Common Shares but has no firm commitment or obligation to purchase any of the Common Shares. We also are offering up to 20,000,000 Common Shares for sale pursuant to our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $ 10.00 . After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants. There will be no fees, commissions or expenses paid with respect to these Common Shares. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. The offering of our Common Shares will terminate on or before August 15, 2014, which is two years after the initial effective date of this offering. If we have not sold all the Common Shares offered in our primary offering by August 15, 2014, we may continue the primary offering for an additional year, until August 15, 2015. If we decide to continue our primary offering beyond two years from the initial effective date of this offering, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to such program through the reinvestment of distributions, in which case participants in our DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Common Shares

   Our dealer manager was organized in October 2011 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by United Realty and its affiliates. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management—Cabot Lodge Securities, LLC.”

For sales of Common Shares, our dealer manager will receive selling commissions equal to $0.73 per Common Share out of the Common Shares sold in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. The dealer manager also will receive a dealer manager fee equal to $0.31 per Common Share out of the Common Shares sold in our primary offering as compensation for acting as the dealer manager. Selling commissions and dealer manager fee will constitute approximately 7.0% and 3.0% of the offering price of $10.45 per Common Share, respectively, and together will constitute approximately (and slightly less than) 10.0% of such offering price. The dealer manager may reallow from the dealer manager fee up to $0.15 per Common Share to any participating broker-dealer for marketing support. We will not pay selling commissions or a dealer manager fee for Common Shares sold pursuant to our DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Common Shares.

We will reimburse the dealer manager and any participating broker-dealer for reasonable bona fide due diligence expenses incurred by the dealer manager or such participating broker-dealer which are supported by a detailed itemized invoice. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense, and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering of Common Shares.

	Per Share	Total Maximum
Primary offering:
Price to public	$10.45	$1,045,000,000
Dealer manager fee	$0.31	$31,000,000(1)
Selling commissions	$0.73	$73,000,000(1)
Net proceeds to United Realty Trust Incorporated (before expenses)	$9.41	$941,000,000	(1)
Distribution reinvestment program(2):
Price to public	$10.00	$200,000,000
Selling commissions	—	—
Dealer manager fee	—	—
Proceeds to United Realty Trust Incorporated	$10.00	$200,000,000

(1)
The table assumes that the amounts of the selling commissions and dealer manager fee were and will be as disclosed herein for the life of this offering. However, the actual aggregate amounts of the selling commissions and dealer manager fee over the life of this offering will be lower than as set forth in this table, and the net proceeds (before expenses) higher, because prior to May 30, 2013, the amounts of the selling commissions and dealer manager fee were lower, as a percentage of the gross offering price of a Common Share, than the amounts described in this prospectus.

(2)
The table assumes a price under our DRIP of $10.00 per Common Share. Until the NAV pricing start date, Common Shares will be sold under our DRIP at a price of $10.00 per Common Share. Following the NAV pricing start date, Common Shares will be sold under our DRIP at NAV per Common Share, which is an amount that may be higher or lower than $10.00 but that cannot be determined at this time. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee are payable in connection with our DRIP.

We will not pay any selling commissions in connection with the sale of Common Shares to investors whose contracts for investment advisory and related brokerage services with their broker-dealer include a fixed or “wrap” fee feature. Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their Common Shares down to zero if the investor (a) has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our Common Shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be paid from the dealer manager fee and considered underwriting compensation subject to FINRA’s 10% cap pursuant to Rule 2310 in connection with this offering.

We have agreed to indemnify our dealer manager, and intend to indemnify participating broker-dealers and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The compensation described above includes certain costs associated with the sale and distribution of our Common Shares that our sponsor may pay. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all the Common Shares offered hereby and that all Common Shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fee.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a selling commission in connection with a sale of the Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per share estimated value of our Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap pursuant to Rule 2310. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. Our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

If the offering is terminated, the dealer manager will be reimbursed only for its actual out-of-pocket expenses.

Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers

Our executive officers and directors, as well as officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors, may purchase Common Shares. The offering price for such Common Shares will be $9.41 per Common Share, reflecting the fact that selling commissions in the amount of $0.73 per Common Share and a dealer manager fee in the amount of $0.31 per Common Share  will not be payable in connection with such sales.

Additionally, participating broker-dealers, including their registered representatives and their immediate families, may purchase Common Shares. In the sole discretion of our dealer manager, the offering price for such Common Shares will be $9.72 per Common Share, reflecting the fact that selling commissions in the amount of $0.73 per Common Share will not be payable in connection with such sales. Our dealer manager will not be permitted to purchase Common Shares.

As used above and elsewhere in this prospectus, “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The net offering proceeds we receive will not be affected by sales of Common Shares at a discount as set forth above. Our executive officers, directors and other affiliates, Friends, any institutional investors, and participating broker-dealers, including their registered representatives and their immediate families, who receive a discount will be expected to hold their Common Shares purchased as stockholders for investment and not with a view towards resale. In addition, Common Shares purchased by officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) (each an “advisor affiliate”) will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or United Realty Advisors LP as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates, and such Common Shares will be subject to a lock-up agreement among the purchaser, our advisor and us. Any Common Shares purchased by an advisor affiliate may not be sold by such advisor affiliate during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Common Shares by such advisor affiliate for a period of 180 days immediately following the date of effectiveness of or commencement of sales under this offering, except as provided in FINRA Rule 5110(g)(2). With the exception of the 18,182 Common Shares initially sold to United Realty Advisor Holdings LLC in connection with our organization, the 20,000 Common Shares that Mr. Frydman purchased for his own account in December 2012, and the Common Shares that our sponsor may receive upon conversion of its Sponsor Preferred Shares, no director, officer or advisor or any affiliate has owned or may own more than 9.8% in value or number of our outstanding Common Shares.

Volume Discounts

We will offer Common Shares with reduced selling commissions and, in some cases, reduced dealer manager fee, to “single purchasers” of Common Shares on orders exceeding $1,000,000. The reduced offering price will not affect the amount we receive for investment.

  The offering price per Common Share set forth in the table below will apply to each Common Share within each volume range set forth in the table below.

Dollar Volume of Common Shares Purchased	Selling Commissions	Dealer Manager Fee	Offering Price Per Common Share to Investor
$2,612.50 to $1,000,000	$0.73	$0.31	$10.45
$1,000,001 to $2,000,000	$0.63	$0.31	$10.35
$2,000,001 to $3,000,000	$0.53	$0.31	$10.25
$3,000,001 to $4,000,000	$0.43	$0.26	$10.10
$4,000,001 to $9,999,999	$0.33	$0.21	$9.95
$10,000,000 and above	$0.23	$0.21	$9.85
	(as described below, subject to reduction)	(as described below, subject to reduction)	(as described below, subject to reduction)

  Any reduction in the amount of the selling commissions and dealer manager fee in respect of volume discounts received will be credited to the investor in the form of additional Common Shares. Fractional Common Shares will be issued.

  As an example, a single purchaser would receive 192,312.14 Common Shares for an investment of $2,000,000, the selling commission would be $130,726.02 and the dealer manager fee would be $59,616.76. The discount would be calculated as follows: the purchaser would acquire 95,693.78 Common Shares at a cost of $10.45 per Common Share and 96,618.36 Common Shares at a cost of $10.35 per Common Share and would pay selling commissions of $0.73 per Common Share and dealer manager fee of $0.31 per Common Share for 95,693.78 Common Shares and would pay selling commissions of $0.63 per Common Share and dealer manager fee of $0.31 per Common Share for 96,618.36 Common Shares. In no event will the proceeds to us be less than $9.41 per Common Share.

  For purchases of $10,000,000 or more, in our sole discretion, selling commissions and dealer manager fee may be reduced to amounts lower than those set forth in the table above, but in no event will the proceeds to us be less than $9.41 per Common Share. Selling commissions and dealer manager fee paid will in all cases be the same for the same level of sales.

If there is a sale of $10,000,000 or more with reduced selling commissions or a reduced dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale; (b) the total price per Common Share paid by the purchaser; and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per Common Share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total selling commissions and dealer manager fee payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same broker-dealer. The amount of total selling commissions and dealer manager fee thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used in this prospectus, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

If a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the selling commissions and dealer manager fee payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of Common Shares, orders additional Common Shares. In this event, the selling commissions and dealer manager fee payable with respect to the subsequent purchase of Common Shares will equal the selling commissions and dealer manager fee per Common Share which would have been payable in accordance with the schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay U.S. federal income tax may only be combined with purchases by other entities not required to pay U.S. federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay U.S. federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional Common Shares to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional Common Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional Common Shares to be credited to any entities not required to pay U.S. federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay U.S. federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of Common Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the Common Shares to different purchasers of the same offering;
•	all purchasers of the Common Shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of Common Shares which are part of the offering;
•	the minimum amount of Common Shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the Common Shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Common Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Common Shares purchased.

Subscription Process

To purchase Common Shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	accept the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the Common Shares for your own account;
•	are purchasing the Common Shares for investment and not with a view towards resale (if you are among the categories of purchaser described above under “— Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”);
•	acknowledge that the Common Shares are not liquid; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our Common Shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for Common Shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager or the participating broker-dealers will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the Common Shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We may appoint one or more IRA custodians for investors in our Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Suitability Standards

Our sponsor, those selling Common Shares on our behalf and any participating broker-dealers and registered investment advisors recommending the purchase of Common Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of Common Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Investor Suitability Standards” immediately following the cover page of this prospectus;
•	can reasonably benefit from an investment in our Common Shares based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation;
•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our Common Shares; and
•	have apparent understanding of:
•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;
•	the lack of liquidity of our Common Shares;
•	the restrictions on transferability of our Common Shares;
•	the background and qualifications of our sponsor and its affiliates; and
•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling Common Shares on our behalf and any participating broker-dealers and registered investment advisors recommending the purchase of Common Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Common Shares is suitable and appropriate for you.

Until our Common Shares are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your Common Shares, also must meet the net worth or income standards.

Minimum Purchase Requirements

You must initially purchase at least 250 Common Shares ($2,612.50) to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs; provided, that each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of ERISA or the Code, as applicable.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Unless you are transferring all your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure that our Common Shares will ever be listed on a national securities exchange.

SUPPLEMENTAL SALES MATERIAL

In addition to the prospectus, we are using supplemental sales material in connection with the offering of the Common Shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material currently or anticipated to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;
•	cover letters transmitting the prospectus;
•	brochures containing a summary description of the offering;
•	fact sheets describing the general nature of United Realty Trust Incorporated and our investment objectives;
•	asset flyers describing our recent acquisitions;
•	broker updates;
•	online investor presentations;
•	online banners and click-throughs;
•	website material;
•	electronic media presentations; and
•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some of or all such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Common Shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the Common Shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Proskauer Rose LLP, New York, New York, has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our Common Shares under the caption “Material U.S. Federal Income Tax Considerations,” has passed upon our qualification as a REIT and has served as counsel for our advisor and certain of its affiliates. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Kunzman & Bollinger, Inc. has served as counsel for Cabot Lodge and certain of its affiliates.

EXPERTS

The consolidated financial statements of United Realty Trust Incorporated appearing in United Realty Trust Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm , as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The statement of revenues and certain expenses of Tilden House incorporated herein by reference has been so incorporated by reference in reliance upon the report of PKF O’Connor Davies, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate by reference certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.unitedrealtytrust.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013;
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 14, 2013, and for the fiscal quarter ended June 30, 2013, filed with the SEC on August 14, 2013;
•	Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on January 4, 2013, March 21, 2013, April 4, 2013 (two filings on such date), May 6, 2013 and June 17, 2013; and
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 44 Wall Street, Second Floor, New York, NY 10005, (212) 388-6800. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the Common Shares to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement  and all these filings are  available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A-1

PRIOR PERFORMANCE TABLES

The following provides information relating to real estate investments sponsored by Messrs. Frydman and Verschleiser or their affiliates during the five years ended December 31, 2012. The tables below provide information about the sponsor’s prior properties to which third parties contributed capital, or in which Messrs. Frydman or Verschleiser invested for their own accounts.

The prior programs of the principals of our sponsor were similar to our program in that they invested in some of the same property types (including residential, retail and office) and their investors had limited ability to withdraw their investments. The investment objectives of the prior programs, which were capital appreciation with a secondary objective of income, were similar to those of our second strategy, but differed from those of our first strategy, which are stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale and the potential for future liquidity. The non-public programs of Mr. Frydman also differed from us in that: (i) a substantial portion of Mr. Frydman’s returns came from refinancing and sales proceeds; (ii) Mr. Frydman used more leverage than we intend to; (iii) the non-public programs’ property-owning entities generally did not pay any acquisition fees, asset management fees or other fees, which we do intend to pay; (iv) in some cases the properties were leased to affiliates of the property-owning entities; (v) the operational documents of the non-public programs’ property-owning entities generally did not contain the prohibitions on self-dealing and the operational and investment limitations that apply to us; and (vi) the non-public programs generally took approximately one to six months to raise capital from third parties, in contrast to our multi-year offering period.

With respect to Mr. Frydman’s prior non-program transactions, generally, each transaction involved non-passive investors, in contrast to our structure, where stockholders will be passive (subject to the rights granted to them by our organizational documents and Maryland law). However, in each prior non-program transaction, Mr. Frydman’s approval was a prerequisite to acquiring, operating or disposing of assets, and no non-passive investor was able to act independently of such approval, although non-passive investors’ consent would, in certain cases, be necessary in order for Mr. Frydman to make certain major decisions.

In transactions where Mr. Frydman co-invested with other individual investors, Mr. Frydman’s initial investment constituted up to 25% of the initial invested equity, with dollar amounts ranging from approximately $50,000 to approximately $4 million. Mr. Frydman’s compensation in such transactions resulted primarily from a profits interest and from the return on his invested equity. Such a compensation structure differs from ours. Under our compensation structure, our sponsor and its affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length and could influence our advisor’s advice to us, as well as the judgment of affiliates of our sponsor.

These tables provide information for use in evaluating the properties in which Messrs. Frydman and Verschleiser and their affiliates invested, the results of the operations of the properties, and compensation paid by their programs. The tables are furnished solely to provide prospective investors with information concerning the past performance of Messrs. Frydman and Verschleiser and their affiliates that raised capital from third parties. Information in the tables is current as of December 31, 2012. Investors are strongly encouraged to carefully review the section of this prospectus captioned “Prior Performance of Affiliates of Our Sponsor — Recent Adverse Business Developments” for a description of the adverse developments that have occurred or may occur in 2013. These adverse business developments may not be reflected in the tabular information contained in this prospectus. Information required to be disclosed in Table VI is included in Part II of the registration statement on page II-7 .

The non-public programs and non-program properties presented in Table III are presented on a GAAP basis, unless otherwise noted.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance of Affiliates of Our Sponsor” elsewhere in this Prospectus.

A-1-1

INVESTORS IN UNITED REALTY TRUST INCORPORATED WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

Additional information about these tables can be obtained by calling us at (212) 388-6800.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms:

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

A-1-2

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES — JACOB FRYDMAN AND AFFILIATES

NOT APPLICABLE

A-1-3

TABLE II

COMPENSATION FROM NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYDMAN AND AFFILIATES

NOT APPLICABLE

A-1-4

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS —
JACOB FRYDMAN AND AFFILIATES

Table IV summarizes information for Non-Public Program properties which have completed operations (no longer held properties) of Jacob Frydman and his affiliates during the period January 1, 2010 to December 31, 2012. As outlined in the preceding narrative, Mr. Frydman's investment objectives seek capital appreciation with a secondary objective of income, with a different investment methodology than ours.

Property	University Place 385 McDonald Avenue Brooklyn, NY	442 Civic Center Dr Augusta, ME
Dollar Amount Raised	$675,515	$2,124,000
Number of Properties Purchased	1	1
Date of Closing of Offering	9/7/2005	3/7/2007
Date of First Sale of Property	1/6/2010	7/26/2012
Date of Final Sale of Property	1/6/2010	7/26/2012
Tax and Distribution Data Per $1000 Investment Through Federal Income Tax Results
Ordinary Income (loss)	$—	$—
from Operations	$—	$(65)
from Recapture	$—	$—
Capital Gain (loss)
Deferred Gain (loss)
Capital	$—	$(180)
Ordinary	$1,490	$—
Cash Distributions to Investors
Source (on GAAP Basis)
Investment Income	$—	$2
Return of Capital	$1,000	$(180)
Other	$490	$—
Source (on Cash Basis)
Sales	$—	$—
Refinancing	$—	$—
Operations	$1,490	$820
Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

A-1-5

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYDMAN AND AFFILIATES

Table V provides summary information on the results of sales or disposals of Non-Public Program properties by Jacob Frydman and his affiliates during the period January 1, 2010 to December 31, 2012. As outlined in the preceding narrative, Mr. Frydman's investment objectives seek capital appreciation with a secondary objective of income, with a different investment methodology than ours.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
University Place 385 McDonald Avenue Brooklyn, NY	9/7/2005	1/6/2010	$1,006,660.00	$13,017,017.57			$14,023,677.57	$12,000,000.00	$675,515.03	$12,675,515.03	$331,144.97
442 Civic Center Dr Augusta, ME	3/7/2007	7/26/2012	$—	$6,943,156.55			$6,943,156.55	$7,200,000.00	$1,555,000.00	$8,755,000.00	$(383,084.00)

A-1-6

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES — ELI VERSCHLEISER AND AFFILIATES

Table I provides a summary of the experience of Eli Verschleiser and his affiliates as a sponsor in raising and investing funds in Non-Public Programs for the last five fiscal years ended December 31, 2012. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the offerings and the time period over which the proceeds have been invested. Mr. Verschleiser’s investment objective for these pools was to generate returns from the sale of REO (“Real Estate Owned” or foreclosed) properties acquired from banks and servicers at bulk sale pricing.

	2008 Pool	2009 Pool	2010 Pool
Dollar Amount Offered	$2,479,591	$5,369,923	$2,128,231
Dollar Amount Raised (100%)	$2,479,591	$5,369,923	$2,128,231
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	$—	$—	$—
Organizational Expenses	$—	$—	$—
Other (Management Fee)	$—	$246,121	$95,655
Reserves
Percent available for investment	100%	95%	96%
Acquisition costs
Prepaid Items and Fees Related to Purchase of Property	$—	$211,067	$148,431
Cash Down Payment	$2,479,591	$4,912,735	$1,884,145
Acquisition Fees	$—	$—	$—
Other	$—	$—	$—
Total Acquisition Costs	$2,479,591	$5,123,802	$2,032,576
Percent Leverage	0.00%	0.00%	0.00%
Date Offering Began	October 1, 2008	March 1, 2009	September 1, 2009
Length of Offering (in months)	3	5	5
Months to Invest 90% of Amount Available for Investment	3	5	5

A-1-7

TABLE II

COMPENSATION FROM NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table II summarizes the amount and type of compensation paid to Eli Verschleiser and his affiliates from Non-Public Program Properties during the five years ended December 31, 2012. Mr. Verschleiser’s investment objective for these pools was to generate returns from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2008 Pool	2009 Pool	2010 Pool
Date Offering Commenced	October 1, 2008	March 1, 2009	September 1, 2009
Dollar Amount Raised	$2,479,591	$5,369,923	$2,128,231
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	$—	$—	0
Acquisition Fees	$—	$—	0
Real Estate Commissions	$—	$—	0
Advisory Fees	$—	$—	0
Other (Management Fees)	$—	$246,121	$95,655
Other
Dollar Amount of Cash Generated from Operations Before Deducing Payments to Sponsor	$3,024,377	$5,820,169	$1,944,977
Amount Paid to Sponsor from Operations:
Property Management Fees	$—	$—	$—
Partnership Management Fees	$—	$—	$—
Reimbursements	$—	$—	$—
Leasing Commissions	$—	$—	$—
Other (Identify and Quantify)	$—	$—	$—
Dollar Amount of Property Sales and Refinancing Before Deducing Payments to Sponsor	$3,024,377	$5,820,169	$1,944,977
Cash	$3,024,377	$5,820,169	$1,944,977
Notes	$—	$—	$—
Amount Paid to Sponsor from Property Sales and Refinancing
Real Estate Commissions	$—	$—	$—
Incentive Fees	$—	$—	$17,359
Other (Identify and Quantify)	$—	$—	$—

A-1-8

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES OF
ELI VERSCHLEISER AND HIS AFFILIATES — 2008 POOL

This table summarizes the operating results for the program properties for the 2008 Pool sponsored by Eli Verschleiser and his affiliates for the three years ending December 31, 2010, which are presented on a GAAP basis, unless otherwise noted. This table shows no operating results for the year ended December 31, 2012 because all activity related to the 2008 Pool was completed during 2010. Mr. Verschleiser’s investment objective for these pools was to generate a return from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2008	2009	2010
Gross Revenues	$—	$2,843,935	$180,442
Profit on Sale of Properties	$—	$803,176	$(286,396)
Less:
Operating Expenses	$—	$45,978	$452
Interest Expense	$—	$—	$—
Depreciation	$—	$—	$—
Other	$—	$—	$—
Net Income	$—	$757,198	$(286,848)
Taxable Income	$—	$—	$—
From Operations	$—	$—	$—
From Gain on Sale	$—	$—	$—
Cash Generated from Operations	$—	$—	$—
Cash Generated from Sales	$—	$2,797,957	$179,990
Cash Generated from Refinancing	$—	$—	$—
Cash Generated From Operations, Sales and Refinancing	$—	$2,797,957	$179,990
Less: Cash Distributions
From Operating Cash Flow	$—	$—	$—
From Sales and Refinancing	$—	$2,797,957	$179,990
From Other	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions	$—	$—	$—
Less: Special Items (not including sales and refinancing) (identify and quantify)	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$—	$—
Tax and Distributions per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
From Operations	$—	$—	$—
From Recapture	$—	$—	$—
Capital Gain (loss)	$—	$305	$(116)
Cash Distributions to Investors
Source (on GAAP basis)
Investment Income	$—	$—	$—
Return of Capital	$—	$1,000	$—
Source (on cash basis)
Sales	$—	$1,128	$73
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Amount Remaining Invested in Properties at End of Program			0%

A-1-9

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES OF
ELI VERSCHLEISER AND HIS AFFILIATES — 2009 POOL

This table summarizes the operating results for the program properties for the 2009 Pools sponsored by Eli Verschleiser and his affiliates for the five years ending December 31, 2012, which are presented on a GAAP basis, unless otherwise noted. This table shows no operating results for the years ended December 31, 2007 or December 31, 2008, because the first properties in the 2009 Pool were not purchased until 2009. Mr. Verschleiser’s investment objective for these pools was to generate a return from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2009	2010	2011
Gross Revenues	$3,773,202	$1,917,736	$129,230
Profit on Sale of Properties	$1,181,611	$(402,109)	$(329,256)
Less:
Operating Expenses	$76,835	$43,147	$1,200
Interest Expense	$—	$—	$—
Depreciation	$—	$—	$—
Other	$—	$—	$—
Net Income	$1,104,775	$(445,256)	$(330,456)
Taxable Income	$—	$—	$—
From Operations	$—	$—	$—
From Gain on Sale	$—	$—	$—
Cash Generated from Operations	$—	$—	$—
Cash Generated from Sales	$3,696,367	$1,874,590	$128,030
Cash Generated from Refinancing	$—	$—	$—
Cash Generated From Operations, Sales and Refinancing	$3,696,367	$1,874,590	$128,030
Less: Cash Distributions
From Operating Cash Flow	$—	$—	$—
From Sales and Refinancing	$3,696,367	$1,874,590	$128,030
From Other	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions	$—	$—	$—
Less: Special Items (not including sales and refinancing) (identify and quantify)	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$—	$—
Tax and Distributions per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
From Operations	$—	$—	$—
From Recapture	$—	$—	$—
Capital Gain (loss)	$225	$(91)	$(67)
Cash Distributions to Investors
Source (on GAAP basis)
Investment Income	$—	$—	$—
Return of Capital	$752	$248	$—
Source (on cash basis)
Sales	$752	$382	$(67)
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Amount Remaining Invested in Properties at End of Program			0%

A-1-10

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES OF
ELI VERSCHLEISER AND HIS AFFILIATES — 2010 POOL

This table summarizes the operating results for the program properties for the 2010 Pool sponsored by Eli Verschleiser and his affiliates for the five years ending December 31, 2012, which are presented on a GAAP basis, unless otherwise noted. This table shows no operating results for the years ended December 31, 2007 or December 31, 2008, because the first properties in the 2010 Pool were not purchased until 2009. Mr. Verschleiser’s investment objective for these pools was to generate a return from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2009	2010	2011
Gross Revenues	$255,924	$1,366,385	$322,668
Profit on Sale of Properties	$73,283	$123,758	$(380,294)
Less:
Operating Expenses	$3,500	$38,980	$6,455
Interest Expense	$—	$—	$—
Depreciation	$—	$—	$—
Other	$—	$—	$—
Net Income	$69,783	$84,778	$(386,749)
Taxable Income	$—	$—	$—
From Operations	$—	$—	$—
From Gain on Sale	$—	$—	$—
Cash Generated from Operations	$—	$—	$—
Cash Generated from Sales	$252,424	$1,327,405	$316,213
Cash Generated from Refinancing	$—	$—	$—
Cash Generated From Operations, Sales and Refinancing	$252,424	$1,327,405	$316,213
Less: Cash Distributions
From Operating Cash Flow	$—	$—	$—
From Sales and Refinancing	$252,424	$1,327,405	$316,213
From Other	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions	$—	$—	$—
Less: Special Items (not including sales and refinancing) (identify and quantify)	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$—	$—
Tax and Distributions per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
From Operations	$—	$—	$—
From Recapture	$—	$—	$—
Capital Gain (loss)	$37	$45	$(205)
Cash Distributions to Investors
Source (on GAAP basis)
Investment Income	$—	$—	$—
Return of Capital	$119	$624	$135
Source (on cash basis)
Sales	$119	$624	$135
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Amount Remaining Invested in Properties at End of Program			0%

A-1-11

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table IV summarizes information for Non-Public Program properties which have completed operations (no longer held properties) of Eli Verschleiser and his affiliates during the five years ending December 31, 2012.

	2008 Pool	2009 Pool	2010 Pool
Dollar Amount Raised	$2,479,591	$5,369,923	$2,128,231
Number of Properties Purchased	506	907	338
Date of Closing of Offering	12/22/2008	7/26/2009	1/22/2010
Date of First Sale of Property	12/30/2008	6/1/2009	3/19/2010
Date of Final Sale of Property	12/31/2010	3/1/2011	8/31/2011
Tax and Distribution Data Per $1000 Investment Through
Federal Income Tax Results
Ordinary Income (loss)	$201	$67	$(123)
from Operations	$—	$—	$—
from Recapture	$—	$—	$—
Capital Gain (loss)
Deferred Gain (loss)
Capital	$201	$67	$(123)
Ordinary	$—	$—	$—
Cash Distributions to Investors
Source (on GAAP Basis)
Investment Income	$201	$67	$—
Return of Capital	$1,000	$1,000	$877
Source (on Cash Basis)
Sales	$1,201	$1,067	$877
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Receivable on Net Purchase Money Financing	$—	$—	$—

A-1-12

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table V provides summary information on the results of sales or disposals of Non-Public Program properties by Eli Verschleiser and his affiliates during the five years ending December 31, 2012.

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Date of First Acquisition	Date of Final Acquisition	Date of First Sale	Date of Last Sale	Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
2008 Pool	10/1/2008	12/22/2008	12/30/2008	12/31/2010	$3,024,376.91	$—	$—	$—	$3,024,376.91	$—	$2,479,590.95	$2,479,590.95	$544,785.96
2009 Pool	3/10/2009	7/26/2009	6/1/2009	3/1/2011	$5,820,169.42	$—	$—	$—	$5,820,169.42	$—	$5,123,802.00	$5,123,802.00	$696,367.42
2010 Pool	9/15/2009	1/22/2010	3/18/2010	8/31/2011	$1,944,977.31	$—	$—	$—	$1,944,977.31	$—	$2,032,576.00	$2,032,576.00	$(87,598.69)

A-1-13

APPENDIX A-2

SUPPLEMENTAL PRIOR PERFORMANCE TABLES

OPERATING RESULTS OF PRIOR NON-PROGRAM
PROPERTIES OF JACOB FRYDMAN AND HIS AFFILIATES SINCE 1996

This table provides a detailed summary of the performance of seven properties which continue to be owned of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for Mr. Frydman’s own account. Prior investment activities of Mr. Frydman and his affiliates for his own account have similar investment objectives to our second strategy of acquiring opportunistic assets which may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs. Mr. Frydman and his affiliates used greater leverage than we intend to. Whereas we will substantially target an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all of the offering proceeds), the mean original loan-to-value, or leverage, ratio of the seven properties set forth in the table below was 84.65%. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities. Operating results are presented on a GAAP basis.

Property	TOTALS FOR PROPERTIES STILL BEING HELD		JC Studios Avenue “M” Brooklyn, NY	DHL Center 500 Tenth Avenue New York, NY	Forest Oaks - Mount Airy, NC
Type of Property			Television Production Studio	Distribution/Office	Shopping Center
Gross Leasable Space – sq. ft.	1,372,143		95,870	250,000	125,719
Date Acquired			1/28/2000	9/5/2002	2/6/2006
Original Leverage	84.65	%(2)	109.22%	98.33%	77.52%
Original mortgage financing	$109,022,269.00		$9,000,000.00	$39,750,000.00	$6,756,490.00
Total costs of properties, including closing and soft costs	$122,520,815.31		$8,240,000.00	$40,425,000.00	$8,715,880.31
Current Mortgage Balance	$165,980,381.58		$17,394,700.20	$91,249,398.38	$6,006,817.00
Total Cumulative Capital Advanced during period owned	$29,309,748.87		$2,900,000.00	$8,500,000.00	$2,190,285.00
Net Distributions Generated from Operations	$23,363,307.66		$3,000,000.00	$12,790,757.66	$439,614.30
Net Distributions Generated from Refinancing	$61,555,959.42		$5,860,000.00	$55,695,959.42	$—
Total Distributions Generated from Operations and Refinancing	$84,919,267.08		$8,860,000.00	$68,486,717.08	$439,614.30
Remaining Capital Invested in Properties	$10,337,198.87		$—	$—	$1,750,670.70
Distribution Data per $1,000 Invested
From Operations			$1,034.48	$1,504.80	$200.71
From Refinance			$2,020.69	$6,552.47	$—
Total Return of Capital per $1,000 Invested			$3,055.17	$8,057.26	$200.71

(1)	On average, each property set forth in this table has yielded distributions from both operating and refinancing proceeds of 182.91% of total capital.
(2)	Represents the mean original leverage of each of the seven properties set forth in the table.

A-2-1

Property	Inverness Regional Shopping Center Inverness, FL	Foundren Southwest Village Houston, TX	Ashton Park Route 9 & Old Post Rd Poughkeepsie, NY	Medwick Marketplace Medina, OH
Type of Property	Shopping Center	Shopping Center	Development/ Senior Housing/ Medical	Shopping Center
Gross Leasable Space – sq. ft.	204,070	304,300	208,805	183,379
Date Acquired	2/6/2006	8/31/2006	7/14/2006	3/12/2007
Original Leverage	78.28%	83.46%	62.13%	83.59%
Original mortgage financing	$10,175,779.00	$24,500,000.00	$600,000.00	$18,240,000.00
Total costs of properties, including closing and soft costs	$12,998,678.00	$29,355,000.00	$965,707.00	$21,820,550.00
Current Mortgage Balance	$9,048,760.00	$23,585,070.00	$600,000.00	$18,095,636.00
Total Cumulative Capital Advanced during period owned	$3,823,161.00	$6,421,786.00	$1,634,516.87	$3,840,000.00
Net Distributions Generated from Operations	$1,380,000.00	$3,518,935.70	$	$2,234,000.00
Net Distributions Generated from Refinancing	$—	$—	$—	$—
Total Distributions Generated from Operations and Refinancing	$1,380,000.00	$3,518,935.70	$—	$2,234,000.00
Remaining Capital Invested in Properties	$2,443,161.00	$2,902,850.30	$1,634,516.87	$1,606,000.00
Distribution Data per $1,000 Invested
From Operations	$360.96	$547.97	$—	$581.77
From Refinance	$—	$—	$—	$—
Total Return of Capital per $1,000 Invested	$360.96	$547.97	$—	$581.77

(1)	On average, each property set forth in this table has yielded distributions from both operating and refinancing proceeds of 182.91% of total capital.

A-2-2

SALES OR DISPOSALS OF NON-PROGRAM PROPERTIES OF
JACOB FRYDMAN AND HIS AFFILIATES SOLD SINCE 2000

This table provides a detailed summary on the performance of ten properties that have been sold since 2000, which were acquired by Mr. Frydman and his affiliates for Mr. Frydman’s own account. Prior investment activities of Mr. Frydman and his affiliates for his own account have similar investment objectives to our second strategy of acquiring opportunistic assets which may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs. Mr. Frydman and his affiliates used greater leverage than we intend to. Whereas we will substantially target an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all of the offering proceeds), the mean original loan-to-value, or leverage, ratio of the ten properties set forth in the table below was 76.27%. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

					Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Property Type	Date Acquired		Date of Sale	Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Total
SUMMARY – TOTALS FOR 12 PROPERTIES SOLD SINCE 2000					$56,915,988.62	$132,346,646.36	$174,757,984.47
Aetna Building 151 William Street New York, NY	Office	10/26/1996		11/20/2001	$6,488,019.00	$10,356,027.28	$16,844,046.22
Savoy Little Neck 1555 Little Neck Parkway Queens, NY(3)	Senior Assisted Living/Medical	3/11/1999		6/14/2004	$7,754,737.00	$16,672,854.92	$24,427,592.31
Liberty Village Campbell Mountain Road Lynchburg, VA	Development/ Senior Housing	12/1/1999		12/1/2003	$—	$20,000,000.00	$—
Lake Diamond 20 Golf View Drive Ocala, FL	Development/ Residential/ 18-Hole Golf Course	5/22/2002		12/19/2005	$2,730,000.00	$6,000,000.00	$8,730,000.00
The Plaza at Sawmill Place Columbus, OH	Shopping Center	9/5/2002		8/15/2005	$4,348,751.94	$17,995,248.06	$22,344,000.00
The Global Crossing Building 636 Eleventh Avenue New York, NY	Office/ Data Center	3/19/2003		4/21/2005	$31,924,480.68	$59,317,865.26	$91,242,345.94
700 North Delaware Philadelphia, PA	Development/ Residential Hi-Rise	6/1/2006	(1)	3/1/2007	$3,670,000.00	$—	$10,670,000.00	(2)
Waterfront Square 143 Montgomery St Albany, NY	Industrial/ Development	5/21/2007		8/23/2011	$—	$2,004,650.84	$500,000.00
442 Civic Center Dr Augusta, ME	Office/ 335 unit Parking Lot	3/7/2007		7/26/2012	$—	$6,943,156.55	$6,943,156.55
116 Pine St Harrisburg, PA	Office	6/20/2008		10/12/2012	$—	$4,453,086.59	$4,453,086.59

(1)	Purchase of contract rights
(2)	$7mm continues to be owed, and has been reduced to judgement
(3)	Acquired by Savoy Little Neck Associates LP, an affiliate of Jacob Frydman.

A-2-3

					Cost of Properties, Including Closing and Soft Costs
Property	Property Type	Date Acquired		Date of Sale	Original Mortgage Financing		Total Acquisition Cost, Capital Improvement Closing and Soft Costs(A)	Total	Leverage
SUMMARY – TOTALS FOR 10 PROPERTIES SOLD SINCE 2000					$125,893,904.40		$16,827,565.46	$157,927,565.46	76.27% (4)
Aetna Building 151 William Street New York, NY	Office	10/26/1996		11/20/2001	$5,752,405.40		$564,500.00	$7,364,500.00	78.11%
Savoy Little Neck 1555 Little Neck Parkway Queens, NY(3)	Senior Assisted Living/Medical	3/11/1999		6/14/2004	$17,000,000.00		$4,400,255.00	$21,400,255.00	79.44%
Liberty Village Campbell Mountain Road Lynchburg, VA	Development/ Senior Housing	12/1/1999		12/1/2003	$20,000,000.00		$787,843.00	$20,787,843.00	96.21%
Lake Diamond 20 Golf View Drive Ocala, FL	Development/ Residential/ 18-Hole Golf Course	5/22/2002		12/19/2005	$6,000,000.00		$1,086,243.04	$7,086,243.04	84.67%
The Plaza at Sawmill Place Columbus, OH	Shopping Center	9/5/2002		8/15/2005	$18,000,000.00		$2,500,000.00	$20,500,000.00	87.80%
The Global Crossing Building 636 Eleventh Avenue New York, NY	Office/ Data Center	3/19/2003		4/21/2005	$45,341,499.00	(1) (5)	$3,001,044.00	$62,501,044.00	72.55%
700 North Delaware Philadelphia, PA	Development/ Residential Hi-Rise	6/1/2006	(2)	3/1/2007	$—		$2,433,185.56	$2,433,185.56	0.00%
Waterfront Square 143 Montgomery St Albany, NY	Industrial/ Development	5/21/2007		8/23/2011	$1,800,000.00		$300,000.00	$2,100,000.00	85.71%
442 Civic Center Dr Augusta, ME	Office/ 335 unit Parking Lot	3/7/2007		7/26/2012	$7,200,000.00		$1,555,000.00	$8,755,000.00	82.24%
116 Pine St Harrisburg, PA	Office	6/20/2008		10/12/2012	$4,800,000.00		$199,494.86	$4,999,494.86	96.01%

(A)	Includes all capital contributed in excess of debt financing.
(1)	Represents original draw on first mortgage. Additional proceeds of $14,158,501.00 were available for improvements. There was an additional $11.5 million in mezzanine financing.
(2)	Purchase of contract rights.
(3)	Acquired by Savoy Little Neck Associates LP, an affiliate of Mr. Frydman.
(4)	Represents the mean original leverage of each of the 10 properties set forth in the table.
(5)	$48 million first mortgage, $11.5 million mezzanine financing.

A-2-4

					Tax and Distribution Data Per $1,000 Invested
					Federal Income Tax Results					Cash Distributions to Investors
					Ordinary Income (Loss)			Deferred Gain		Source (on GAAP Basis)		Source (on Cash Basis)
Property	Property Type	Date Acquired		Date of Sale	From Operations	From Recapture	Capital Gain (Loss)	Capital	Ordinary	Investment Income	Return of Capital	Sales	Refinancing	Operations	TOTAL
Aetna Building 151 William Street New York, NY	Office	10/26/1996		11/20/2001	376.11	—	11,389.74	—	—	162.64	564.50	11,493.39	—	6,299.43	17,792.82
Savoy Little Neck 1555 Little Neck Parkway Queens, NY	Senior Assisted Living/ Medical	3/11/1999		6/14/2004	(814.73)	—	1,561.59	—	—	—	4,400.26	1,762.34	—	170.67	1,933.01
Savoy Liberty Village Campbell Mountain Road Lynchburg, VA	Development/ Senior Housing	12/1/1999		12/1/2005	(4,526.41)	—	(1,181.63)	—	—	4.39	—	—	—	—	—
Savoy Brick Township 280 Drum Point Road Brick, NJ					204.01	—	—	—	—	—	245.08	204.01	3,162.22	—	3,366.23
Savoy Staten Island 801 Narrows Road Staten Island, NJ					(118.87)	—	(234.54)	—	—	0.33	472.23	3,875.21	—	190.58	4,065.80
Lake Diamond 20 Golf View Drive Ocala, FL	Development/ Residential/ 18-Hole Golf Course	5/22/2002		12/19/2005	(3,873.91)	—	5,023.12	—	—	4.89	1,086.24	2,513.25	—	—	2,513.25
The Plaza at Sawmill Place Columbus, OH	Shopping Center	9/5/2002		8/15/2005	(93.36)	—	—	—	—	239.16	2,500.00	1,739.50	—	132.00	1,871.50
The Global Crossing Building 636 Eleventh Avenue New York, NY	Office/ Data Center	3/19/2003		4/21/2005	(6,198.86)	—	12,369.15	—	—	21.97	3,001.04	10,637.79	—	—	10,637.79
River's Edge Lloyd, NY					271.14	—	572.73	—	—	—	1,685.00	486.53	741.84	—	1,228.37
University Place 385 McDonald Avenue Brooklyn, NY					(6,447.54)	—	919.54	—	—	9.38	675.52	—	—	1,490.21	1,490.21
700 North Delaware Philadelphia, PA	Development/ Residential Hi-Rise	6/1/2006	(1)	3/1/2007	—	—	81.45	—	—	—	2,433.19	1,508.31	—	—	1,508.31
Waterfront Square 143 Montgomery St Albany, NY	Industrial/ Development	5/21/2007		8/23/2011	(711.76)	—	(300.00)	—	—	—	—	—	—	—	—
442 Civic Center Dr Augusta, ME	Office/ 33 Sunit Parking Lot	3/7/2007		7/26/2012	(64.50)	—	(180.36)	—	—	1.66	(383.08)	—	—	819.64	819.64
116 Pine St Harrisburg, PA	Office	6/20/2008		10/12/2012	(1,194.05)	—	978.56	—	—	1.20	200.00	—	—	1,978.55	1,978.55

A-2-5

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

A minimum initial investment of 250 Common Shares ($2,612.50) is required. In no event shall any subsequent investment be less than $100. If applicable, please check the box indicating an additional purchase.

Please make your check payable to: “United Realty Trust Incorporated“

Subscription Funds can be wired to:

Bank of the West
Walnut Creek, CA
ABA # 121100782
Account # 026827980

Account Name:
Phoenix American Financial Service, Inc.
as Trustee for United Realty Trust Incorporated

Pennsylvania investors should make their checks payable to:

“UMB Bank, N.A., Escrow Agent for United Realty Trust Incorporated”

PLEASE NOTE: We can not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

United Realty Trust Incorporated New Business Team
c/o Phoenix American Financial Services
2401 Kerner Blvd
San Rafael, CA 94901
(888) 966-1763
(415) 485-4553 fax
Email: UnitedRealtyServiceTeam@phxa.com

2.	OwnershipType

Please check the appropriate box to indicate the account type of the subscription.

3.	Investor Information

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed.

Custodian / Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust. We may appoint one or more IRA custodians for investors in our Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts, or transfer or rollover existing accounts. Further information as to custodial services is available through your broker or may be requested from us.

Please print the exact name(s) in which Common Shares are to be registered. Include the trust / entity name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, you are certifying that this number is correct. Non-resident aliens must also supply the appropriate original IRS Form W-8.

Government ID (Foreign Citizens Only)

Please enter the place of birth, immigration status, type of documentation to be provided for any investors that are not citizens of the United States of America.

PLEASE NOTE: Identification documents must have a reference number and photo. Please attach a photocopy with the Subscription Agreement.

Electronic Delivery Election

E-mail address in this Section is required.
Please check the appropriate box and sign where indicated in order to consent to electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communications and reports.

By signing and consenting to receive documents electronically, you represent the following:
A.
I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

B.
I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

C.	I acknowledge that I may receive at no cost from United Realty Trust Incorporated a paper copy of any documents delivered electronically by calling my financial advisor.
D.
I understand that if the e-mail notification is returned to United Realty Trust Incorporated as ‘‘undeliverable,’’ a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if United Realty Trust Incorporated is unable to obtain a valid e-mail address for me, United Realty Trust Incorporated will resume sending a paper copy of its filings by U.S. mail to my address of record.

E.	I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

4.	Distribution Information

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Program (‘‘DRIP’’), you must agree that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the prospectus or the Subscription Agreement relating to such investment, you will promptly notify United Realty Trust Incorporated in writing of that fact. Complete this section to enroll in the DRIP and/or to elect to receive distributions by direct deposit or by check. If you elect direct deposit, you must attach a voided check with the completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRIP. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

5.	Subscriber Signatures

Please separately initial each of the representations in paragraphs (a) through (e) and the paragraph containing a representation relating to your state of residence and circle your state of residence.

Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

6.	Broker-Dealer / Financial Advisor And Registered Representative Information

PLEASE NOTE: The broker-dealer or financial advisor must complete this section to complete the subscription. All fields are mandatory.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

Financial Representative Signatures

PLEASE NOTE: The broker-dealer or registered investment advisor must sign this section to complete the subscription. Required Representations: By signing Section 6, the registered representative of the broker-dealer or registered investment advisor confirms on behalf of the broker-dealer or registered investment advisor that he or she:

●	Has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
●	Has discussed the investor’s prospective purchase of Common Shares with such investor;
●
Has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Common Shares and other fundamental risks related to the investment in the Common Shares, the restrictions on transfer of the Common Shares and the risk that the investor could lose his/her/its entire investment in the Common Shares;

●	Has delivered to such investor the prospectus required to be delivered in connection with this subscription at least five days before the signing of the Subscription Agreement;
●	Has reasonable grounds to believe that the investor is purchasing these Common Shares for the account referenced in Section 3, and
●	Has reasonable grounds to believe that the purchase of Common Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the broker-dealer or registered investment advisor (1) represents that he or she is duly licensed and may lawfully offer and sell the Common Shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agrees to maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Our office must receive the Subscription Agreement and original signatures where required to process your investment.

7.	Transfer on Death Beneficiary Information

Please carefully review the following limitations before designating TOD beneficiaries. Individual or Joint Accounts with rights of survivorship only. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.

●
A Transfer on Death (TOD) designation transfers ownership of Common Shares to the registered owner’s beneficiary(lies) upon death; provided that United Realty Trust Incorporated receives proof of death and other documentation it deems necessary or appropriate.

●	Until the death of the account owner(s), the TOD beneficiary(lies) has (have) no present interest in, or authority over, the TOD account.
●
A TOD designation will be accepted only where Common Shares are owned by a natural person and registered in that individual’s name or by two or more natural persons as joint tenants with rights of survivorship.

●
Accounts registered to trusts, corporations, charities, and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a TOD for accounts registered to a natural person.

●
A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the TOD designation at any time.

●	If the beneficiary(lies) does (do) not survive the registered owner(s), the Common Shares will be treated as belonging to the decedent’s estate.
●	A minor may not be named as a beneficiary.
●	A TOD designation and all rights related thereto shall be governed by the laws of the State of Maryland.
●	A TOD designation may be voided at any time by United Realty Trust Incorporated, in its sole discretion, if there is any doubt as to the validity or effectiveness of a TOD designation.

UNITED REALTY TRUST INCORPORATED
THE DUAL STRATEGY REIT

Subscription Agreement

For additional questions or assistance, please call Client Services at (888) 966-1763, by fax to (415) 485-4553, or by email to UnitedRealtyServiceTeam@phxa.com

1. Investment

Investment Amount $ ______________________
Minimum investment is 250 Common Shares ($2,612.50)

☐ Check here if additional purchase: Account Number ______________________
(Minimum Additional Investment is $100)

Payment Instructions: Please check appropriate box

☐ Wire	Bank of the West Walnut Creek, CA	Account Name: **Phoenix American Financial Services, Inc. as Trustee for United Realty Trust Inc.** ABA # 121100782 Account # 026827980
☐ Check	**Non-Custodial / Direct** Please make checks payable to: "**United Realty Trust Incorporated**"	**Custodial (Qualified)** Please make checks payable to Custodian listed in Section 2. Mail all paperwork directly to Custodian.
☐ Pennsylvania Investors only	Pennsylvania Investors please make checks payable to: "**UMB Bank, N.A., Escrow Agent for United Realty Trust Incorporated**"	
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.		

2. Ownership Type (check one box only)

Non-Custodial / Direct

☐ Individual (If TOD*, complete Section 7)
☐ Joint Tenant[1] (If TOD*, complete Section 7)
☐ Tenants in Common[1]
☐ Community Property[1]
☐ Trust[2,3]

☐ UGMA/UTMA: State of ______________
☐ Corporation, Limited Liability Company or Partnership[2]
☐ Non-Profit Organization[2]
☐ Other ______________

Custodial (Qualified)

☐ IRA: Type ______________
☐ Profit Sharing Plan[2]
☐ Pension Plan[2]
☐ KEOGH Plan[2]
☐ Other ______________

Transfer on Death

3. Investor Information (SSN or TIN required)

Investor / Trustee / Authorized Signatory Information

Investor Name | SSN/Tax ID | DOB

Co-Investor Name | SSN/Tax ID | DOB

Legal Address (Required by US Patriot Act) | City | State | Zip Code

Mailing Address (If different from above) | City | State | Zip Code

Home Phone | Business Phone

☐ US Citizen ☐ Resident Alien ☐ Non-Resident Alien (Must supply the appropriate original IRS Form W-8)

☐ Foreign Citizen - Form of identification document provided ______________ Country of issuance ______________

Additional documentation may be required for investments by non-US citizens

Custodian / Trustee / Authorized Signatory Information

Custodian Name

Custodian Address

City | State | Zip

Telephone

Custodian Tax Identification Number

Investor's Account Number with Custodian

Electronic Delivery Election

☐ I consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully review the representations below before consenting to receive documents electronically. By signing below and consenting to receive documents electronically you are agreeing to these representations.

E-mail Address *(Required)* | Investor Signature | Date

Co-Investor Signature | Date

United Realty Trust Incorporated cares about our environment.

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

URT-SA-8/2013

3. Investor Information (SSN or TIN required) (continued)

4. Distribution Information

% of Distribution

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

______ ☐ **Distribution Reinvestment Program** (I prefer to participate in the DRIP, as described in the prospectus)

______ ☐ **Mail to Address of Record** (Send distributions via check to investor's mailing address in Section 3)

______ ☐ **Mail to Custodian** (Send distributions via check to my IRA or other custodial account)
Not available for qualified plans without custodial approval

______ ☐ **Mail to Alternate Payee** (Send distributions via check to alternate payee listed here)

Name ______ Account Number ______

Address ______ City ______ State ______ Zip Code ______

______ ☐ **Direct Deposit / ACH** I authorize United Realty Trust Incorporated or its agent (collectively, "United") to deposit my distributions in the account identified below. This authority will remain in force until I notify United in writing to cancel it. If United deposits funds erroneously into my account, United is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Attach Voided Check Here

Financial Institution Name ______

☐ Checking
☐ Savings
☐ Brokerage/Other

Account Name ______

ABA / Routing Number ______

Account Number ______

5. Subscriber Signatures

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) hereby confirms his/her/its agreement to purchase the Common Shares on the terms and subject to the conditions set forth herein and acknowledges and/or represents the following:

Sections A-E must be initialed

Initials	**Initials**	A) I/We have received the final prospectus of United Realty Trust Incorporated at least five days before signing the Subscription Agreement. I/We accept the terms of the charter, as amended, of United Realty Trust Incorporated.
Initials	**Initials**	B) I/We represent that I/we either: (i) have a net worth of at least $250,000; or (ii) a minimum annual gross income of $70,000 and a minimum net worth of at least $70,000.
Initials	**Initials**	C) I/We am/are purchasing Common Shares for my/our own account referenced in Section 3 and represent that the Common Shares are being purchased for investment purposes only and not for immediate resale.
Initials	**Initials**	D) I/We am/are in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

URT-SA-8/2013

5. Subscriber Signatures (continued)

_______ Initials _______ Initials

E) I/We acknowledge that there is no public market for the Common Shares purchased and, thus, my/our investment in these Common Shares is not liquid.

Section F must be initialed if resident of one of the following states and circle state of residence below

_______ Initials _______ Initials

F) **Alabama** investors only: I/we represent that, in addition to the general suitability standards described above, I/we have a liquid net worth of at least 10 times the amount of my/our investment in this real estate investment program and other similar programs. **California** residents only: I/we represent that, in addition to the general suitability requirements described above, my/our maximum investment in the Common Shares will be limited to 10% of my/our net worth (exclusive of home, home furnishings and automobiles). **Iowa** residents only: I/we represent that I/we have either (a) a minimum net worth of at least $250,000, or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. I/we represent that my/our maximum investment in the issuer and its affiliates will not exceed 10% of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. **Kansas** investors only: I/we represent that my/our aggregate investment in the securities of the issuer and other non-traded real estate investment trusts are limited to not more than 10% of my/our liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP. **Kentucky** investors only: I/we represent that I/we have either (a) a net worth of at least $250,000, or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not exceeding 10% of my/our liquid net worth. **Maine** investors only: I/we represent that, in addition to meeting the general suitability standards described above, my/our maximum investment in this offering and other direct participation programs will not exceed 10% of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. **Massachusetts** investors only: I/We represent that I/we have either (a) a minimum net worth of at least $300,000, or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000. I/We represent that my/our maximum investment in the issuer and other illiquid direct participation programs cannot exceed 10% of my/our liquid net worth. **Missouri** investors only: I/we represent that, in addition to meeting the general suitability standards described above, my/our total investment in this offering will not exceed 10% of my/our liquid net worth. **New Jersey** investors only: I/we represent that, in addition to the general standards described above, I/we have either (a) a liquid net worth of $100,000 and annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. Additionally, my/our total investment in this offering and other non-traded real estate investment programs will not exceed 10% of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. **New Mexico** investors only: I/we represent that, in addition to the general suitability standards described above, my/our maximum investment in this offering and other direct participation programs will not exceed 10% of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. **North Dakota** residents only: I/we represent that, in addition to meeting the general suitability standards described above, I/we have a net worth of at least ten times my/our investment in this offering. **Oregon** investors only: I/we represent that, in addition to the general suitability standards described above, my/our maximum investment in the issuer and its affiliates may not exceed 10% of my/our liquid net worth.

_______ Initials _______ Initials

☐ I/We am/are executive officers or directors of United Realty Trust Incorporated, officers or employees of United Realty Advisors LP or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, individuals who have had longstanding business or personal relationships with the executive officers or directors of United Realty Trust Incorporated or institutional accredited investors as defined in rule 501 (a)(1), (2), (3) or (7) of Regulation D under the securities act of 1933, as amended.

☐ I/We am/are broker-dealers participating in the offering, registered representatives of such broker-dealers, or members of their immediate families. (The dealer manager is not permitted to subscribe for Common Shares.)

TAXPAYER IDENTIFICATION / SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification / social security number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen unless otherwise indicated in Section 3. NOTE: You must check the box below and cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

☐ Check here if you are subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Investor Signature Date

Co-Investor Signature Date

Signature of Custodian or Trustee (if applicable). Current Custodian must sign if investment is for an IRA Account.

Authorized Signature (Custodian or Trustee) Date

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if Common Shares are being acquired by more than one person. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law. **Investors will receive confirmations of their purchases upon acceptance of their subscriptions.**

URT-SA-8/2013

6. Broker-Dealer / Financial Advisor Information

The broker-dealer or financial advisor must sign below to complete order. The broker-dealer or financial advisor hereby represents and warrants that he/she is a duly licensed broker-dealer or financial advisor and may lawfully sell Common Shares of United Realty Trust Incorporated in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or financial advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as required by FINRA Rule 2310, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by FINRA Rule 2310, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. The undersigned further represents and certifies that in connection with this subscription for Common Shares, he/she has complied with and has followed all applicable policies and procedures under his/her firm's existing Anti-Money Laundering Program and Customer Identification Program.

Broker-Dealer / Financial Advisor Name

Representative Name	Representative Number	Split % (if applicable)
Representative Company Name	Branch ID	
City	State	Zip Code
Telephone	Fax	E-mail

Broker-Dealer / Financial Advisor CRD Number

REGISTERED INVESTMENT ADVISOR (RIA): All sales of Common Shares must be made through a broker-dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a registered representative, if applicable; (ii) a registered representative of a broker-dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated broker-dealer.

☐ RIA Submission. Check this box if submission is made through a registered investment advisor (RIA) whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and if submission is made not in the RIA's capacity as a registered representative of a broker-dealer, if applicable, but in its capacity as the RIA. If an owner or principal or any member of the RIA firm is a FINRA-licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

I acknowledge that: (1) by checking the above box; or (2) if the sale of Common Shares pursuant to this Subscription Agreement is to any of the categories of person who have checked the first box in Section 5 above; or (3) in the sole discretion of the Dealer Manager of this Offering, if the sale of Common Shares pursuant to this Subscription Agreement is to any of the categories of person who have checked the second box in Section 5 above, I WILL NOT RECEIVE A SALES COMMISSION.

Financial Advisor and/or RIA Signature	Date	**Branch Manager Signature**	Date

7. Transfer on Death Beneficiary Information

Please carefully review the limitations in the accompanying Investor Instructions Section 7 before designating TOD beneficiaries. Individual or Joint Account with rights of survivorship only. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.

Name	DOB	SSN/Tax ID	☐ Primary ☐ Secondary	%
Name	DOB	SSN/Tax ID	☐ Primary ☐ Secondary	%
Name	DOB	SSN/Tax ID	☐ Primary ☐ Secondary	%
Name	DOB	SSN/Tax ID	☐ Primary ☐ Secondary	%

Investor Signature	Date	Co-Investor Signature	Date

For office use only.

PLEASE NOTE: Our office must receive the subscription agreement and original signatures where required to process your investment.
United Realty Trust Incorporated New Business Team c/o Phoenix American Financial Services • 2401 Kerner Blvd • San Rafael, CA 94901
1-888-966-1763 • Fax: 1-415-485-4553 • Email: UnitedRealtyServiceTeam@phxa.com

URT-SA-8/2013

APPENDIX C

DISTRIBUTION REINVESTMENT PROGRAM

DISTRIBUTION REINVESTMENT PROGRAM

United Realty Trust Incorporated, a Maryland corporation (the “Company”), has adopted a distribution reinvestment program (the “DRIP”), the terms and conditions of which are set forth below.

1.  Number of Common Shares Issuable.  The number of shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), authorized for issuance under the DRIP is 20,000,000; provided, however, that the Company reserves the right to increase or decrease such number by reallocating Common Shares from the Company’s initial public offering to the DRIP or from the DRIP to the Company’s initial public offering, respectively.

2.  Participants.  A “Participant” is a holder of Common Shares (“Stockholder”) electing to participate in the DRIP; provided, however, that the Company may elect to deny any such Stockholder participation in the DRIP if such Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes such Stockholder’s participation impracticable or inadvisable; and provided, further, that a Participant must cease participation in the DRIP at such time as he, she or it no longer meets the suitability standards (as described in the section titled “Investor Suitability Standards” in the Company’s prospectus to be used in connection with the public offering and sale of the Common Shares (the “Prospectus”)) or cannot make the other investor representations set forth in the then-current Prospectus or in the then-current subscription agreement (the “Subscription Agreement”); and provided, further, that a Participant must notify the Company promptly when he, she or it no longer meets these standards.

3.  Distribution Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such Common Shares will be sold through the dealer manager or participating broker-dealer through whom the Company sold the underlying Common Shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions or dealer manager fee on Common Shares sold under the DRIP. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of Distributions under the DRIP.

4.  Procedures for Participation.  A Stockholder may elect to become a Participant by completing and executing the Subscription Agreement or other Company-approved enrollment form available from the dealer manager or a participating broker-dealer. Participation in the DRIP will begin with the next Distribution made after receipt of a Participant’s enrollment form. A Participant can choose to have all or a portion of his, her or its Distributions reinvested through the DRIP. A Participant also may change the percentage of the Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. A Participant must make any election to increase his, her or its level of participation through the Participant’s participating broker-dealer or the dealer manager. Common Shares will be purchased under the DRIP promptly after the date of each Distribution.

5.  Purchase Price of Common Shares Under the DRIP.  Until the NAV Pricing Start Date (as defined below), Participants will acquire Common Shares under the DRIP at a price of $10.00 per Common Share. After the NAV Pricing Start Date, Participants will acquire Common Shares under the DRIP at a price equal to the Company’s net asset value (“NAV”) per Common Share, as estimated by United Realty Advisors LP, a Delaware limited partnership and an affiliate of the Company (the “Advisor”) or other firm chosen by the board of directors of the Company (the “Board of Directors”) for that purpose. The NAV Pricing Start Date will take place upon the earliest to occur of: (a) the Company investing in assets with an aggregate cost, including the Company’s pro rata share (direct or indirect) of debt attributable to such assets, in excess of $1 billion; (b) the Company raising net offering proceeds of in excess of $650 million in the Company’s initial public offering; and (c) the date that is 29 months following the commencement of the Company’s initial public offering.

6.  Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of such Distributions and their reinvestment pursuant to the terms of the DRIP. Until the NAV Pricing Start Date, the Company expects that the Advisor will estimate the fair market value of a Common Share to be $ 10.45 . Therefore, until the NAV Pricing Start Date, Participants will be treated as having received a Distribution of $ 10.45 for each $ 10.00 reinvested by them under the DRIP. After the NAV Pricing Start Date, the offering price per Common Share under the DRIP will be equal to the NAV per Common Share, which is intended to equal the fair market value of a Common Share. At no time will the offering price per Common Share under the DRIP be less than 95% of the fair market value per Common Share.

7.  Share Certificates.  The Common Shares issuable under the DRIP shall be uncertificated unless and until the Board of Directors determines otherwise.

8.  Voting of DRIP Common Shares.  In connection with any matter requiring the vote of Stockholders, each Participant will be entitled to vote all Common Shares, including fractional Common Shares, acquired through the DRIP.

9.  Reports.  The Company shall provide each Participant or such Participant’s designee with a confirmation of such Participant’s purchases under the DRIP no less than quarterly. The Participant’s confirmation will disclose the following information: (i) each Distribution reinvested for the Participant’s account during the period; (ii) the date of each reinvestment; (iii) the number and price of the Common Shares purchased by the Participant; and (iv) the total number of Common Shares in the Participant’s account. In addition, within 90 days after the end of each calendar year, the Company shall provide each Participant with an individualized report on the Participant’s investment, including the purchase dates, purchase prices, number of Common Shares owned and the amount of Distributions made to such Participant in the prior year. The Company also shall provide to all Participants, without charge, all supplements to and updated versions of the Prospectus, to the extent required under applicable securities laws. The Company also shall provide such information as is reasonably requested by the dealer manager or a participating broker-dealer in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, as amended.

10.  Termination by Participant.  Once enrolled, a Participant may continue to purchase Common Shares under the DRIP until the Company has sold all the Common Shares registered in the initial public offering, has terminated the initial public offering or has terminated the DRIP. A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. To be effective with respect to a particular Distribution, such notice must have been received by the Company at least 10 business days prior to the last day of the fiscal period to which such Distribution relates. Any transfer of a Participant’s Common Shares will effect a termination of the participation of those Common Shares in the DRIP. The Company will terminate a Participant’s participation in the DRIP to the extent that a reinvestment of the Participant’s Distributions would cause the Participant to violate the ownership limits contained in the Company’s charter, unless the Participant has obtained an exemption from the ownership limits from the Board of Directors.

11.  Amendment, Suspension or Termination of DRIP by the Company.  The Company may amend, suspend or terminate the DRIP for any reason at any time upon 10 days’ written notice to the Participants. The Company may provide notice (a) in a current report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or (b) in a separate mailing to the Participants.

12.  Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.  Governing Law.  The DRIP shall be governed by the laws of the State of Maryland.

United Realty Trust Incorporated

Maximum Offering of
100,000,000 Common Shares

PROSPECTUS

       , 2013

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC-insured, may lose value and are not bank guaranteed. See “Risk Factors,” beginning on page 32, to read about risks you should consider before buying our Common Shares.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering over a three-year period)

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and dealer manager fee. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

Item	Amount
SEC registration fee	$147,519
FINRA filing fee	75,500
Legal fees and expenses	2,300,000
Advertising and sales expenses	6,500,000
Blue sky fees and expenses	200,000
Accounting fees and expenses	550,000
Printing	2,000,000
Stockholder relations, transfer agent and fulfillment costs	3,000,000
Due diligence expenses (retailing)	500,000
Telephone and Internet	650,000
Additional overhead costs	5,500,000
Total	$21,423,019

Item 32. Sales to Special Parties

Stockholders will be allowed to purchase Common Shares pursuant to our DRIP without paying selling commissions or dealer manager fee. Purchasers of Common Shares who are entitled to volume discounts will pay reduced selling commissions and, in some cases, reduced dealer manager fee. See “Plan of Distribution — Volume Discounts” in the accompanying prospectus.

Our executive officers and directors, as well as officers and employees of United Realty Advisors LP and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends, and institutional investors, may purchase Common Shares offered in this offering at a discount. The offering price for such Common Shares shall be $ 9.41  per Common Share, reflecting the fact that selling commissions in the amount of  $0.73 per Common Share and a dealer manager fee in the amount of  $0.31 per Common Share will not be payable in connection with such sales. As used above, “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act.

Additionally, participating broker-dealers, including their registered representatives and their immediate families, may purchase Common Shares. In the sole discretion of our dealer manager, the offering price for such Common Shares shall be $9.72 per Common Share, reflecting the fact that selling commissions in the amount of  $0.73 per Common Share will not be payable in connection with such sales. Our dealer manager is not permitted to purchase Common Shares.

See “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers” in the accompanying prospectus.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, on November 17, 2011, United Realty Advisor Holdings LLC purchased from us 18,182 Common Shares for $11.00 per Common Share for an aggregate purchase price of $200,000. No sales commission or other consideration were paid in connection with such sale, which was consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

On November 25, 2011, our sponsor purchased from us an aggregate of 500,000 shares of preferred stock in exchange for $50,000 cash. The transaction with respect to the preferred shares were exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, our charter limits the liability of our directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, our charter also requires that we (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity, and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under our charter, we may not indemnify a director, the advisor or any of the advisor’s affiliates (each, an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor may we hold an Indemnitee harmless for any loss or liability suffered by us, unless all the following conditions are met: (a) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our the best interests; (b) the Indemnitee was acting on behalf of or performing services for us; (c) such liability or loss was not the result of (i) negligence or misconduct by the Indemnitee, excluding an independent director, or (ii) gross negligence or willful misconduct by an independent director; and (d) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from holders of our Common Shares. In addition, an Indemnitee may not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for violations of securities laws.

The charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (b) the Indemnitee provides us with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met; (c) the legal action is initiated by a third party who is not a holder of Common Shares or the legal action is initiated by a holder of Common Shares acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (d) the Indemnitee undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

We also will purchase and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)  Financial Statements.  See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b)  Exhibits.  The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1(3)	Form of Dealer Manager Agreement by and between United Realty Trust Incorporated and Allied Beacon Partners, Inc.
1.2(3)	Form of Soliciting Dealer Agreement
3.1	Articles of Amendment and Restatement of United Realty Trust Incorporated
3.2(1)	Bylaws of United Realty Trust Incorporated
4.1(3)	Form of Agreement of Limited Partnership of United Realty Capital Operating Partnership, L.P.
4.2 (6)	First Amendment to Agreement of Limited Partnership of United Realty Capital Operating Partnership, L.P.
4.3(3)	Share Repurchase Program
4.4	Distribution Reinvestment Program, included as Appendix C to prospectus
4.5(2)	Form of Subscription Escrow Agreement by and among Allied Beacon Partners, Inc., United Realty Trust Incorporated and UMB Bank, N.A.
5.1 (5)	Opinion of Venable LLP re legality
8.1 (6)	Opinion of Proskauer Rose LLP re tax matters
10.1(3)	Form of Advisory Agreement by and among United Realty Trust Incorporated, United Realty Capital Operating Partnership, L.P. and United Realty Advisors LP
10.2(3)	Form of Property Management Agreement by and among United Realty Trust Incorporated, United Realty Capital Operating Partnership, L.P., and URA Property Management LLC
10.3(4)	Form of 2012 Stock Incentive Plan
10.4 (6)	Agreement for Acquisition and Transfer of Real Property by and between Tilden LLC and United Realty Capital Operating Partnership, L.P. dated February 19, 2013
10.5 (6)	Limited Liability Company Agreement of United 2520 Tilden, LLC, by and between United Realty Capital Operating Partnership, L.P. and Tilen LLC, dated as of March 29, 2013
10.6 (6)	Assignment and Assumption of Membership Interest by and between Summer Investors, LLC and United Realty Advisor L.P. dated March 28, 2013
10.7 (6)	Assignment and Assumption of Membership Interest by and between United Realty Advisor, LP and United Realty Capital Operating Partnership, L.P. dated March 29, 2013
10.8 (6)	Assignment and Assumption of Membership Interest by and between Summer Investors, LLC and Parker Note Holdings, LLC dated as of March 29, 2013
10.9 (6)	Assignment and Assumption of Membership Interest by and between United Realty Capital Operating Partnership, LP and Parker Note Holdings, LLC dated March 29, 2013
10.10 (6)	Limited Liability Company Agreement of Parker Note Holdings, LLC, by and between United Realty Capital Operating Partnership, L.P. and Summer Investors, LLC dated March 29, 2013
10.11	Amendment Number One to 2012 Stock Incentive Plan
21.1	Subsidiaries of United Realty Trust Incorporated
23.1	Consent of Ernst & Young LLP
23.2 (6)	Consent of Proskauer Rose LLP (included as part of Exhibit 8.1)

Ex.	Description
23.3 (5)	Consent of Venable LLP (included as part of Exhibit 5.1)
23.4	Consent of PKF O’Connor Davies
24.1(3)	Powers of Attorney for Dr. Daniel Z. Aronzon and Robert Levine
24.2(3)	Power of Attorney for David B. Newman
99.1(3)	Acquiring Entities of Properties Previously Purchased by Jacob Frydman and Affiliates

(1)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the Securities and Exchange Commission on February 13, 2012, and incorporated by reference herein.
(2)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the Securities and Exchange Commission on April 5, 2012 and incorporated by reference herein.
(3)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the Securities and Exchange Commission on July 17, 2012, and incorporated by reference herein.
(4)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the Securities and Exchange Commission on August 13, 2012, and incorporated herein by reference.
(5)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the Securities and Exchange Commission on August 14, 2012, and incorporated by reference herein.
(6)	Previously filed as an exhibit to Pre- Effective Amendment No. 1 to Post- Effective Amendment No. 1 to Registration Statement on Form S-11, filed with the Securities and Exchange Commission on April 30, 2013, and incorporated by reference herein.

Item 37. Undertakings

(a)  The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)  The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)  The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)  For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)  The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)  The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)  The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)  The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)  The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser; or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYDMAN AND AFFILIATES

NOT APPLICABLE

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table VI provides summary information on the acquisition of all Program and Non-Program properties by Eli Verschleiser and his affiliates during the three years ending December 31, 2011.

					Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Type of Property	No. of Units	First Date of Purchase	Last Date of Purchase	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee
2010 Pool	Residential/Condominium, One Commercial, 16 acre land parcel	336 Residential Units	9/15/2009	1/22/2010	$—	$1,884,145	$1,884,145

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 30 , 2013.

United Realty Trust Incorporated

By:	/s/ Jacob Frydman
Jacob Frydman Chief Executive Officer, Secretary and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jacob Frydman	Chief Executive Officer, Secretary and	August 30 , 2013
Jacob Frydman	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eli Verschleiser	President, Treasurer and Director	August 30 , 2013
Eli Verschleiser

/s/ Joseph LoParrino	Chief Accounting Officer	August 30 , 2013
Joseph LoParrino	(Principal Financial Officer and Principal Accounting Officer)

*	Independent Director	August 30 , 2013
Daniel Z. Aronzon

*	Independent Director	August 30 , 2013
Robert S. Levine

*		August 30, 2013
David B. Newman

* By: /s/ Jacob Frydman
Jacob Frydman Attorney-in-fact